PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 26, 2004)



                                 $1,282,364,000
                                 (APPROXIMATE)


             BEAR STEARNS ASSET BACKED SECURITIES I TRUST 2004-FR3
                                     ISSUER

                   ASSET-BACKED CERTIFICATES, SERIES 2004-FR3

                            EMC MORTGAGE CORPORATION
                           SELLER AND MASTER SERVICER

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                   DEPOSITOR

                            ------------------------


The issuer is offering the following classes of certificates pursuant to this prospectus supplement and the accompanying prospectus:

-----------------------------------------------------------------------------------------------------------------------------------
                                                   ORIGINAL                                           ORIGINAL
                                                  CERTIFICATE       PASS-THROUGH                    CERTIFICATE       PASS-THROUGH
                   CLASS                       PRINCIPAL BALANCE        RATE          CLASS      PRINCIPAL BALANCE        RATE
-----------------------------------------------------------------------------------------------------------------------------------
 Class I-A-1                                     $212,010,000          (1)(2)       Class M-3       $19,638,000         (1)(2)(3)
-----------------------------------------------------------------------------------------------------------------------------------
 Class I-A-2                                     $ 73,077,000        (1)(2)(3)      Class M-4       $17,020,000         (1)(2)(3)
-----------------------------------------------------------------------------------------------------------------------------------
 Class II-A                                      $767,512,000        (1)(2)(3)      Class M-5       $15,710,000         (1)(2)(3)
-----------------------------------------------------------------------------------------------------------------------------------
 Class M-1                                       $ 76,588,000        (1)(2)(3)      Class M-6       $13,092,000         (1)(2)(3)
-----------------------------------------------------------------------------------------------------------------------------------
 Class M-2                                       $ 66,115,000        (1)(2)(3)      Class M-7       $21,602,000         (1)(2)(3)
-----------------------------------------------------------------------------------------------------------------------------------

(1) The pass-through rates on these classes of certificates are adjustable or variable rates as described under "Summary--Description of the Certificates--Pass-Through Rates" in this prospectus supplement.
(2) Subject to a cap as described in this prospectus supplement.
(3) Subject to a step-up if the optional termination right is not exercised.

The certificates represent interests in a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties.

Credit enhancement will be provided by:

o excess spread and overcollateralization

o cross-collateralization

o subordination of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates

o with respect to the Class I-A-1, Class I-A-2, Class II-A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, the yield maintenance agreements as described in this prospectus supplement

o with respect to the Class II-A Certificates only, an irrevocable financial guaranty insurance policy issued by Assured Guaranty Corp., which will cover, under certain circumstances, certain interest shortfalls and realized losses allocated to the Class II-A Certificates and certain payments of principal on the Class II-A Certificates.

                             [ASSURED GUARANTY LOGO]

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Bear, Stearns & Co. Inc. and Banc of America Securities LLC, as the underwriters, will offer the certificates listed above at varying prices to be determined at the time of sale.

The underwriters will deliver to purchasers of the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about October 29, 2004.



BEAR, STEARNS & CO. INC.                         BANC OF AMERICA SECURITIES LLC
           The date of the prospectus supplement is October 25, 2004

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-12 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 IN THE PROSPECTUS.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation, LaSalle Bank National Association or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

                                                 TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
---------------------

SUMMARY...................................................................S-4
RISK FACTORS.............................................................S-12
THE MORTGAGE POOL........................................................S-24
SERVICING OF THE MORTGAGE LOANS..........................................S-32
DESCRIPTION OF THE CERTIFICATES..........................................S-39
YIELD MAINTENANCE AGREEMENTS.............................................S-65
THE FINANCIAL GUARANTY INSURANCE POLICY..................................S-67
THE CLASS II-A INSURER...................................................S-68
YIELD, PREPAYMENT AND MATURITY
     CONSIDERATIONS......................................................S-70
USE OF PROCEEDS..........................................................S-85
FEDERAL INCOME TAX CONSEQUENCES..........................................S-85
STATE TAXES..............................................................S-87
ERISA CONSIDERATIONS.....................................................S-87
METHOD OF DISTRIBUTION...................................................S-89
LEGAL MATTERS............................................................S-89
EXPERTS..................................................................S-89
RATINGS..................................................................S-90
LEGAL INVESTMENT.........................................................S-90
INDEX OF DEFINED TERMS...................................................S-93
SCHEDULE A................................................................A-1
ANNEX I
     GLOBAL CLEARANCE, SETTLEMENT AND TAX
     DOCUMENTATION PROCEDURES.............................................I-1
ANNEX II.................................................................II-1


                                   PROSPECTUS
                                   ----------

RISK FACTORS................................................................4
DESCRIPTION OF THE SECURITIES..............................................14
THE TRUST FUNDS............................................................19
CREDIT ENHANCEMENT.........................................................40
SERVICING OF LOANS.........................................................44
THE AGREEMENTS.............................................................53
MATERIAL LEGAL ASPECTS OF THE LOANS........................................65
THE DEPOSITOR..............................................................78
USE OF PROCEEDS............................................................79
MATERIAL FEDERAL INCOME TAX
   CONSIDERATIONS..........................................................79
REPORTABLE TRANSACTIONS...................................................109
STATE TAX CONSIDERATIONS..................................................109
FASIT SECURITIES..........................................................109
ERISA CONSIDERATIONS......................................................115
LEGAL MATTERS.............................................................122
FINANCIAL INFORMATION.....................................................122
AVAILABLE INFORMATION.....................................................122
INCORPORATION OF CERTAIN INFORMATION
   BY REFERENCE...........................................................122
RATINGS...................................................................123
LEGAL INVESTMENT CONSIDERATIONS...........................................124
PLAN OF DISTRIBUTION......................................................124
GLOSSARY OF TERMS.........................................................125

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. If there is conflicting information between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

         You can find a listing of the pages where certain capitalized and other terms used in this prospectus supplement and the accompanying prospectus are defined under the captions "Glossary" and "Index of Defined Terms" in this prospectus supplement or "Glossary of Terms" beginning on page 127 of the prospectus.

                                     SUMMARY

         o This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you should read this entire document and the accompanying prospectus carefully.

         o Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.


THE CERTIFICATES

Asset-Backed Certificates, Series 2004-FR3, represent beneficial ownership interests in a trust fund that consists primarily of a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties and certain other assets described in this prospectus supplement.

ORIGINATOR

The originator of the mortgage loans is Fremont Investment & Loan.

DEPOSITOR

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

SELLER

EMC Mortgage Corporation, a Delaware corporation and an affiliate of the depositor and Bear, Stearns & Co. Inc., which will sell the mortgage loans to the depositor.

MASTER SERVICER

EMC Mortgage Corporation.

TRUSTEE

LaSalle Bank National Association, a national banking association.

CLASS II-A INSURER

Assured Guaranty Corp., a Maryland domiciled insurance company.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the seller, the master servicer, the depositor and the trustee, under which the trust will be formed and will issue the certificates.

CUT-OFF DATE

The close of business on October 1, 2004.

CLOSING DATE

On or about October 29, 2004.

THE MORTGAGE LOANS

The aggregate principal balance of the mortgage loans as of the cut-off date is approximately $1,309,202,614. The mortgage loans are fixed and adjustable rate mortgage loans that are secured by first and second liens on one- to four-family residential properties. We will divide the mortgage loans into two separate groups. We refer to each group of mortgage loans as a loan group. The mortgage loans that we have allocated to loan group I are comprised of mortgage loans that may or may not conform to Freddie Mac and Fannie Mae loan limits and the mortgage loans that we have allocated to loan group II are comprised of mortgage loans that conform to Freddie Mac and Fannie Mae loan limits.

The interest rate borne by the adjustable rate mortgage loans, in most cases after an initial fixed-rate period of two, three or five years, will be adjusted semi-annually based on Six-Month LIBOR to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under "Description of the Mortgage Loans" in this prospectus supplement. Approximately 32.46% and 15.70% of the mortgage loans in loan group I and loan group II, respectively, and approximately 20.24% of the mortgage loans in the aggregate, will receive interest only for the initial period set forth in the related mortgage note.

TOTAL POOL

The following table summarizes the approximate characteristics of all of the mortgage loans in the trust fund as of the cut-off date:

Number of mortgage loans..................................................................................... 7,175
Aggregate principal balance..........................................................................$1,309,202,614
Average principal balance................................................................................. $182,467
Range of principal balances......................................................................$4,745 to $999,942
Range of mortgage rates.......................................................................... 4.490% to 13.750%
Weighted average
    mortgage rate........................................................................................... 7.078%
Weighted average
    combined original loan-to-value ratio................................................................... 81.82%
Weighted average scheduled
    remaining term to maturity.......................................................................... 352 months
Range of scheduled remaining
    terms to maturity...................................................................... 54 months to 358 months
Type of mortgaged properties
    Single-family dwellings................................................................................. 76.25%
    2-4 family dwellings.................................................................................... 10.96%
    Planned unit developments...............................................................................  6.61%
    Condominiums............................................................................................  6.18%

Owner-occupied.............................................................................................. 93.85%
State concentrations (greater than 5%)
    California.............................................................................................. 37.87%
    New York................................................................................................ 10.07%
    Florida.................................................................................................  7.43%
    New Jersey..............................................................................................  5.68%
First lien.................................................................................................. 95.35%
Second lien.................................................................................................  4.65%
Fixed Rate Loans............................................................................................ 21.55%
Adjustable Rate Loans....................................................................................... 78.45%
Weighted Average Gross Margin*.............................................................................. 6.871%
Weighted Average Cap at First Interest
    Adjustment Date*........................................................................................ 3.000%
Weighted Average Periodic Cap*.............................................................................. 1.500%
Weighted Average Maximum Lifetime
    Mortgage Rate (per annum)*............................................................................. 13.894%
Weighted Average Months to First Interest
    Adjustment Date*..................................................................................... 22 months

* Adjustable Rate Loans only

LOAN GROUP I

The following table summarizes the approximate characteristics of the mortgage loans in loan group I as of the cut-off date:

Number of mortgage loans..................................................................................... 1,146
Aggregate principal balance............................................................................$354,586,189
Average principal balance................................................................................. $309,412
Range of principal balances......................................................................$4,939 to $999,942
Range of mortgage rates.......................................................................... 4.490% to 13.750%
Weighted average
    mortgage rate........................................................................................... 6.789%
Weighted average
    combined original loan-to-value ratio................................................................... 82.85%
Weighted average scheduled
remaining term to maturity.............................................................................. 354 months
Range of scheduled remaining
    terms to maturity..................................................................... 114 months to 358 months
Type of mortgaged properties
    Single-family dwellings..................................................................................84.61%
    2-4 family dwellings......................................................................................3.85%
    Planned unit developments.................................................................................6.27%
    Condominiums..............................................................................................5.27%
Owner-occupied...............................................................................................96.01%
State concentrations (greater than 5%)
    California...............................................................................................59.06%
    New York..................................................................................................9.83%
    New Jersey................................................................................................5.62%
First lien...................................................................................................93.11%
Second lien...................................................................................................6.89%
Fixed Rate Loans.............................................................................................21.51%
Adjustable Rate Loans........................................................................................78.49%
Weighted Average Gross Margin*...............................................................................6.769%
Weighted Average Cap at First Interest
    Adjustment Date*.........................................................................................3.000%
Weighted Average Periodic Cap*...............................................................................1.500%
Weighted Average Maximum Lifetime
    Mortgage Rate (per annum)*..............................................................................13.476%
Weighted Average Months to First Interest
    Adjustment Date*......................................................................................22 months

* Adjustable Rate Loans only

LOAN GROUP II

The following table summarizes the approximate characteristics of the mortgage loans in loan group II as of the cut-off date:

Number of mortgage loans......................................................................................6,029
Aggregate principal balance............................................................................$954,616,425
Average principal balance..................................................................................$158,337
Range of principal balances......................................................................$4,745 to $558,118
Range of mortgage rates...........................................................................4.600% to 12.999%
Weighted average
    mortgage rate............................................................................................7.186%
Weighted average
    combined original loan-to-value ratio....................................................................81.44%
Weighted average scheduled
    remaining term to maturity...........................................................................351 months
Range of scheduled remaining
    terms to maturity.......................................................................54 months to 358 months
Type of mortgaged properties
    Single-family dwellings..................................................................................73.14%
    2-4 family dwellings.....................................................................................13.60%
    Planned unit developments.................................................................................6.73%
    Condominiums..............................................................................................6.52%
Owner-occupied...............................................................................................93.05%
State concentrations (greater than 5%)
    California...............................................................................................29.99%
    New York.................................................................................................10.15%
    Florida...................................................................................................8.94%
    Illinois..................................................................................................5.96%
    New Jersey................................................................................................5.70%
First lien...................................................................................................96.18%
Second lien...................................................................................................3.82%
Fixed Rate Loans.............................................................................................21.57%
Adjustable Rate Loans........................................................................................78.43%
Weighted Average Gross Margin*...............................................................................6.910%
Weighted Average Cap at First Interest
    Adjustment Date*.........................................................................................3.000%
Weighted Average Periodic Cap*...............................................................................1.500%
Weighted Average Maximum Lifetime
    Mortgage Rate (per annum)*..............................................................................14.049%
Weighted Average Months to First Interest
    Adjustment Date*......................................................................................22 months

* Adjustable Rate Loans only

DESCRIPTION OF THE CERTIFICATES

GENERAL

The trust will issue the certificates in two certificate groups. The Class I-A-1 Certificates and Class I-A-2 Certificates will represent interests principally in loan group I, and we sometimes refer to these certificates in this prospectus supplement together as the Class I-A Certificates. The Class II-A Certificates will represent interests principally in loan group II. We sometimes refer to the Class I-A Certificates and Class II-A Certificates in this prospectus supplement collectively as the Class A Certificates or the senior certificates. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates will each represent subordinated interests in both loan groups, and we sometimes refer to these certificates in this prospectus supplement collectively as the Class M Certificates or the subordinated certificates. We sometimes refer to the Class A Certificates and Class M Certificates in this prospectus supplement collectively as the offered certificates.

The trust will also issue the Class R-1, Class R- 2 and Class RX Certificates (also referred to in this prospectus supplement collectively as the Class R Certificates or the residual certificates), which represent the residual interest in the real estate mortgage investment conduits established by the trust, and the Class P Certificates and the Class CE Certificates which we are not offering by this prospectus supplement.

The last scheduled distribution date for the offered certificates (other than the Class I-A-1 Certificates) is the distribution date in September 2034. The last scheduled distribution date for the Class I-A-1 Certificates is the distribution date in February 2030.

RECORD DATE

For each class of offered certificates, the business day preceding the applicable distribution date so long as such class of certificates are in book-entry form; and otherwise the record date shall be the last business day of the month immediately preceding the applicable distribution date.

DENOMINATIONS

$25,000 and multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

REGISTRATION OF OFFERED CERTIFICATES

The trust will issue the offered certificates initially in book-entry form. Persons acquiring interests in the offered certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to "Description of the Certificates -- Book-Entry Certificates" in this prospectus supplement.

PASS-THROUGH RATES

The pass-through rate for each class of offered certificates may change from distribution date to distribution date. On any distribution date, the pass-through rate per annum for each such class will be based on One-Month LIBOR and, on or prior to the first possible optional termination date, a specified margin as follows:

o        Class I-A-1 Certificates: One-Month
         LIBOR plus 0.250% per annum.

o        Class I-A-2 Certificates: One-Month
         LIBOR plus 0.520% per annum.

o        Class II-A Certificates: One-Month
         LIBOR plus 0.300% per annum.

o        Class M-1 Certificates: One-Month
         LIBOR plus 0.670% per annum.

o        Class M-2 Certificates: One-Month
         LIBOR plus 1.170% per annum.

o        Class M-3 Certificates: One-Month
         LIBOR plus 1.400% per annum.

o        Class M-4 Certificates: One-Month
         LIBOR plus 1.800% per annum.

o        Class M-5 Certificates: One-Month
         LIBOR plus 1.900% per annum.

o        Class M-6 Certificates: One-Month
         LIBOR plus 3.250% per annum.

o        Class M-7 Certificates: One-Month
         LIBOR plus 4.000% per annum.

The initial pass-through rate for the Class I-A-1, Class I-A-2, Class II-A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates will be approximately 2.190%, 2.460%, 2.240%, 2.610%, 3.110%,
3.340%, 3.740%, 3.840%, 5.190% and 5.940%, respectively.

On any distribution date, the pass-through rate for the Class A Certificates and Class M Certificates will be subject to an interest rate cap which we describe below.

After the first possible optional termination date, we will increase the margin applicable to the pass-through rate for the Class I-A-2 Certificates as described above, to 1.040%, the margin applicable to the pass-through rate for the Class II-A Certificates as described above, to 0.600%, and the margin applicable to the pass-through rate for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, as described above, to 1.005%, 1.755%, 2.100%, 2.700%, 2.850%, 4.875% and 6.000%, respectively. Each such increased rate will remain subject to the interest rate cap.

The interest rate cap for the Class I-A-1 Certificates and Class I-A-2 Certificates is equal to the weighted average of the net mortgage rates of all of the group I mortgage loans.

The interest rate cap for the Class II-A Certificates is equal to the weighted average of the net mortgage rates of all of the group II mortgage loans, minus the premium rate payable to Assured Guaranty Corp. for providing the financial guaranty insurance policy with respect to the Class II-A Certificates.

The interest rate cap for the Class M Certificates is equal to the weighted average of the weighted average of the net mortgage rates of all of the mortgage loans in each loan group, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the certificate principal balance of the related senior certificates.

If on any distribution date, the pass-through rate for the Class A Certificates and Class M Certificates is based on the related interest rate cap and the amount of such limitation exceeds the amount payable under the yield maintenance agreements, the resulting interest shortfalls may be recovered by the holders of the related certificates on the same distribution date or future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the Class A Certificates and Class M Certificates and the payment of certain fees and expenses of the trust. Such shortfalls allocated to the Class II-A Certificates are not covered by the financial guaranty insurance policy.

We refer you to "Description of the Certificates--Distributions" and "--Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

DISTRIBUTION DATES

The trustee will make distributions on the certificates on the 25th day of each calendar month beginning in November 2004 to the appropriate holders of record. If the 25th day of the month is not a business day, then the trustee will make distributions on the following business day.

INTEREST PAYMENTS

On each distribution date holders of the Class A Certificates and Class M Certificates will be entitled to receive:

o the interest that has accrued on the certificate principal balance of such certificates at the related pass-through rate during the related accrual period, and

o        any interest due on any prior distribution date that was not paid, less

o        interest shortfalls allocated to such certificates.

The Class A Certificates and Class M Certificates may receive additional interest distributions from payments under the yield maintenance agreements as described below under "Yield Maintenance Agreements".

The accrual period for the Class A Certificates and Class M Certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. Calculations of interest on the offered certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

PRINCIPAL PAYMENTS

On each distribution date, holders of the offered certificates will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include:

         o        principal payments on the mortgage loans, and

         o until a specified overcollateralization level has been reached, interest payments on the mortgage loans not needed to pay interest on the certificates and monthly fees and expenses.

You should review the priority of payments described under "Description of the Certificates -- Distributions on the Certificates" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

SUBORDINATION. By issuing senior certificates and subordinated certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal. The Class I-A-1, Class I-A-2 and Class II-A Certificates constitute the senior certificates, and the Class M-1, Class M- 2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates constitute the subordinated certificates.

The certificates designated as senior certificates will have a payment priority over the certificates designated as subordinated certificates. Among the classes of subordinated certificates

o the Class M-1 Certificates will have payment priority over the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates,

o the Class M-2 Certificates will have payment priority over the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates,

o the Class M-3 Certificates will have payment priority over the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates,

o the Class M-4 Certificates will have payment priority over the Class M-5, Class M-6 and Class M-7 Certificates,

o the Class M-5 Certificates will have payment priority over the Class M-6 Certificates and Class M-7 Certificates, and

o the Class M-6 Certificates will have payment priority over the Class M-7 Certificates.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, we accomplish this loss protection by allocating any realized losses first to reduce the amount of excess spread, second to reduce the overcollateralization amount, and third among the certificates, beginning with the subordinated certificates with the lowest payment priority, until the principal amount of that subordinated class has been reduced to zero. We then allocate realized losses to the next most junior class of subordinated certificates, until the principal balance of each class of subordinated certificates is reduced to zero. If none of the Class M Certificates are outstanding, all such losses will be allocated to the Class A Certificates as described in this prospectus supplement.

EXCESS SPREAD AND OVERCOLLATERALIZATION. We expect the mortgage loans to generate more interest than is needed to pay interest on the Class A Certificates and Class M Certificates and certain trust expenses because we expect the weighted average net interest rate of the mortgage loans to be higher than the weighted average pass-through rate on the related Class A Certificates and Class M Certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of mortgage loans that is larger than the principal balance of the certificates. Interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the Class A Certificates and Class M Certificates and related trust expenses will be used to reduce the total principal balance of such certificates until a required level of overcollateralization has been achieved. As of the closing date, the required level of overcollateralization will be met.

We refer you to "Description of the Certificates -- Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

CROSS-COLLATERALIZATION. The payment rules require that after the senior certificates relating to a loan group receive certain payments on each distribution date, available funds from that loan group otherwise allocable to such senior certificates will be allocated to the senior certificates relating to the other loan group as described in this prospectus supplement. This feature is called "cross-collateralization."

We refer you to "Description of the Certificates - Distributions on the Certificates" in this prospectus supplement.

YIELD MAINTENANCE AGREEMENTS. The Class I-A, Class II-A and Class M Certificates will be entitled to the benefits provided by the yield maintenance agreements and any proceeds thereof deposited with the trustee. The counterparty to the three yield maintenance agreements will be Bear Stearns Financial Products Inc. which is rated "AAA" by Standard & Poor's and "Aaa" by Moody's. In general, Bear Stearns Financial Products Inc. will be obligated to make payments to the trustee on behalf of the trust fund when One-Month LIBOR (subject to a ceiling rate as described in this prospectus supplement) exceeds a certain level. Such payments will be used to cover basis risk shortfalls on the Class I-A, Class II-A and Class M Certificates. There can be no assurance as to the extent of benefits, if any, that may be realized by the holders of the Class I-A, Class II-A and Class M Certificates as a result of the yield maintenance agreements.

We refer you to "The Yield Maintenance Agreements" in this prospectus supplement.

FINANCIAL GUARANTY INSURANCE POLICY. The Class II-A Certificates have the benefit of a financial guaranty insurance policy pursuant to which Assured Guaranty Corp. will unconditionally and irrevocably guarantee certain interest shortfalls and realized losses on each distribution date and the principal balance of the Class II-A Certificates to the extent unpaid on the distribution date in September 2034.

We refer you to "Description of the Certificates -- Distributions on the Certificates" and "The Financial Guaranty Insurance Policy" in this prospectus supplement.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans in general to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets in the trust fund when the principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund has declined to or below 10% of the principal balance of the mortgage loans as of the cut-off date. Such a purchase will result in the early retirement of all the certificates and payments to Assured Guaranty Corp. of all amounts due it.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits, organized in a tiered

REMIC structure. The Class A Certificates and Class M Certificates (in each case exclusive of any right to receive any basis risk shortfall carry forward amount as described in this prospectus supplement), the Class P Certificates and the Class CE Certificates will represent beneficial ownership of "regular interests" in the related REMIC identified in the pooling and servicing agreement.

The Class R Certificates will represent the beneficial ownership of the sole class of "residual interests" in each REMIC. Certain classes of the offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Considerations" in the prospectus for additional information concerning the application of federal income tax laws.

LEGAL INVESTMENT

The offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

We refer you to "Legal Investment Considerations" in the prospectus.

ERISA CONSIDERATIONS

The offered certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

RATINGS

The classes of offered certificates listed below will not be offered unless they receive the respective ratings set forth below from Moody's Investors Service, Inc., which we refer to as "Moody's" and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., which we refer to as "Standard & Poor's".


                       Moody's           Standard &
      Class             Rating         Poor's Rating
      I-A-1              Aaa                AAA
      I-A-2              Aaa                AAA
      II-A               Aaa                AAA
       M-1               Aa2                AA+
       M-2                A2                 AA
       M-3                A3                AA-
       M-4               Baa1                A+
       M-5               Baa2                A
       M-6               Baa3                A-
       M-7                --                BBB

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments. The ratings on the Class II-A Certificates are without regard to the financial guaranty insurance policy issued by Assured Guaranty Corp.

                                  RISK FACTORS

IN ADDITION TO THE MATTERS DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO PURCHASE A CERTIFICATE.


THE SUBORDINATED                     When certain classes of certificates
CERTIFICATES HAVE A                  provide credit enhancement for other
GREATER RISK OF LOSS THAN            classes of certificates it is sometimes
THE SENIOR CERTIFICATES              referred to as "subordination." For
                                     purposes of this prospectus supplement,
                                     "related subordinated classes" means:

                                      o      with respect to the senior
                                             certificates: the Class M-1, Class
                                             M-2, Class M-3, Class M-4, Class
                                             M-5, Class M-6 and Class M-7
                                             Certificates and any
                                             overcollateralization;

                                      o      with respect to the Class M-1
                                             Certificates: the Class M-2, Class
                                             M-3, Class M-4, Class M-5, Class
                                             M-6 and Class M-7 Certificates and
                                             any overcollateralization;

                                      o      with respect to the Class M-2
                                             Certificates: the Class M-3, Class
                                             M-4, Class M-5, Class M-6 and Class
                                             M-7 Certificates and any
                                             overcollateralization;

                                      o      with respect to the Class M-3
                                             Certificates: the Class M-4, Class
                                             M-5, Class M-6 and Class M-7
                                             Certificates and any
                                             overcollateralization;

                                      o      with respect to the Class M-4
                                             Certificates: the Class M-5, Class
                                             M-6 and Class M-7 Certificates and
                                             any overcollateralization;

                                      o      with respect to the Class M-5
                                             Certificates: the Class M-6 and
                                             Class M-7 Certificates and any
                                             overcollateralization; and

                                      o      with respect to the Class M-6
                                             Certificates: the Class M-7
                                             Certificates and any
                                             overcollateralization.

                                     We will provide credit enhancement for the certificates, first, by the right of the holders of the certificates to receive certain payments of interest and principal prior to the related subordinated classes and, second, by the allocation of realized losses to the related subordinated classes. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount, and third, to the Class A Certificates and Class M Certificates, beginning with the Class M Certificates with the lowest payment priority, in each case until the principal amount of that class has been reduced to zero. This means that with respect to the Class A Certificates and Class M Certificates, realized losses on the mortgage loans would first be allocated to the Class M-7 Certificates, and then to the other Class M Certificates in reverse order of numerical designation until the principal balance of each such class of Class M Certificates is reduced to zero, and then to the related classes of Class A Certificates on a pro rata basis, based on the principal amount of each such class, and then to the non-related classes of Class A Certificates as described in this prospectus supplement. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates related to that loan group.

                                     You should fully consider the risks of
                                     investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

                                     See "Description of the Certificates" in this prospectus supplement.


ADDITIONAL RISKS                     The weighted average lives of, and the
ASSOCIATED WITH THE                  yields to maturity on, the Class M-1, Class
SUBORDINATED                         M-2, Class M-3, Class M-4, Class M-5, Class
CERTIFICATES                         M-6 and Class M-7 Certificates will be
                                     progressively more sensitive, in that
                                     order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.
                                     Realized losses on the mortgage loans, to the extent they exceed the amount of excess spread for the related distribution date and the overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class
                                     M-7 Certificates, the Class M-6
                                     Certificates, the Class M-5 Certificates, the Class M-4 Certificates, the Class M-3
                                     Certificates, the Class M-2 Certificates and the Class M-1 Certificates, in that order. As a result of such reductions, less interest will accrue on such class of subordinated certificates than would otherwise be the case. Once a realized loss is allocated to a subordinated certificate, no interest will be distributable with respect to such written down amount.

                                     It is not expected that the subordinated certificates will be entitled to any principal distributions until at least November 2007 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

                                     In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization, excess spread, or a class of subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

CREDIT ENHANCEMENT                   The mortgage loans are expected to generate
MAY BE INADEQUATE TO                 more interest than is needed to pay
COVER LOSSES AND/OR TO               interest on the offered certificates and
BUILD                                certain trust fund expenses because we
OVERCOLLATERALIZATION                expect the weighted average interest rate
                                     on the mortgage loans to be higher than the weighted average pass-through rate on the related offered certificates. If the mortgage loans generate more interest than is needed to pay interest on the related offered certificates and trust fund expenses, we will use such "excess spread" to make additional principal payments on those offered certificates, which will reduce the total certificate principal balance of those offered certificates below the aggregate principal balance of the related mortgage loans, thereby creating
                                     "overcollateralization."

                                     Overcollateralization is intended to
                                     provide limited protection to
                                     certificateholders by absorbing the
                                     certificate's share of losses from
                                     liquidated mortgage loans. However, we
                                     cannot assure you that enough excess spread will be generated on the mortgage loans to maintain the required level of overcollateralization. As of the closing date the required level of overcollateralization will be met. The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

                                     If the protection afforded by
                                     overcollateralization is insufficient, then you could experience a loss on your investment.

INTEREST RATE CAPS MAY               The pass-through rates on the offered
REDUCE THE YIELDS ON THE             certificates are each subject to an
OFFERED CERTIFICATES                 interest rate cap as described in this
                                     prospectus supplement. If on any
                                     distribution date the pass-through rate for a class of offered certificates is limited to the applicable interest rate cap and the amount of such limitation exceeds the amount payable under the related yield maintenance agreement, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the applicable interest rate cap.
                                     If the pass-through rates on the offered certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust. Any such shortfall allocated to the Class II-A Certificates will not be covered by the financial guaranty insurance policy issued by Assured
                                     Guaranty Corp.

                                     See "Description of the
                                     Certificates--Excess Spread and
                                     Overcollateralization Provisions" in this prospectus supplement.

THE OFFERED CERTIFICATES             The offered certificates may not always
MAY NOT ALWAYS RECEIVE               receive interest at a rate equal to
INTEREST BASED ON ONE-               One-Month LIBOR plus the related margin. If
MONTH LIBOR PLUS                     the applicable interest rate cap is less
RELATED MARGIN                       than One-Month LIBOR plus the related
                                     margin, the interest rate on the offered certificates will be reduced to such interest rate cap. Thus, the yield to investors in such class will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the applicable interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month
                                     LIBOR rates, may result in the applicable interest rate cap being lower than otherwise would be the case. If on any distribution date the application of the related interest rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the offered certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

                                     To the extent interest on the offered
                                     certificates is limited to the applicable interest rate cap, the difference between such interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Some or all of this shortfall in respect of the Class A Certificates and Class M Certificates will be funded to the extent of payments under the related yield maintenance agreement. However, payments under the yield maintenance agreements are based on the lesser of the actual certificate principal balance of the related class of certificates and the principal amount of such certificates based on certain prepayment assumptions regarding the mortgage loans. If the mortgage loans do not prepay according to those assumptions, it may result in the yield maintenance agreements providing insufficient funds to cover such shortfalls. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

                                     In addition, although the Class I-A, Class
                                     II-A and Class M Certificates are entitled to payments under the related yield maintenance agreement during periods of increased One-Month LIBOR rates, the counterparty thereunder will only be obligated to make such payments under certain circumstances.

                                     To the extent that payments on the Class
                                     I-A, Class II-A and Class M Certificates depend in part on payments to be received under the yield maintenance agreements, the ability of the trust to make payments on the offered certificates will be subject to the credit risk of Bear Stearns Financial Products Inc.

                                     We refer you to "The Yield Maintenance
                                     Agreements" in this prospectus supplement for a discussion of the counterparty's obligation to make payments under the yield maintenance agreements.

THE YIELD ON SOME OF                 The yield to investors on the offered
THE OFFERED CERTIFICATES             certificates, other than the Class II-A
MAY BE AFFECTED BY                   Certificates, may be adversely affected to
VARIOUS RIGHTS OF THE                the extent the class II-A insurer is
CLASS II-A INSURER                   entitled to reimbursement for payments,
                                     including interest thereon, made under the financial guaranty insurance policy and any other amounts due to the class II-A insurer pursuant to the financial guaranty insurance policy and the insurance agreement, including items unrelated to the performance of the mortgage loans such as certain expenses of the class II-A insurer, to the extent not previously paid or reimbursed. In addition, the holders of the offered certificates, other than the Class
                                     II-A Certificates, may be adversely
                                     affected by the ability of the class II-A insurer to exercise the rights of the Class
                                     II-A Certificates under the pooling and
                                     servicing agreement and any additional
                                     rights which they hold in connection with any default by the master servicer or otherwise as provided in this prospectus supplement.

THE INITIAL RATING ON                The rating on the Class II-A Certificates
THE CLASS II-A                       is based primarily on the structure of and
CERTIFICATES IS WITHOUT              the credit characteristics of mortgage
REGARD TO THE CLASS II-              loans in the securitization, and not upon
A POLICY                             the claims paying ability of the class II-A
                                     insurer. The rating of the class II-A
                                     insurer is "AAA" by Standard & Poor's and "Aa1" by Moody's, which is lower, in the case of Moody's, than the initial ratings of the Class II-A Certificates of "AAA" by Standard & Poor's and "Aaa" by Moody's. THE
                                     CLASS II-A INSURER'S RATINGS OUTLOOK FROM
                                     STANDARD & POOR'S IS "NEGATIVE". As a
                                     result, a downgrade in the financial
                                     strength ratings of the class II-A insurer may not result in a downgrade in the ratings on the Class II-A Certificates.
                                     However, if delinquencies and losses on the mortgage loans are higher than expected, the ratings of the Class II-A Certificates may be reduced to the financial strength ratings of the class II-A insurer.

CERTAIN MORTGAGE LOANS               Certain mortgage loans were underwritten
WERE UNDERWRITTEN TO                 generally in accordance with underwriting
NONCONFORMING                        standards which are primarily intended to
UNDERWRITING                         provide for single family "non-conforming"
STANDARDS, WHICH MAY                 mortgage loans. A "non-conforming" mortgage
RESULT IN LOSSES OR                  loan means a mortgage loan which is
SHORTFALLS TO BE                     ineligible for purchase by Fannie Mae or
INCURRED ON THE OFFERED              Freddie Mac due to either credit
CERTIFICATES                         characteristics of the related mortgagor or
                                     documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie
                                     Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

DEFAULTS COULD CAUSE                 There could be substantial delays in the
PAYMENT DELAYS AND                   liquidation of defaulted mortgage loans and
LOSSES                               corresponding delays in your receiving your
                                     portion of the proceeds of liquidation.
                                     These delays could last up to several
                                     years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law.
                                     In the event of a default by a borrower, these restrictions may impede the ability of the master servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders. In the event that:

                                     o    the mortgaged properties fail to
                                          provide adequate security for the
                                          related mortgage loans, and

                                     o    the protection provided by the
                                          subordination of certain classes and
                                          the availability of
                                          overcollateralization are insufficient
                                          to cover any shortfall,

                                     you could lose all or a portion of the
                                     money you paid for your certificates.

YOUR YIELD COULD BE                  No one can accurately predict the level of
ADVERSELY AFFECTED BY                prepayments that the trust will experience.
THE UNPREDICTABILITY OF              The trust's prepayment experience may be
PREPAYMENTS                          affected bymany factors, including:

                                     o    general economic conditions,

                                     o    the level of prevailing interest
                                          rates,

                                     o    the availability of alternative
                                          financing, and

                                     o    homeowner mobility.

                                     Substantially all of the mortgage loans
                                     contain due-on-sale provisions, and the
                                     master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, approximately 88.65% of the mortgage loans by cut- off date principal balance, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which prepayment charges may discourage prepayments during the applicable period.

                                     The weighted average lives of the
                                     certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans, which may fluctuate significantly from time to time.

                                     You should note that:

                                     o    if you purchase your certificates at a
                                          discount and principal is repaid on
                                          the related mortgage loans slower than
                                          you anticipate, then your yield may be
                                          lower than you anticipate;

                                     o    if you purchase your certificates at a
                                          premium and principal is repaid on the
                                          related mortgage loans faster than you
                                          anticipate, then your yield may be
                                          lower than you anticipate;

                                     o    if you purchase a certificate bearing
                                          interest at an adjustable rate, your
                                          yield will also be sensitive both to
                                          the level of one-month LIBOR and the
                                          applicable interest rate cap;

                                     o    since repurchases of mortgage loans as
                                          a result of breaches of
                                          representations and warranties and
                                          liquidations of mortgage loans
                                          following default have the same effect
                                          as prepayments, your yield may be
                                          lower than you expect if the rate of
                                          such repurchases and liquidations is
                                          higher than you expect;

                                     o    the overcollateralization provisions,
                                          whenever overcollateralization is at a
                                          level below the required level, are
                                          intended to result in an accelerated
                                          rate of principal distributions to
                                          holders of the classes of offered
                                          certificates then entitled to
                                          distributions of principal. An earlier
                                          return of principal to the holders of
                                          the offered certificates as a result
                                          of the overcollateralization
                                          provisions will influence the yield on
                                          the offered certificates in a manner
                                          similar to the manner in which
                                          principal prepayments on the mortgage
                                          loans will influence the yield on the
                                          related offered certificates; and

                                     o    you bear the reinvestment risks
                                          resulting from a faster or slower rate
                                          of principal payments than you
                                          expected.

                                     The yield maintenance agreements with
                                     respect to the Class I-A, Class II-A and Class M Certificates will terminate in accordance with their terms after the distribution date in December 2006, August 2007 and January 2008, respectively. These dates were selected based on certain prepayment assumptions regarding the related mortgage loans and that the optional termination right becomes exercisable and is exercised at that time. These prepayment assumptions were used to determine the projected certificate principal balance of the applicable class of certificates under the related yield maintenance agreement. If prepayments on such mortgage loans occur at rates that are slower than those assumptions, or even if such mortgage loans prepay according to those assumptions, if the optional termination right is not exercised, the yield maintenance agreements will terminate prior to the repayment in full of the related class of certificates.

                                     We refer you to "The Mortgage Pool" and
                                     "Yield, Prepayment and Maturity
                                     Considerations" in this prospectus
                                     supplement and "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

MORTGAGE LOAN                        Modifications of mortgage loans agreed to
MODIFICATIONS MAY                    by the master servicer in order to maximize
AFFECT INTEREST RATE CAPS            ultimate proceeds of such mortgage loans
                                     may extend the period over which principal is received on the certificates or, if such modifications downwardly adjust interest rates, may lower the applicable interest rate cap or caps.

A REDUCTION IN                       The ratings of each class of offered
CERTIFICATE RATING COULD             certificates will depend primarily on an
HAVE AN ADVERSE EFFECT               assessment by the rating agencies of the
ON THE VALUE OF YOUR                 mortgage loans, the amount of
CERTIFICATES                         overcollateralization and the subordination
                                     afforded by certain classes of
                                     certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor. The ratings on the Class II-A Certificates are without regard to the financial guaranty insurance policy issued by Assured Guaranty Corp.

                                     The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

YOUR DISTRIBUTIONS                   The seller will treat its transfer of the
COULD BE ADVERSELY                   mortgage loans to the depositor as a sale
AFFECTED BY THE                      of the mortgage loans. However, if the
BANKRUPTCY OR                        seller becomes bankrupt, the trustee in
INSOLVENCY OF CERTAIN                bankruptcy may argue that the mortgage
PARTIES                              loans were not sold but were only pledged
                                     to secure a loan to the seller. If that
                                     argument is made, you could experience
                                     delays or reductions in payments on the
                                     certificates. If that argument is
                                     successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

                                     In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

DEVELOPMENTS IN                      Approximately 59.06% of the mortgage loans
SPECIFIED STATES COULD               in loan group I as of the cut-off date are
HAVE A                               secured by mortgaged properties that are
DISPROPORTIONATE EFFECT              located in the state of California.
ON THE MORTGAGE LOANS                Approximately 29.99% and 10.15% of the
DUE TO GEOGRAPHIC                    mortgage loans in loan group II as of the
CONCENTRATION OF                     cut-off date are secured by mortgaged
MORTGAGED PROPERTIES                 properties that are located in the states
                                     of California and New York, respectively.
                                     Approximately 37.87% and 10.07% of the
                                     mortgage loans in the aggregate as of the cut-off date are secured by mortgaged properties that are located in the states of California and New York, respectively.
                                     Property in certain of those states, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

                                     o    economic conditions in the specified
                                          states, which may or may not affect
                                          real property values, may affect the
                                          ability of borrowers to repay their
                                          loans on time;

                                     o    declines in the residential real
                                          estate market in the specified states
                                          may reduce the values of properties
                                          located in those states, which would
                                          result in an increase in the
                                          loan-to-value ratios; and

                                     o    any increase in the market value of
                                          properties located in the specified
                                          states would reduce the loan-to-value
                                          ratios and could, therefore, make
                                          alternative sources of financing
                                          available to the borrowers at lower
                                          interest rates, which could result in
                                          an increased rate of prepayment of the
                                          mortgage loans.

SOME OF THE MORTGAGE                 Approximately 32.46% and 15.70% of the
LOANS HAVE AN INITIAL                mortgage loans in loan group I and loan
INTEREST ONLY PERIOD,                group II, respectively, and approximately
WHICH MAY RESULT IN                  20.24% of the mortgage loans in the
INCREASED DELINQUENCIES              aggregate, by aggregate principal balance
                                     as of the cut-off date, have an initial
                                     interest only period. During this period, the payment made by the related mortgagor will be less than it AND LOSSES. would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the offered certificates with respect to these mortgage loans during their interest only period except in the case of a prepayment.

                                     After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates.

                                     Mortgage loans with an initial interest
                                     only period are relatively new in the
                                     mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

VIOLATION OF CONSUMER                Applicable state laws generally regulate
PROTECTION LAWS MAY                  interest rates and other charges, require
RESULT IN LOSSES ON THE              certain disclosure, and require licensing
MORTGAGE LOANS AND THE               of the originators. In addition, other
OFFERED CERTIFICATES                 state laws, public policy and general
                                     principles of equity relating to the
                                     protection of consumers, unfair and
                                     deceptive practices and debt collection
                                     practices may apply to the origination,
                                     servicing and collection of the mortgage loans.

                                     The mortgage loans are also subject to
                                     federal laws, including:

                                     o    the Federal Truth-in-Lending Act and
                                          Regulation Z promulgated thereunder,
                                          which require certain disclosures to
                                          the mortgagors regarding the terms of
                                          the mortgage loans;

                                     o    the Equal Credit Opportunity Act and
                                          Regulation B promulgated thereunder,
                                          which prohibit discrimination on the
                                          basis of age, race, color, sex,
                                          religion, marital status, national
                                          origin, receipt of public assistance
                                          or the exercise of any right under the
                                          Consumer Credit Protection Act, in the
                                          extension of credit; and

                                     o    the Depository Institutions
                                          Deregulation and Monetary Control Act
                                          of 1980, which preempts certain state
                                          usury laws.

                                     Violations of certain provisions of these federal and state laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors' rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the ability of the master servicer to foreclose in response to the mortgagor's default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default.

                                     The seller will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement. If the seller is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

YOU MAY HAVE                         The underwriters intend to make a secondary
DIFFICULTY SELLING YOUR              market in the offered certificates, but the
CERTIFICATES                         underwriters have no obligation to do so.
                                     We cannot assure you that a secondary
                                     market will develop or, if it develops,
                                     that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                                     The secondary markets for asset backed
                                     securities have experienced periods of
                                     illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

THE RETURN ON YOUR                   The Servicemembers Civil Relief Act,
CERTIFICATES COULD BE                formerly known as the Soldiers' and
REDUCED BY SHORTFALLS                Sailors' Civil Relief Act of 1940, or
DUE TO THE APPLICATION               Relief Act, and similar state laws provide
OF THE SERVICEMEMBERS                relief to mortgagors who enter active
CIVIL RELIEF ACT AND                 military service and to mortgagors in
SIMILAR STATE LAWS                   reserve status who are called to active
                                     military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state laws.
                                     The financial guaranty insurance policy
                                     issued by Assured Guaranty Corp. will not cover any interest shortfalls on the Class
                                     II-A Certificates as a result of the
                                     application of the Relief Act or similar state laws.

A TRANSFER OF SERVICING              The primary servicing for certain of the
MAY RESULT IN                        mortgage loans will be transferred to EMC
INCREASED LOSSES AND                 Mortgage Corporation on or before November
DELINQUENCIES ON THE                 1, 2004. Investors should note, however,
MORTGAGE LOANS                       that when the servicing of mortgage loans
                                     is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on these mortgage loans.

RECENT EVENTS                        Various hurricanes during the 2004
                                     hurricane season may have adversely
                                     affected any mortgaged properties located in the southeastern United States. The seller will make a representation and warranty that no mortgaged property is subject to any material damage as of the closing date. In the event that a mortgaged property is materially damaged as of the closing date due to any of these hurricanes and such damage materially adversely affects the value or the interests of the certificateholders or the class II-A insurer in such mortgage loan, the seller will be required to repurchase the related mortgage loan from the Trust. Damages to mortgaged properties as a result of hurricanes occurring during the 2004 hurricane season may or may not be covered by the related hazard insurance policies.
                                     We do not know how many mortgaged
                                     properties included in the mortgage pool have been or may be affected by hurricanes during the 2004 hurricane season. In addition, no assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by hurricanes during the 2004 hurricane season. Any adverse impact as a result of these events may be borne by the certificateholders, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty. Any such repurchase will have the same effect on the certificateholders as a prepayment of those mortgage loans.

                                THE MORTGAGE POOL

GENERAL

         We have provided below and in Schedule A to this prospectus supplement information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of October 29, 2004, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth herein with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date of October 1, 2004.

         Each mortgage loan in the trust fund will bear interest at a fixed rate or adjustable rate and will be secured by a first or second lien on the related mortgaged property, and will be assigned to one of the two loan groups, each of which constitutes a separate sub-trust and are referred respectively to as Loan Group I and Loan Group II in this prospectus supplement. The mortgage loans in Loan Group I are comprised of mortgage loans that may or may not conform to Freddie Mac and Fannie Mae loan limits and the mortgage loans in Loan Group II are comprised of mortgage loans that conform to Freddie Mac and Fannie Mae loan limits. All of the mortgage loans we will include in the trust fund will be fully amortizing or have a balloon payment.

         Approximately 78.49% and 78.43% of the mortgage loans in Loan Group I and Loan Group II, respectively, and approximately 78.45% of the mortgage loans in the aggregate, are adjustable rate mortgage loans. The interest rate borne by these adjustable rate mortgage loans, in most cases after an initial fixed-rate period of two, three or five years, will be adjusted semi-annually based on Six-Month LIBOR, computed in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date.

         Approximately 32.46% and 15.70% of the mortgage loans in Loan Group I and Loan Group II, respectively, and approximately 20.24% of the mortgage loans in the aggregate, will receive interest only for the initial period set forth in the related mortgage note.

         Six-Month LIBOR. Approximately 78.49% and 78.43% of the mortgage loans in Loan Group I and Loan Group II, respectively, and approximately 78.45% of the mortgage loans in the aggregate, will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

                                                              SIX-MONTH LIBOR
                          ------------------------------------------------------------------------------------

ADJUSTMENT DATE              1998         1999         2000        2001        2002        2003        2004
------------------------  ----------  -----------  -----------  ----------  ----------  ----------  ----------
January 1................    5.84%        5.07%        6.13%       6.20%      2.03%        1.38%       1.22%
February 1...............    5.63         4.97         6.29        5.26       2.08         1.35        1.21
March 1..................    5.70         5.13         6.33        4.91       2.04         1.34        1.17
April 1..................    5.75         5.06         6.53        4.71       2.36         1.23        1.16
May 1....................    5.81         5.04         6.73        4.30       2.12         1.29        1.38
June 1...................    5.75         5.25         7.11        3.98       2.08         1.21        1.60
July 1...................    5.78         5.65         7.00        3.91       1.95         1.12        1.89
August 1.................    5.75         5.71         6.89        3.69       1.87         1.21        1.93
September 1..............    5.59         5.92         6.83        3.45       1.80         1.20        1.98
October 1................    5.25         5.96         6.76        2.52       1.71         1.14
November 1...............    4.98         6.12         6.72        2.15       1.60         1.23
December 1...............    5.15         6.06         6.64        2.03       1.47         1.27

         EMC Mortgage Corporation purchased the mortgage loans directly in privately negotiated transactions. We refer you to "Servicing of the Mortgage Loans" and "The Mortgage Pool-Underwriting Guidelines" for further information regarding the mortgage loans.

         Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time. However, approximately 88.65% of the mortgage loans by cut-off date principal balance, provided at origination for the payment by the borrower of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the "Parity Act"), which regulates the ability of the originators to impose prepayment charges, was amended, and as a result, the Originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act may have on the prepayment performance of the mortgage loans. The recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See "Material Legal Aspects of the Loans-Enforceability of Prepayment and Late Payment Fees" in the prospectus.

         The cut-off date pool principal balance is approximately $1,309,202,614, which is equal to the aggregate stated principal balance of the mortgage loans as of the cut-off date. The mortgage loans to be transferred by the depositor to the trust fund on the closing date will consist of 7,175 mortgage loans, of which 1,146 of the mortgage loans are in Loan Group I with an aggregate principal balance of approximately $354,586,189 and 6,029 of the mortgage loans are in Loan Group II with an aggregate principal balance of approximately $954,616,425. As of the cut-off date, no scheduled monthly payment on any mortgage loan is more than 30 days past due.

         Loan-to-Value Ratio or Combined Loan-to-Value Ratio. With respect to any mortgage loan secured by a first lien, the loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property. With respect to any mortgage loan secured by a second lien, the combined loan-to-value ratio is equal to the principal balance of the mortgage loan plus the principal balance of any related senior mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

         The "collateral value" of a mortgaged property is the lesser of

         o the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

         o the sales price of that mortgaged property at the time of origination.

         With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

         Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

MORTGAGE LOAN STATISTICAL DATA

         Schedule A to this prospectus supplement sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in the aggregate and about the mortgage loans in each loan group. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of all of the mortgage loans, or of mortgage loans in the related loan group, as applicable. The sum of the respective columns may not equal the total indicated due to rounding.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

         At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans in each loan group will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement with each loan group separately identified. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower's monthly payment and the maturity date of each mortgage note.

         In addition, the depositor will deposit with Wells Fargo Bank, National Association, as custodian and agent for the trustee, for the benefit of the certificateholders and the class II-A insurer, the following documents with respect to each mortgage loan:

                  (a) the original mortgage note, endorsed without recourse in the following form: "Pay to the order of LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2004-FR3 without recourse," with all intervening endorsements that show a complete chain of endorsement from the originator to the seller or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

                  (b) the original recorded mortgage or a photocopy thereof;

                  (c) a duly executed assignment of the mortgage to "LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2004-FR3, without recourse"'; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the "MERS(R) System"), evidence that the mortgage is held for the trustee as described in the pooling and servicing agreement;

                  (d) all interim recorded assignments of such mortgage, if any and if available to the depositor; and

                  (e) the original or duplicate original lender's title policy or, in the event such original title policy has not been received from the title insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

         With respect to each mortgage loan subject to the MERS(R) System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. ("MERS"), the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS(R) System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and shall not have any interest in such mortgage loans.

         Assignments of the mortgage loans provided to the custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states for which an opinion of counsel is delivered to the trustee and the class II-A insurer, to the effect that such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller, or (ii) with respect to any mortgage loan electronically registered through the MERS(R) System. The seller shall be responsible for the recordation of such assignments and the costs incurred in connection therewith.

         The custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian's receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates and the class II-A insurer.

         In addition, the seller will make representations and warranties in the mortgage loan purchase agreement as of the cut-off date in respect of the mortgage loans. The depositor will file the mortgage loan purchase agreement as an exhibit to the pooling and servicing agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K within 15 days of the closing date.

         After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates (without regard to the Class II-A Policy issued by the class II-A insurer) in such mortgage loan, the trustee or the custodian, as agent for the trustee, is required to notify the seller and the class II-A insurer in writing. If the seller cannot or does not cure such omission, defect or breach within 60 days of its receipt of notice from the trustee or the custodian, the seller is required to repurchase the related mortgage loan from the trust fund at a price equal to 100% of the stated principal balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the Mortgage Rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the Mortgage Loan. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

         With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee and the class II-A insurer must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the seller with respect to a mortgage loan.

THE ORIGINATOR

         The principal originator of the mortgage loans is Fremont Investment & Loan ("Fremont"). The information set forth below has been provided by Fremont and none of the depositor, the underwriter, the master servicer, the trustee, the class II-A insurer, or any other person makes any representation as to the accuracy or completeness of such information.

         Fremont is a California state chartered industrial bank headquartered in Brea, California. Fremont currently operates five wholesale residential real estate loan production offices located in Anaheim, California; Walnut Creek, California; Oakbrook, Illinois; Westchester County, New York; and Tampa, Florida. Fremont conducts business in 45 states and its primary source of originations is through licensed mortgage brokers.

         Established in 1937, Fremont is currently engaged in the business of residential sub-prime real estate lending and commercial real estate lending. Acquired in 1990, Fremont is an indirect subsidiary of Fremont General Corporation, a financial services holding company listed on the New York Stock Exchange. As of June 30, 2004, Fremont had approximately $10.19 billion in assets, approximately $9.16 billion in liabilities and approximately $1.03 billion in equity. For all of 2002, Fremont's sub-prime residential originations totaled approximately $6.94 billion and for all of 2003, Fremont's sub-prime residential originations totaled approximately $13.74 billion and for the first half of 2004, Fremont's sub-prime residential originations totaled approximately $10.98 billion.

Underwriting Standards

         All of the mortgage loans were originated or acquired by Fremont, generally in accordance with the underwriting criteria described in this section. The following is a general summary of the underwriting guidelines believed by the depositor to have been applied, with some variation, by Fremont. This summary does not purport to be a complete description of the underwriting standards of Fremont.

         Substantially all of the mortgage loans originated by Fremont are based on loan application packages submitted through licensed mortgage brokers. These brokers must meet minimum standards set by Fremont based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing), signed broker agreement, and signed broker authorization. Once approved, licensed mortgage brokers are eligible to submit loan application packages in compliance with the terms of a signed broker agreement.

         Mortgage loans are underwritten in accordance with Fremont's current underwriting programs, referred to as the Scored Programs ("Scored Programs"), subject to various exceptions as described in this section. Fremont's underwriting standards are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. The Scored Programs assess the risk of default by using Credit Scores as described below along with, but not limited to, past mortgage payment history, seasoning on bankruptcy and/or foreclosure and loan-to-value ratio as an aid to, not a substitute for, the underwriter's judgment. All of the mortgage loans in the mortgage pool were underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market.

         The Scored Programs were developed to simplify the origination process. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e., mortgage and other credit delinquencies, the Scored Programs rely upon a borrower's Credit Score, mortgage payment history and seasoning on any bankruptcy/foreclosure initially to determine a borrower's likely future credit performance. Licensed mortgage brokers are able to access Credit Scores at the initial phases of the loan application process and use the Credit Score to determine the interest rates a borrower may qualify for based upon Fremont's Scored Programs risk-based pricing matrices. Final loan terms are subject to approval by Fremont.

         Under the Scored Programs, Fremont requires that the Credit Score of the primary borrower (the borrower with the highest percentage of total income) be used to determine program eligibility. Credit Scores must be obtained from at least two national credit repositories, with the lower of the two scores being utilized in program eligibility determination. If Credit Scores are obtained from three credit repositories, the middle of the three scores is utilized. In all cases, a borrower's complete credit history must be detailed in the credit report that produces a given Credit Score or the borrower is not eligible for a Scored Program. Generally, the minimum applicable Credit Scores allowed is 500.

         All of the mortgage loans were underwritten by Fremont's underwriters having the appropriate approval authority. Each underwriter is granted a level of authority commensurate with their proven judgment, experience and credit skills. On a case by case basis, Fremont may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below is nonetheless qualified to receive a loan, i.e., an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt to income ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans may represent such underwriting exceptions.

         There are the three documentation types, Full Documentation ("Full Documentation"), Easy Documentation ("Easy Documentation") and Stated Income ("Stated Income"). Fremont's underwriters verify the income of each applicant under various documentation types as follows: under Full Documentation, applicants are generally required to submit verification of stable income for the periods of one to two years preceding the application dependent on credit profile; under Easy Documentation, the borrower is qualified based on verification of adequate cash flow by means of personal or business bank statements; under Stated Income, applicants are qualified based on monthly income as stated on the mortgage application. The income is not verified under the Stated Income program; however, the income stated must be reasonable and customary for the applicant's line of work.

         Fremont originates loans secured by 1-4 unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. Fremont's underwriting guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require an appraisal of the mortgaged property, and if appropriate, a review appraisal. Generally, initial appraisals are provided by qualified independent appraisers licensed in their respective states. Review appraisals may only be provided by appraisers approved by Fremont. In some cases, Fremont relies on a statistical appraisal methodology provided by a third-party. Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required to become approved to do business with Fremont. Each uniform residential appraisal report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk review, field review or an automated valuation report that confirms or supports the original appraiser's value of the mortgaged premises.

         Fremont requires title insurance on all first mortgage loans, which are secured by liens on real property. Fremont also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related loan or the replacement cost of the property, whichever is less.

         Fremont conducts a number of quality control procedures, including a post-funding review as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the funding review, all loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random selection of each month's originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing review findings and level of error is sent monthly to each loan production office for response. The review findings and branch responses are then reviewed by Fremont's senior management. Adverse findings are tracked monthly. This review procedure allows Fremont to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

         Second Lien Mortgage Loans. Fremont currently has three programs for the origination of second lien mortgage loans. Two are limited to loans that are originated contemporaneously with the origination of a loan secured by a first lien, while the third allows for "stand alone" originations. The first program allows for loans with up to 5% loan to value and maximum combined loan to values of 95%. This program is limited to borrowers with Credit Scores in excess of 550, credit grades of at least "C" and debt to income ratios not greater than 50%; however, eligible borrowers may not be participants in a consumer credit counseling or other debt repayment program. Permissible loan balances for this program are from $5,000 to $25,000. The maximum term on these loans are 10 or 15 year; provided, that a 15 year amortization term is available only for Full Documentation loans with an original loan balance in excess of $15,000. Loans under this program are available for "owner occupied" or "non-owner occupied" properties.

         The second program is for borrowers with Credit Scores in excess of
580. This program allows for loans of up to 20% loan to value and 100% maximum combined loan to values and is limited to borrowers in credit grades of "A+" and "A" and debt ratios not greater than 50%. Permissible loan balances for this program are from $10,000 to $125,000. Combined loan balances (first and second lien mortgage loans) of up to $625,000 are allowed to borrowers under Full Documentation loans that have Credit Scores of 620 and greater. The limit on the combined loan balance is $500,000 for Stated Income loans; provided that no Stated Income loan may have a borrower with a Credit Score of less than 620. The loans are available with amortization terms of 10, 15, 20 and 30 years, however loan balances must be at least $25,000 to qualify for a 20 year amortization term and at least $50,000 for a 30 year amortization term. Rural properties and properties in Alaska are not allowed under this program.

         The third is a stand alone program for borrowers with Credit Scores in excess of 580. This program allows for loans of 20% loan to value and 100% maximum combined loan to values and is limited to borrowers in credit grades of "A+" and "A" and debt ratios not greater than 50%. Permissible loan balances for this program are from $10,000 to $125,000. Combined loan balances (first and second lien mortgage loans) of up to $625,000 are allowed to borrowers under Full Documentation loans that have Credit Scores of 620 and greater. The limit on the combined loan balance is $500,000 for Stated Income loans; provided that no Stated Income loan may have a borrower with a Credit Score of less than 620. The loan are available with amortization terms of 10, 15, 20 and 30 years, however loan balances must be at least $25,000 to qualify for a 20 year amortization term and at least $50,000 for a 30 year amortization term. Rural properties and properties in Alaska are not allowed under this program.

Risk Categories

         Fremont's underwriting guidelines under the Scored Programs with respect to each rating category generally require,

         o debt to income ratios of 55% or less on mortgage loans with loan-to-value ratios of 80% or less, however, debt to income ratios of 50% or less are required on loan-to-value ratios greater than 80%,

         o    applicants have a Credit Score of at least 500,

         o that no liens or judgments affecting title may remain open after the funding of the loan, other than liens in favor of the internal revenue service that are subordinated to the loan, and

         o that any collection, charge-off, or judgment not affecting title that is less than 1 year old must be paid through closing if either its balance is greater than $1,000 or the aggregate balances of all such collections, charge-offs or judgments are greater than $2,500.

         In addition, the various risk categories generally have the following criteria for borrower eligibility:

         "A+." Under the "A+" category, an applicant must have no 30-day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

         "A." Under the "A" category, an applicant must have not more than one 30-day late mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

         "A-." Under the "A-" category, an applicant must have not more than three 30-day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 90% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

         "B." Under the "B" category, an applicant must have not more than one 60-day late mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 85% with a Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

         "C." Under the "C" category, an applicant must have not more than one 90-day late mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 80% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

         "C-." Under the "C-" category, an applicant must not be more than 150 days delinquent with respect to its current mortgage payment and it must not be in subject of a Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 70% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

         "D." Under the "D" category, an applicant must not be more than 180 days delinquent with respect to its current mortgage payment. Any Chapter 7 or Chapter 13 bankruptcy proceedings and/or foreclosure actions must be paid through closing. The maximum permitted loan-to-value ratio is 65% with a minimum Credit Score of 500. The maximum permitted loan-to-value ratio is reduced to 60% if the property is currently subject to foreclosure proceedings.


                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         EMC Mortgage Corporation, or EMC, will act as the master servicer of the mortgage loans pursuant to the pooling and servicing agreement, dated as of October 1, 2004 (the "Agreement"), among the depositor, the seller, the master servicer and the trustee. EMC is a Delaware corporation having its principal executive office at 909 Hidden Ridge Drive, Irving, Texas 75038.

         In the event of a default by EMC under the pooling and servicing agreement, the trustee, subject to the provisions of the pooling and servicing agreement, will be required to enforce any remedies against EMC and shall either find a successor master servicer or shall assume the master servicing obligations itself.

THE MASTER SERVICER

         EMC, a wholly-owned subsidiary of The Bear Stearns Companies Inc., was established as a full- line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment grade" to varying degrees of "non-investment grade" up to and including mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure. EMC was incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990.

         The principal business of EMC has been the resolution of non-performing residential mortgage loan portfolios acquired from Resolution Trust Corporation, from private investors and from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority mortgage loans. EMC's servicing portfolio consists primarily of two categories:

         o performing investment-quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

         o non-investment grade, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC's operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collection and due diligence areas, due to the nature of the mortgage portfolios purchased. As of August 31, 2004, EMC was servicing approximately $21.0 billion of mortgage loans and REO property.

Delinquency and Foreclosure Experience of EMC

         The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by EMC as of the dates indicated. EMC's portfolio of mortgage loans may differ significantly from the mortgage loans backing the certificates in terms of underwriting standards, interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans backing the certificates will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual delinquency experience on the mortgage loans will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.

                                            DELINQUENCY AND FORECLOSURE EXPERIENCE(1)



                                         As of November 30, 2001                         As of November 30, 2002
                             ------------------------------------------------ ----------------------------------------------
                                No. of      Principal        % by Principal        No. of     Principal       % by Principal
                                Loans       Balance(2)%          Balance           Loans     Balance(2)%          Balance
                             ----------   -------------      -------------      ---------- -------------      -------------
Current Loans...............   76,892     $ 4,291,550,897        58.30%          107,444   $ 6,863,380,896       62.44%
Period of Delinquency(3)....
  30-59 Days................   14,425         795,817,499        10.81%           17,455     1,044,663,778        9.50
  60-89 Days................    4,935         279,727,400         3.80%            6,524       401,534,696        3.65
  90 Days or more...........   10,257         530,744,768         7.21%           13,797       686,521,557        6.25
Foreclosure/bankruptcies(4).   19,054       1,213,468,377        16.48%           24,299     1,663,845,463       15.14
Real Estate Owned...........    4,234         249,853,497         3.39%            5,014       331,882,863        3.02
                              -------     ---------------        -----           -------   ---------------      ------
Total Portfolio.............  129,795     $ 7,361,162,438       100.00%          174,533   $10,991,829,253      100.00%
                              =======     ===============       ======           =======   ===============      ======




                                        As of November 30, 2003                         As of August 31, 2004
                            ------------------------------------------------------------------------------------------------
                                No. of      Principal        % by Principal        No. of     Principal       % by Principal
                                Loans       Balance(2)%          Balance           Loans     Balance(2)%          Balance
                             ----------   -------------      --------------      ---------- ------------      --------------
Current Loans...............  116,121      $ 8,638,124,015     68.08%            146,656   $16,478,061,463        78.66%
Period of Delinquency.......
  30-59 Days................   17,011        1,092,638,661      8.61              17,445     1,473,344,653         7.03
  60-89 Days................    6,194          405,096,220      3.19               6,212       490,915,805         2.34
  90 Days or more...........   15,417          760,682,618      5.99              14,742       793,698,249         3.79
Foreclosure/bankruptcies(4).   20,652        1,497,106,926     11.80              20,080     1,489,745,038         7.11
Real Estate Owned...........    3,553          295,106,372      2.33               2,493       222,434,835         1.06
                              -------      ---------------    ------             -------   --------------        ------
Total Portfolio.............  168,948      $12,688,754,812    100.00%            207,628   $20,948,200,043       100.00%
                              =======      ===============    ======             =======   ===============       ======

----------------

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
(2) For the REO properties, the principal balance is at the time of foreclosure.
(3) No mortgage loan is included in this table as delinquent until it is 30 days past due.
(4) Exclusive of the number of loans and principal balance shown in the period of delinquency.

         Since the mortgage loans were originated by various originators at different times, it is unlikely that the delinquency and foreclosure experience set forth above will be representative of the actual delinquency and foreclosure experience on the mortgage loans in the trust fund or even representative of the mortgage loans in the trust fund being serviced by EMC. There can be no assurance that factors beyond EMC's control, such as national or local economic conditions or downturn in the real estate markets in which the mortgaged properties are located, will not result in increased rates of delinquencies and foreclosure losses in the future.

COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement. Consistent with the foregoing, the master servicer may in its discretion waive, modify or vary or permit to be waived, modified or varied, any term of any mortgage loan including, in certain instances, changing the mortgage rate, forgiving the payment of principal or extending the final maturity.

         Certain mortgage loans contain due-on-sale clauses. If a mortgaged property has been or is about to be conveyed by the mortgagor and the master servicer has knowledge thereof, the master servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the master servicer in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The master servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the master servicer may be unable to enforce due-on- sale clauses, we refer you to "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed. Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the master servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         The master servicer will establish and maintain, in addition to the protected account described below under "--Protected Account," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The master servicer will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the pooling and servicing agreement. Each servicing account and the investment of deposits therein shall comply with the requirements of the pooling and servicing agreement and shall meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the pooling and servicing agreement.

         The master servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the pooling and servicing agreement.

HAZARD INSURANCE

         The master servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the pooling and servicing agreement or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the master servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, shall be deposited in the protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the master servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account. The right of the master to reimbursement for such costs incurred will be prior to the right of the trustee to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different hazard insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the hazard insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the master servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The master servicer, on behalf of the trustee and certificateholders, will present claims to the hazard insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the protected account. The master servicer is required to deposit in the protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The master servicer will take such action either as such deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the master servicer with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the pooling and servicing agreement, the master servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the master servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The master servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         EMC will not receive a fee in its capacity as master servicer but will receive a servicing fee for the mortgage loans it will service as described below. The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum. Interest shortfalls on the mortgage loans resulting from prepayments in full in any calendar month will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described herein.

         In addition to the primary compensation described above, the master servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors. The master servicer will not be entitled to retain any prepayment charges or penalties; prepayment charges and penalties will be distributed to the holders of the Class P Certificates.

         The master servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

PROTECTED ACCOUNT

         The master servicer will establish and maintain a custodial account (referred to herein as the protected account) into which it will deposit daily or at such other time specified in the pooling and servicing agreement all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, the repurchase price for any mortgage loans repurchased, and advances made from the master servicer's own funds, less the applicable servicing fee.

The protected account and amounts at any time credited thereto shall comply with the requirements of the pooling and servicing agreement and shall meet the requirements of the rating agencies.

         The master servicer will retain in the protected account for distribution directly to the trustee the daily collections of interest and principal, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price with respect to any repurchased mortgage loans with respect to the mortgage loans.

         On the business day prior to each distribution date, the master servicer will withdraw from the protected account amounts on deposit therein as described above and will remit them to the trustee for deposit in the Distribution Account.

DISTRIBUTION ACCOUNT

         The trustee shall establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the "Distribution Account"), into which on the business day prior to each distribution date it will deposit all amounts transferred to it by the master servicer from the protected account and all proceeds of any mortgage loans and REO properties transferred in connection with the optional termination of the trust. All amounts deposited to the Distribution Account shall be held in the name of the trustee in trust for the benefit of the certificateholders and the class II-A insurer in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account may be invested in the name of the trustee, in such permitted investments set forth in the pooling and servicing agreement.

         On each distribution date, the trustee will withdraw available funds from the Distribution Account and make payments to the certificateholders in accordance with the provisions set forth under "Description of the Certificates-- Distributions on the Certificates" in this prospectus supplement. The trustee will be entitled to a trustee fee equal to the trustee fee rate, multiplied by the aggregate stated principal balance of the mortgage loans as of the end of the due period immediately preceding the distribution date. The trustee fee rate will be 0.0014% per annum. The trustee will also be entitled to any amounts earned on funds in the Distribution Account. The trustee will also be entitled to be reimbursed for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the pooling and servicing agreement prior to the distribution of the available funds.

PREPAYMENT INTEREST SHORTFALLS AND COMPENSATING INTEREST

         When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the master servicer for such month shall, to the extent of such shortfall, be deposited by the master servicer in the protected account for distribution to the trustee for deposit in the Distribution Account. We refer to such deposited amounts as "Compensating Interest." Any such deposit or remittance by the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than as a result of application of the Relief Act, the master servicer will remit to the trustee within the number of days prior to the related distribution date set forth in the pooling and servicing agreement an amount equal to such delinquency, net of the servicing fee rate except to the extent the master servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the master servicer until the liquidation of the related mortgaged property. Failure by the master servicer to remit any required advance, which failure goes unremedied for the number of days specified in the pooling and servicing agreement would constitute an event of default under the pooling and servicing agreement. See "Description of the Certificates--Events of Default" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee and the class II-A insurer to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other, including the pooling and servicing agreement, was conducted in compliance with such agreements, the Audit Program for Mortgages serviced for Freddie Mac, or the Uniform Single Attestation Program for Mortgage Bankers, except for any significant exceptions or errors in records that, in the opinion of the firm it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by the master servicer, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac (rendered within one year of such statement) of firms of independent public accountants with respect to the master servicer.

         The pooling and servicing agreement will also provide for delivery to the trustee and the class II- A insurer, on or before a specified date in each year, of an annual statement signed by officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

         o the master servicer has proposed a successor master servicer to the trustee and the class II-A insurer and each of the class II-A insurer and the trustee has consented thereto, such consents not to be withheld unreasonably;

         o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

         o the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates (such determination to be made without regard to the Class II-A Policy).

         In addition, the master servicer may be removed from its obligations and duties as set forth in the pooling and servicing agreement. No such resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         The pooling and servicing agreement will further provide that neither the master servicer, nor the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the master servicer, nor the depositor nor any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its respective duties thereunder or by reason of reckless disregard of its respective obligations and duties thereunder.

         In addition, the pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. Either the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

         Any person into which either the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates (such determination to be made without regard to the Class II-A Policy).


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this prospectus supplement, which we refer to as the offered certificates, and the Class R-1, Class R-2, Class RX, Class P and Class CE Certificates, which we are not offering by this prospectus supplement. We refer to the Class I-A-1 Certificates and Class I-A-2 Certificates together in this prospectus supplement as the Class I-A Certificates; we refer to the classes with the letter "A" in their class name collectively in this prospectus supplement as the senior certificates; and we refer to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates collectively in this prospectus supplement as the Class M Certificates or the subordinated certificates. We refer to the Class A Certificates and Class M Certificates collectively in this prospectus supplement as the offered certificates. We refer to the Class

R-1, Class R-2 and Class RX Certificates collectively in this prospectus supplement as the Class R Certificates or the residual certificates.

         The Class CE Certificates are interest-only certificates issued with notional principal balances. The Class R Certificates will not have Certificate Principal Balances and will not be entitled to distributions of interest.

         The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

BOOK-ENTRY REGISTRATION

         The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC". Clearstream, Luxembourg is referred to as "Clearstream". The Euroclear System is referred to as "Euroclear". The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

         Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports of the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

         o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor, or

         o at our option, we elect to terminate the book-entry system through DTC.

         Additionally, after the occurrence of an event of default under the pooling and servicing agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the pooling and servicing agreement, receive a definitive certificate evidencing such certificate owner's percentage interest in the related class of certificates. Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the book-entry securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither the trust nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

GLOSSARY

         "Applied Realized Loss Amount" with respect to the Class A Certificates and Class M Certificates and as to any distribution date means the sum of the Realized Losses with respect to the mortgage loans, which have been applied in reduction of the Certificate Principal Balance of such class, which shall on any such distribution date equal the amount, if any, by which, (i) the aggregate Certificate

Principal Balance of all of the Certificates (after all distributions of principal on such distribution date) exceeds (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, minus any Subsequent Recoveries applied to such Applied Realized Loss Amount.

         "Basis Risk Shortfall Carry Forward Amount" as of any distribution date for the Class A Certificates and Class M Certificates is the sum of:

         o if on such distribution date the Pass-Through Rate for such class is based upon the related Net Rate Cap, the excess, if any, of

              1. The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable Pass-Though Rate been calculated at a per annum rate equal to One-Month LIBOR plus the applicable margin, over

              2. The amount of Current Interest that such class received on such distribution date at the related Net Rate Cap for such distribution date (such excess being the "Basis Risk Shortfall" for such distribution date); and

         o the Basis Risk Shortfall for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such distribution date.

         "Certificate Principal Balance" with respect to any class of Class A Certificates and Class M Certificates and any distribution date is the original certificate principal balance of such class as set forth on the cover page of this prospectus supplement, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of Class A Certificates or Class M Certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the related mortgage loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate. See "-- Allocation of Losses" in this prospectus supplement.

         "Class A Certificates" means any of the Class I-A-1, Class I-A-2 and Class II-A Certificates.

         "Class A Principal Distribution Amount" with respect to the Class A Certificates and any applicable distribution date is an amount equal to the lesser of (x) the Principal Distribution Amount for that distribution date and
(y) the excess, if any, of

         o the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date, over

         o    the lesser of

                   (a) the product of (i) approximately 60.80% and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, and

                   (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period minus approximately $6,546,013.

         "Class I-A Principal Distribution Amount" with respect to the Class I-A Certificates and any distribution date is the product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group I for such distribution date and the denominator of which is the Principal Funds for both loan groups for such distribution date.

         "Class II-A Principal Distribution Amount" with respect to the Class II-A Certificates and any distribution date is the product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group II for such distribution date and the denominator of which is the Principal Funds for both loan groups for such distribution date.

         "Class M Certificates" means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M- 5, Class M-6 and Class M-7 Certificates.

         "Class M-1 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and (y) the excess, if any, of

         o the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date, over

         o    the lesser of

                   (a) the product of (i) approximately 72.50% and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, and

                   (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period minus approximately $6,546,013.

         "Class M-2 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (y) the excess, if any, of

         o the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
              (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date) and
              (3) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date, over

         o    the lesser of

                   (a) the product of (i) approximately 82.60% and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, and

                   (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period minus approximately $6,546,013.

         "Class M-3 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (y) the excess, if any, of

         o the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
              (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date) and (4) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such distribution date, over

         o    the lesser of

                   (a) the product of (i) approximately 85.60% and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, and

                   (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period minus approximately $6,546,013.

         "Class M-4 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (y) the excess, if any, of

         o the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
              (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date) and (5) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such distribution date, over

         o    the lesser of

                   (a) the product of (i) approximately 88.20% and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, and

                   (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period minus approximately $6,546,013.

         "Class M-5 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of

         o the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
              (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2

              Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date) and (6) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such distribution date, over

         o    the lesser of

                   (a) the product of (i) approximately 90.60% and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, and

                   (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period minus approximately $6,546,013.

         "Class M-6 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount and (y) the excess, if any, of

         o the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
              (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date) and (7) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such distribution date, over

         o    the lesser of

                   (a) the product of (i) approximately 92.60% and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, and

                   (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period minus approximately $6,546,013.

         "Class M-7 Principal Distribution Amount" with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the

Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M- 6 Principal Distribution Amount and (y) the excess, if any, of

         o the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),
              (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date) and (8) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such distribution date, over

         o    the lesser of

                   (a) the product of (i) approximately 95.90% and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, and

                   (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period minus approximately $6,546,013.

         "Current Interest" with respect to each class of Class A Certificates and Class M Certificates and each distribution date is the interest accrued at the applicable Pass-Through Rate for the applicable accrual period on the Certificate Principal Balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Class A Certificates and Class M Certificates described under "Distributions on the Certificates -- Interest Distributions" in this prospectus supplement.

         "Current Specified Enhancement Percentage" with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period.

         "Due Period" with respect to any distribution date is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

         "Excess Cashflow" with respect to any distribution date is the sum of
(i) the Remaining Excess Spread for such distribution date and (ii) the Overcollateralization Release Amount for such distribution date.

         "Excess Spread" with respect to any distribution date is the excess, if any, of the Interest Funds for such distribution date, over the sum of (i) the premium payable to the class II-A insurer for such distribution date and (ii) the Current Interest on the Class A Certificates and Class M Certificates and Interest Carry Forward Amounts on the Class A Certificates (other than any such Interest Carry Forward Amounts paid pursuant to clause 1. under "Description of the Certificates--Excess Spread and Overcollateralization Provisions") on such distribution date.

         "Extra Principal Distribution Amount" with respect to any distribution date is the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date, over the Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the certificates other than any Extra Principal Distribution Amount) and (b) the Excess Spread for such distribution date.

         "Group I Principal Distribution Amount" with respect to any distribution date is the product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group I for such distribution date and the denominator of which is the Principal Funds for both loan groups for such distribution date.

         "Group II Principal Distribution Amount" with respect to any distribution date is the product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group II for such distribution date and the denominator of which is the Principal Funds for both loan groups for such distribution date.

         "Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of October 29, 2004 among the class II-A insurer, the depositor, the seller and the trustee.

         "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

         "Interest Carry Forward Amount" with respect to each class of Class A Certificates and Class M Certificates and any distribution date, is the sum of

         o    the excess of

              (a) Current Interest for such class with respect to such distribution date and any prior distribution dates over

              (b) the amount actually distributed to such class with respect to interest on such distribution dates, and

         o interest on such excess (to the extent permitted by applicable law) at the applicable Pass- Through Rate for the related accrual period including the accrual period relating to the current distribution date.

         "Interest Funds" with respect to each loan group and any distribution date are equal to the sum, without duplication, of

         o all scheduled interest collected in respect of the related mortgage loans, less the related servicing fee, the trustee fee, the lender paid mortgage insurance fee, if any, and any amounts required to be reimbursed to the seller, the master servicer and the trustee as provided in the pooling and servicing agreement,

         o    all advances relating to interest on the related mortgage loans,

         o    all Compensating Interest,

         o Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, in each case with respect to the mortgage loans in the related loan group,

         o the interest portion of proceeds of the repurchase of any mortgage loans in the related loan group, and

         o the interest portion of the purchase price of the assets of the trust upon exercise by EMC of its optional termination right.

         "Liquidation Proceeds" are all net proceeds, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of mortgage loans, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties acquired by the master servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, other than the amount of such net proceeds representing any profit realized by the master servicer in connection with the disposition of any such properties.

         "Margin" with respect to any distribution date on or prior to the first possible optional termination date and (i) with respect to the Class I-A-1 Certificates, 0.250% per annum, (ii) with respect to the Class I-A-2 Certificates, 0.520% per annum, (iii) with respect to the Class II-A Certificates, 0.300% per annum, (iv) with respect to the Class M-1 Certificates, 0.670% per annum, (v) with respect to the Class M-2 Certificates, 1.170% per annum, (vi) with respect to the Class M-3 Certificates, 1.400% per annum, (vii) with respect to the Class M-4 Certificates, 1.800% per annum, (viii) with respect to the Class M-5 Certificates, 1.900% per annum, (ix) with respect to the Class M-6 Certificates, 3.250% per annum and(x) with respect to the Class M-7 Certificates, 4.000% per annum; and with respect to any distribution date after the first possible optional termination date, the Margin will increase to
(i) with respect to the Class I-A-2 Certificates, 1.040% per annum, (ii) with respect to the Class II-A Certificates, 0.600% per annum, (iii) with respect to the Class M-1 Certificates, 1.005% per annum, (iv) with respect to the Class M-2 Certificates, 1.755% per annum, (v) with respect to the Class M-3 Certificates, 2.100% per annum, (vi) with respect to the Class M-4 Certificates, 2.700% per annum, (vii) with respect to the Class M-5 Certificates, 2.850% per annum,
(viii) with respect to the Class M-6 Certificates, 4.875% per annum and (ix) with respect to the Class M-7 Certificates, 6.000% per annum.

         "Net Rate Cap" with respect to the Class I-A Certificates is equal to the weighted average of the net mortgage rates of the mortgage loans in Loan Group I; with respect to the Class II-A Certificates, is equal to the weighted average of the net mortgage rates of the mortgage loans in Loan Group II, minus the premium rate payable to the class II-A insurer in connection with the Class II-A Policy; and with respect to the Class M Certificates, is equal to the weighted average of the weighted average of the net mortgage rates of the mortgage loans in each loan group, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans of each loan group, the Certificate Principal Balance of the related senior certificates. For purposes of calculating the various Net Rate Caps, the "net mortgage rate" of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the sum of the respective rates used to calculate the servicing fee, the trustee fee and the lender paid mortgage insurance fee, if any.

         "Overcollateralization Amount" with respect to any distribution date is the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans as of the last day of the related Due Period (including any reduction due to Realized Losses) over (b) the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

         "Overcollateralization Release Amount" with respect to any distribution date is the lesser of (x) the first five bullet points under the definition of Principal Funds for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date (assuming that 100% of such Principal Funds is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that distribution date).

         "Overcollateralization Target Amount" with respect to any distribution date (a) prior to the Stepdown Date, approximately 2.05% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of, (1) approximately 2.05% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date and (2) 4.10% of the then current aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period and (ii) approximately $6,546,013 or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

         "Pass-Through Rate" with respect to each class of Class A Certificates and Class M Certificates will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described under " -- Calculation of One-Month LIBOR" plus the related Margin, and (y) the related Net Rate Cap, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

         "Prepayment Period" with respect to a distribution date is the period commencing on the 16th day of the month prior to the month in which the related distribution date occurs and ending on the 15th day of the month in which such distribution date occurs.

         "Principal Distribution Amount" with respect to each distribution date is equal to

         o    the Principal Funds for such distribution date, plus

         o any Extra Principal Distribution Amount for such distribution date, less

         o any Overcollateralization Release Amount for such distribution date.

         "Principal Funds" with respect to each loan group are equal to the sum, without duplication, of

         o the scheduled principal collected on the mortgage loans in the related loan group during the related Due Period or advanced on or before the related servicer advance date,

         o prepayments in respect of the mortgage loans in the related loan group, exclusive of any prepayment charges, collected in the related Prepayment Period,

         o the Stated Principal Balance of each mortgage loan in the related loan group that was repurchased by the seller or the master servicer,

         o the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the seller in connection with a substitution of a mortgage loan,

         o all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period on the mortgage loans in the related loan group, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period,

         o the principal portion of the purchase price of the assets of the trust upon the exercise by the master servicer of its optional termination right; minus

         o any amounts required to be reimbursed to the seller, the master servicer or the trustee as provided in the pooling and servicing agreement.

         "Realized Loss" is the excess of the unpaid Stated Principal Balance of a defaulted mortgage loan plus accrued and unpaid interest thereon at the mortgage rate to the extent not advanced by the master servicer through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. To the extent that the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date.

         "Reimbursement Amount" is the sum of (a) the aggregate unreimbursed amount of any payments made by the class II-A insurer under the Class II-A Policy, together with interest on such amount from the date of payment by the class II-A insurer until paid in full at the Accrual Rate (as defined in the Insurance Agreement) and (b) any other amounts owed to the class II-A insurer under the Insurance Agreement or the pooling and servicing agreement.

         "Relief Act" means the Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or any similar state law.

         "Remaining Excess Spread" with respect to any distribution date is the Excess Spread less the sum of (i) any Extra Principal Distribution Amount, in each case for such distribution date and (ii) any unpaid Reimbursement Amounts related to interest or principal draws not previously paid to the class II- A insurer other than as described in clause 1. under "Excess Spread and Overcollateralization Provisions".

         "Stated Principal Balance" of any mortgage loan means with respect to any distribution date is the cut-off date principal balance thereof minus the sum of

         (i) the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the related Due Period (and irrespective of any delinquency in their payment);

         (ii) all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the master servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the master servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

         (iii) any Realized Loss thereon incurred during the related Prepayment Period.

         The Stated Principal Balance of any liquidated mortgage loan is zero.

         "Stepdown Date" means the later to occur of

         (x)    the distribution date occurring in November 2007 and

         (y) the first distribution date for which the Current Specified Enhancement Percentage (calculated for this purpose only, prior to distributions on the certificates but following distributions on the mortgage loans for the related Due Period) is greater than or equal to approximately 39.20%.

         "Subsequent Recoveries" means subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

         A "Trigger Event" with respect to any distribution date exists if (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of mortgage loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in bankruptcy or foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) by (y) the aggregate Stated Principal Balance of the mortgage loans in the mortgage pool, in each case, as of the close of business on the last day of the preceding calendar month, exceeds 40% of the Current Specified Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the mortgage loans since the cut-off date as a percentage of the aggregate Stated Principal Balance of the mortgage loans as of the cut- off date exceeds the applicable percentage set forth below:


           November 2007 through October 2008..................  3.25%

           November 2008 through October 2009..................  5.25%

           November 2009 through October 2010..................  6.75%

           November 2010 and thereafter........................  7.50%

         "Unpaid Realized Loss Amount" with respect to the Class A Certificates and as to any distribution date is the excess of

         o    Applied Realized Loss Amounts with respect to such class over

         o the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

Any amounts distributed to the Class A Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

CALCULATION OF ONE-MONTH LIBOR

         On the second LIBOR business day preceding the commencement of each accrual period for the Class A Certificates and Class M Certificates bearing interest at an adjustable rate, which date we refer to as an interest determination date, the trustee will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

         The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of Class A Certificates and Class M Certificates bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of Class A Certificates and Class M Certificates bearing interest at an adjustable rate for such accrual period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

         o    with an established place of business in London,

         o    which have been designated as such by the trustee and

         o which are not controlling, controlled by, or under common control with, the depositor, the seller or the master servicer.

         The establishment of One-Month LIBOR on each interest determination date by the trustee and the trustee's calculation of the rate of interest applicable to the classes of Class A Certificates and Class M Certificates bearing interest at an adjustable rate for the related accrual period shall, in the absence of manifest error, be final and binding.

DISTRIBUTIONS ON THE CERTIFICATES

         General. On each distribution date, the trustee will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

         The trustee will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the trustee, then the trustee will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the trustee designated for such purposes. As of the closing date, the trustee designates its offices located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

         Interest Distributions. On each distribution date, the trustee will withdraw the available funds from the Distribution Account for such distribution date and apply Interest Funds in the following manner and order of priority:

              1.   From Interest Funds in respect of:

                   (a) Loan Group I, to the Class I-A-1 Certificates and Class
              I-A-2 Certificates, the Current Interest and then any Interest Carry Forward Amount for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

                   (b) Loan Group II, first, to the class II-A insurer, the
              premium due in connection with the Class II-A Policy, second, to the Class II-A Certificates, the Current Interest and then any Interest Carry Forward Amount for such class, and third, to the class II-A insurer, with respect to any Reimbursement Amount related to interest draws on the Class II-A Policy;

              2. From remaining Interest Funds in respect of the non-related loan group, to the Class I-A Certificates and Class II-A Certificates, the remaining Current Interest, if any, and the remaining Interest Carry Forward Amount, if any, for such classes, pro rata in accordance with the amount of accrued interest due thereon; provided, however, any such remaining Interest Funds that would otherwise be distributed to the Class II-A Certificates to pay the remaining Interest Carry Forward Amount for any distribution date will be used to pay the class II-A insurer the Reimbursement Amount related to interest draws on the Class II-A Policy, if any, prior to paying such Interest Carry Forward Amount to the Class II-A Certificates; and

              3. From remaining Interest Funds in respect of both loan groups, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Current Interest for such class.

         On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class CE Certificates and Residual Certificates, and thereafter, to the Current Interest payable to the Class A Certificates and Class M Certificates on such distribution date, on a pro rata basis, based on the respective amounts of accrued interest due on such certificates for such distribution date. The holders of the Class A Certificates and Class M Certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from Excess Spread to the extent of funds available as described under "-- Excess Spread and Overcollateralization Provisions". The holders of the Class A Certificates and Class M Certificates will not otherwise be entitled to reimbursement for any such interest shortfalls and the Class II-A Policy will not cover any such interest shortfalls.

         Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed as described below under "--Principal Distributions"; provided, however, any such Excess Spread that would otherwise be distributed to the Class II-A Certificates to pay the Extra Principal Distribution Amount for any distribution date will be used to pay the class II-A insurer any Reimbursement Amount related to interest or principal draws on the Class II-A Policy, if any, prior to paying such Extra Principal Distribution Amount to the Class II-A Certificates. Any Excess Spread remaining after the distribution of the Extra Principal Distribution amount will be the Remaining Excess Spread and, together with any Overcollateralization Release Amount, will be applied as Excess Cashflow as described under "-- Excess Spread and Overcollateralization Provisions".

         Principal Distributions. On each distribution date, the trustee will apply the Principal Distribution Amount for such distribution date in the following manner and order of priority:

         (A) For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

             1. To the Class A Certificates, the Principal Distribution Amount for such distribution date to be distributed as follows:

                (a) from the Group I Principal Distribution Amount for such distribution date, sequentially to the Class I-A-1 Certificates and Class I-A-2 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

                (b) from the Group II Principal Distribution Amount for such distribution date, to the Class II-A Certificates, until the Certificate Principal Balance thereof is reduced to zero;

             2. To the Class M-1 Certificates any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

             3. To the Class M-2 Certificates any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

             4. To the Class M-3 Certificates any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

             5. To the Class M-4 Certificates any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

             6. To the Class M-5 Certificates any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

             7. To the Class M-6 Certificates any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

             8. To the Class M-7 Certificates any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

         (B) For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

             1. To the Class A Certificates, the Principal Distribution Amount for such distribution date to be distributed as follows:

                (a) from the Group I Principal Distribution Amount for such distribution date, sequentially to the Class I-A-1 Certificates and Class I-A-2 Certificates, in that order, the Class I-A Principal Distribution Amount for such distribution date, in each case until the Certificate Principal Balance thereof is reduced to zero; and

                (b) from the Group II Principal Distribution Amount for such distribution date, to the Class II-A Certificates, the Class II-A Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

             2. To the Class M-1 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

             3. To the Class M-2 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

             4. To the Class M-3 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-3 Principal

         Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

             5. To the Class M-4 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

             6. To the Class M-5 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-5 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

             7. To the Class M-6 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-6 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

             8. To the Class M-7 Certificates, from any remaining Principal Distribution Amount in respect of both loan groups for such distribution date, the Class M-7 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

         (C) Notwithstanding the provisions of clauses (A) and (B) above, if on any distribution date the Class A Certificates related to a loan group are no longer outstanding, the pro rata portion of the applicable Principal Distribution Amount or the applicable Class A Principal Distribution Amount, as applicable, otherwise allocable to such Class A Certificates will be allocated among the remaining group of Class A Certificates in the same manner and order of priority described above; provided, however, any such amount allocable to the Class II-A Certificates will be used first to pay the class II-A insurer any Reimbursement Amounts related to principal draws on the Class II-A Policy, if any.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

         Excess Spread will be required to be applied as an Extra Principal Distribution Amount and distributed as part of the Principal Distribution amount as described above under "-- Distributions on the Certificates -- Principal Distributions" with respect to the Class A Certificates and Class M Certificates whenever the Overcollateralization Amount is less than the Overcollateralization Target Amount. Any Remaining Excess Spread, together with any Overcollateralization Release Amount, will be distributed in the following manner and order of priority:

         1. To the Class A Certificates, (a) first, any remaining Interest Carry Forward Amount for such classes, pro rata, in accordance with the Interest Carry Forward Amount due with respect to each such class, to the extent not fully paid as described under "--Interest Distributions" above; provided, however, that any Excess Cashflow allocable to the Class II-A Certificates under this clause will be used to pay any unpaid Reimbursement Amounts relating to interest draws owed to the class II-A insurer prior to paying any Interest Carry Forward Amount to the Class II-A Certificates, and (b) second, any Unpaid Realized Loss Amount for such classes for such distribution date, pro rata, in accordance with the Applied Realized Loss Amount allocated to each such class;

         2. From any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, an amount equal to any Interest Carry Forward Amount;

         3. From any remaining Excess Cashflow, to the Class I-A Certificates and Class II-A Certificates, any Basis Risk Shortfall Carry Forward Amount for such class for such distribution date, pro rata based on the amount of such Basis Risk Shortfall Carry Forward Amount, if any, and to the extent not covered by the Yield Maintenance Agreements, if applicable;

         4. From any such remaining Excess Cashflow, to pay the class II-A insurer any Reimbursement Amount to the extent not paid above;

         5. From any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amount for such distribution date, to the extent not covered by the Yield Maintenance Agreements;

         6. From any remaining Excess Cashflow, to the Class A Certificates, on a pro rata basis, based on the entitlement of each such class, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the amount of shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls allocated to such classes of certificates, to the extent not previously reimbursed;

         7. From any remaining Excess Cashflow, to the Class CE Certificates an amount specified in the pooling and servicing agreement; and

         8. From any remaining amounts, to the residual certificates and to the Class P Certificates as described in the pooling and servicing agreement.

         In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of Class A Certificates and Class M Certificates has been reduced to zero, that class of Class A Certificates and Class M Certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfalls.

ALLOCATION OF LOSSES

         Any Realized Losses on the mortgage loans will be applied on any distribution date as follows: first, to Excess Spread, second, in reduction of any Overcollateralization Amount, third, to the Class M-7 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the Class M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eighth, to the Class M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, ninth, to the Class M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, tenth, to the related Class or Classes of Class A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until reduced to zero, and eleventh, to the unrelated Class or Classes of Class A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until reduced to zero. Any reduction to the Certificate Principal Balance of a certificate is an Applied Realized Loss Amount.

         Once Realized Losses have been allocated to a class of certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Applied Realized Loss Amounts may be repaid to the holders of the Class A Certificates from Remaining Excess Spread, according to the priorities set forth under "- Excess Spread and Overcollateralization Provisions" above.

         No reduction of the Certificate Principal Balance of any class of certificates shall be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of certificates as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans as of the related Due Date.

         Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Class A Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Excess Cashflow.

         In the event that the master servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed in accordance with the priorities described under "Description of the Certificates-- Distributions on the Certificates," in this prospectus supplement and the Certificate Principal Balance of each class of Class A Certificates and Class M Certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any accrual period preceding the distribution date on which such increase occurs. Any Subsequent Recoveries that are received during a Prepayment Period will be included as a part of the Interest Funds or Principal Funds, as the case may be, for the related distribution date.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the trustee will make available to each certificateholder, the trustee, the master servicer, the class II-A insurer and the depositor a statement generally setting forth, among other information:

             1. the amount of the related distribution to holders of the Class A Certificates and Class M Certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

             2. the amount of such distribution to holders of the Class A Certificates and Class M Certificates allocable to interest and the portion thereof, if any, provided by the related Yield Maintenance Agreement;

             3. the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the Class A Certificates and Class M Certificates (if any);

             4. the Certificate Principal Balance of the Class A Certificates and Class M Certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

             5. the Stated Principal Balance of all the mortgage loans in the aggregate for the following distribution date;

             6. the amount of the servicing fee for the master servicer for the related due period;

             7. the Pass-Through Rate for each class of Class A Certificates and each class of Class M Certificates for such distribution date and whether such rate was based on an interest rate cap;

             8. the amount of advances included in the distribution on such distribution date;

             9. the number and aggregate Stated Principal Balance of the mortgage loans (A) delinquent, exclusive of mortgage loans in foreclosure, (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such distribution date;

             10. with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the related Prepayment Period;

             11. whether a Trigger Event exists;

             12. the total number and principal balance of any real estate owned, or REO properties as of the end of the related Prepayment Period;

             13. the cumulative Realized Losses through the end of the preceding month;

             14. the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans, and

             15. the amount of the Prepayment Charges remitted by the master servicer and the amount on deposit in the reserve fund.

         The trustee will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders and to the class II-A insurer via the trustee's internet website. Assistance in using the website service can be obtained by calling the trustee's customer service desk at (312) 904-0351. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and deliver to the master servicer and to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

         The pooling and servicing agreement may be amended by the depositor, the master servicer, the seller and the trustee, with the consent of the class II-A insurer but without the consent of certificateholders,

         o   to cure any ambiguity,

         o   to correct or supplement any provision therein, or

         o to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates (such determination to be without regard to the financial guaranty insurance policy issued by class II-A insurer in connection with the Class II-A Certificates).

         In addition, the pooling and servicing agreement may be amended with the consent of the class II-A insurer but without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee and the class II-A insurer have received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the pooling and servicing agreement may be amended by the depositor, the master servicer, the seller and the trustee and with the consent of the class II-A insurer and the holders of each class of certificates affected thereby evidencing over 50% of the Voting Rights of such class or classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

                  (a) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

                  (b) cause any REMIC to fail to qualify as a REMIC for federal tax purposes;

                  (c) reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

         The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel (a copy of which shall be addressed to and delivered to the class II-A insurer) to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund's REMIC elections to fail to qualify as a REMIC for federal tax purposes.

         Notwithstanding the foregoing, the class II-A insurer shall have the right to consent to any amendment which materially affects their rights and obligations under the pooling and servicing agreement or the rights of any holder of the Class II-A Certificates. So long as there is not a continuing default by the class II-A insurer of its obligations under the Class II-A Policy, the class II-A insurer has, and may exercise without the consent of the holders of the Class II-A Certificates, all of the rights of the holders of the Class II-A Certificates under the pooling and servicing agreement.

VOTING RIGHTS

         As of any date of determination,

         o holders of the Class A Certificates and Class M Certificates will be allocated 93% of all voting rights, allocated among such Class A Certificates and Class M Certificates in proportion to their respective outstanding Certificate Principal Balances,

         o holders of the Class CE Certificates will be allocated 3% of all voting rights, and

         o holders of each class of Class R Certificates and Class P Certificates will be allocated 1% of all voting rights.

         Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

CERTAIN RIGHTS OF THE CLASS II-A INSURER

         The class II-A insurer shall be subrogated to the rights of each holder of a Class II-A Certificate to receive distributions on the Class II-A Certificates to the extent of any payment by the class II-A insurer under the Class II-A Policy.

         Unless it is in default under the terms of the Class II-A Policy, or certain events with respect to bankruptcy or insolvency have occurred with respect to the class II-A insurer, pursuant to the terms of the pooling and servicing agreement, each Class II-A certificateholder agrees that the class II-A insurer can be treated by the depositor, the master servicer, the trustee and the seller as if the class II-A insurer were the holder of all Class II-A Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Class II-A certificateholders thereunder without any further consent of the holders of the Class II-A Certificates and the holders of the Class II-A Certificates will not exercise any of such rights without the prior written consent of the class II-A insurer. Once the Class II-A Certificates have been paid in full, and any Reimbursement Amount owed to the class II-A insurer has been paid, these rights will terminate.

OPTIONAL TERMINATION

         The master servicer will have the right to purchase all remaining mortgage loans and REO properties and thereby effect early retirement of all the certificates, subject to the Stated Principal Balance of the mortgage loans and REO properties at the time of repurchase being less than or equal to 10% of the Stated Principal Balance of the mortgage loans as of the cut-off date. We refer to such date as the optional termination date. In the event that the master servicer, exercises such option, it will effect such repurchase at a price equal to the sum of

         o 100% of the Stated Principal Balance of each mortgage loan, other than in respect of REO Property, plus accrued interest thereon at the applicable mortgage rate,

         o the appraised value of any REO property, up to the Stated Principal Balance of the related mortgage loan, and

         o any unreimbursed out-of-pocket costs and expenses of the trustee or the master servicer and the principal portion of any unreimbursed advances previously incurred by the master servicer in the performance of its servicing obligations and any Reimbursement Amounts due to the class II-A insurer.

Proceeds from such purchase will be distributed to the certificateholders in the priority described above in "Description of the Certificates -- Distributions on the Certificates." In the event that the purchase price to be paid by the master servicer is based in part on the appraised value of any REO property and such appraised value is less than the Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the offered certificates as described under "Description of the Certificates - Allocation of Losses". Any purchase of the mortgage loans and REO properties will result in an early retirement of the certificates.

OPTIONAL PURCHASE OF CERTAIN LOANS

         As to any mortgage loan which as of the first day of a calendar quarter is delinquent in payment by 91 days or more, EMC Mortgage Corporation may, at its option, purchase such mortgage loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed; provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such calendar quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent calendar quarter.

         In addition, during the 90 day period following the closing date, EMC Mortgage Corporation may, in its sole discretion, purchase any mortgage loan for which the related originator or prior owner has breached a representation or warranty made to EMC Mortgage Corporation regarding the characteristics of such mortgage loan.

EVENTS OF DEFAULT

         Events of default under the pooling and servicing agreement include:

         o any failure by the master servicer to remit to the trustee any amount received or collected by it with respect to the mortgage loans, or any advance required to be made by the master servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

         o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the pooling and servicing agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

         o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; or

         o any draw on the Class II-A Policy, if the class II-A insurer is not in default; provided that if the master servicer is EMC, the master servicer shall not be in default pursuant to this clause if the direct or indirect parent of EMC is rated at least "BBB" by Standard & Poor's or "Baa2" by Moody's.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates in the case of any event of default described in the first three bullet points above or upon the receipt of written instructions from the class II- A insurer in the case of any event of default described in the last bullet point above, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon the trustee shall, except as described below, automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement; provided, however that the trustee in its capacity of successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon termination of the predecessor master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer; provided, further that the trustee shall have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee shall be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer (with the prior written consent of the class II-A insurer, which consent shall not be unreasonably withheld) as the successor to the master servicer under the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the pooling and servicing agreement. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee shall act in such capacity as provided under the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the trust fund. To the extent the class II-A insurer directs the trustee to terminate the master servicer due to an event of default described in the last bullet point above, the class II-A insurer will be required to appoint a successor master servicer which is reasonably acceptable to the trustee and to the rating agencies, which successor master servicer will be required to assume all of the obligations of the terminated master servicer in the manner described above.

         No certificateholder, solely by virtue of such holder's status as a certificateholder, or the class II- A insurer will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder or class II-A insurer, as applicable, previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates or class II-A insurer, as applicable, have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

         LaSalle Bank National Association will be the trustee under the pooling and servicing agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, Attention: Global Securitization Trust Services Group - Bear Stearns Asset Backed Securities I LLC, Series 2004-FR3 or at such other address as the trustee may designate from time to time. The trustee will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the pooling and servicing agreement as set forth in the pooling and servicing agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the trustee or its property. Upon such resignation or removal of the trustee, the depositor will be entitled to appoint a successor trustee with the prior written consent of the class II-A insurer, which consent shall not be unreasonably withheld. The trustee may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust with the prior written consent of the class II-A insurer, which consent shall not be unreasonably withheld. In the event that the certificateholders remove the trustee, the compensation of any successor trustee shall be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                          YIELD MAINTENANCE AGREEMENTS

         The trustee, on behalf of the trust fund, will enter into three yield maintenance agreements (each, a "Yield Maintenance Agreement") with Bear Stearns Financial Products Inc. (the "Counterparty") for the benefit of the holders of the Class I-A, Class II-A and Class M Certificates. The Yield Maintenance Agreements are intended to provide partial protection to the holders of the Class I-A, Class II-A and Class M Certificates in the event that the Pass-Through Rate applicable to the Class I-A, Class II-A and Class M Certificates is limited by the applicable Net Rate Cap.

         The Counterparty is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Counterparty maintains a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's. The Counterparty will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Counterparty. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. The Counterparty is an affiliate of Bear, Stearns & Co. Inc., the seller and the depositor.

         On each distribution date, the Counterparty will make payments under the Yield Maintenance Agreements to the trustee for the benefit of the holders of the Class I-A, Class II-A and Class M Certificates. The payment to be made by the Counterparty under each Yield Maintenance Agreement on each distribution date will be equal to the amount accrued during the related calculation period on the notional balance specified below at a rate equal to the excess of (i) One-Month LIBOR (in the case of the Yield Maintenance Agreement relating to the Class I-A Certificates, subject to a ceiling of 9.25% per annum; in the case of the Yield Maintenance Agreement relating to the Class II-A Certificates, subject to a ceiling of 10.00% per annum from and including the distribution date in November 2004 to and including the distribution date in August 2006, a ceiling of 9.50% per annum from and including the distribution date in September 2006 to and including the distribution date in February 2007, and a ceiling of 9.25% per annum from and including the distribution date in March 2007 to and including the distribution date in August 2007; and in the case of the Yield Maintenance Agreement relating to the Class M Certificates, subject to a ceiling of 7.50% per annum) over (ii) for each distribution date, the rates set forth below. The notional balance of the Yield Maintenance Agreements relating to the Class I- A Certificates, Class II-A Certificates and Class M Certificates is equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class I-A Certificates, Class II-A Certificates or the Class M Certificates, respectively, at the beginning of the related calculation period, and (ii) the notional balance set forth below:

                         Notional                                                            Notional
                        Balance of        Cap Rate of       Notional         Cap Rate of     Balance of     Cap Rate of
                         Class-I-A         Class I-A        Balance of        Class II-A       Class-M        Class M
                          Yield             Yield           Class-II-A          Yield           Yield          Yield
      Month of          Maintenance       Maintenance   Yield Maintenance    Maintenance     Maintenance    Maintenance
 Distribution Date       Agreement         Agreement        Agreement         Agreement       Agreement      Agreement
------------------- ------------------- -------------- -------------------- ------------ ----------------- --------------
   November 2004     $285,525,323.60         7.00%        $776,089,047.09       6.50%    $233,625,000.00       5.50%
   December 2004      281,659,934.66         7.00          765,160,227.40       6.50      233,625,000.00       5.50
    January 2005      277,154,979.41         7.00          752,494,409.73       6.50      233,625,000.00       5.50
   February 2005      272,020,093.40         7.00          738,119,995.38       6.50      233,625,000.00       5.50
     March 2005       266,268,443.87         7.00          722,075,016.23       6.50      233,625,000.00       5.50
     April 2005       259,916,743.65         7.00          704,407,154.77       6.50      233,625,000.00       5.50
      May 2005        252,985,235.20         7.00          685,173,681.96       6.50      233,625,000.00       5.50
     June 2005        245,497,643.57         7.00          664,441,309.55       6.50      233,625,000.00       5.50
     July 2005        237,488,316.53         7.00          642,293,753.10       6.50      233,625,000.00       5.50
    August 2005       229,618,223.75         7.00          620,646,998.97       6.50      233,625,000.00       5.50
   September 2005     221,885,366.15         7.00          599,489,434.58       6.50      233,625,000.00       5.50
    October 2005      214,287,415.01         7.00          578,809,801.26       6.50      233,625,000.00       5.50
   November 2005      206,886,143.99         7.00          558,667,561.85       6.50      233,625,000.00       5.50
   December 2005      199,676,478.45         7.00          539,048,814.19       6.50      233,625,000.00       5.50
    January 2006      192,653,474.41         7.00          519,940,014.69       6.50      233,625,000.00       5.50
   February 2006      185,812,315.18         7.00          501,327,969.14       6.50      233,625,000.00       5.50
     March 2006       179,148,308.11         7.00          483,199,823.65       6.50      233,625,000.00       5.50
     April 2006       172,656,881.37         7.00          465,543,055.97       6.50      233,625,000.00       5.50
      May 2006        166,333,591.92         7.00          448,345,466.87       6.50      233,625,000.00       5.50
     June 2006        160,104,995.26         7.00          431,595,171.89       6.50      233,625,000.00       5.50
     July 2006        154,039,204.70         7.00          415,189,604.38       6.50      233,625,000.00       5.50
    August 2006       148,124,976.76         7.00          399,207,381.80       6.50      233,625,000.00       5.50
   September 2006     142,423,310.62         8.50          383,770,676.09       8.00      233,625,000.00       5.50
    October 2006      136,869,501.93         8.50          368,734,578.11       8.00      233,625,000.00       5.50
   November 2006      131,459,733.94         8.50          354,088,744.25       8.00      233,625,000.00       5.50
   December 2006      126,190,288.13         8.50          339,823,097.16       8.00      233,625,000.00       5.50
    January 2007                                           325,927,818.85       8.00      233,625,000.00       5.50
   February 2007                                           312,393,344.06       8.00      233,625,000.00       5.50
     March 2007                                            299,210,357.72       8.85      233,625,000.00       5.50
     April 2007                                            286,369,776.55       8.85      233,625,000.00       5.50
      May 2007                                             273,862,755.16       8.85      233,625,000.00       5.50
     June 2007                                             261,679,994.72       8.85      233,625,000.00       5.50
     July 2007                                             249,812,955.44       8.85      233,625,000.00       5.50
    August 2007                                            238,249,174.10       8.85      233,625,000.00       5.50
   September 2007                                                                         233,625,000.00       5.50
    October 2007                                                                          224,111,478.05       5.50
   November 2007                                                                          210,451,046.04       5.50
   December 2007                                                                          197,145,774.08       5.50
    January 2008                                                                          184,186,491.06       5.50

         On each Distribution Date, amounts received from the Yield Maintenance Agreements with respect to such Distribution Date will be allocated to the following classes of certificates in the following order of priority:

                  (i) first, (A) from amounts received under the Yield Maintenance Agreement related to the Class I-A Certificates, to the Class I-A Certificates pro rata based on the amount of Basis Risk Shortfall Carry Forward Amount for such classes of certificates for such distribution date, (B) from amounts received under the Yield Maintenance Agreement related to the Class II-A Certificates, to the Class II-A Certificates the amount of Basis Risk Shortfall Carry Forward Amount for such class of certificates for such distribution date and (C) from amounts received under the Yield Maintenance Agreement related to the Class M Certificates, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the amount of any Basis Risk Shortfall Carry Forward Amount for such classes of certificates for such distribution date;

                  (ii) second, from any remaining amounts received from the non-related Yield Maintenance Agreements, to the Class I-A, Class II-A and Class M Certificates, as applicable, pro rata, based on the aggregate amount of Basis Risk Shortfall Carry Forward Amounts for the Class I-A, Class II-A and Class M Certificates, as applicable, for such distribution date to the extent not covered in clause (i) above, which amounts shall be paid in the case of the Class I-A Certificates and Class M Certificates in the order of priority in clauses (i) first (A) and (C) above; and

                  (iii) third, from any remaining amounts received from the Yield Maintenance Agreements, to the Class CE Certificates.


                     THE FINANCIAL GUARANTY INSURANCE POLICY

         The following summary of terms of the financial guaranty insurance policy to be issued by Assured Guaranty Corp. (the "class II-A insurer" or "Assured Guaranty") does not purport to be complete and is qualified in its entirety by reference to the financial guaranty insurance policy.

         Assured Guaranty has made a commitment to issue a financial guaranty insurance policy (the "Class II-A Policy" or the "Policy") relating to the Class II-A Certificates (the "Insured Certificates"), effective as of the date of issuance of the Insured Certificates. Under the terms of the Policy, Assured Guaranty will unconditionally and irrevocably guarantee to pay each and every insured payment (as described below) which becomes due for payment but shall be unpaid by reason of nonpayment by the trust. The Policy is non-cancelable for any reason, including without limitation the non-payment of premium.

         Insured payments for any distribution date are as follows: (i) the Current Interest for the accrual period on the Insured Certificates; (ii) the Insured Certificate Loss Amount for such Distribution Date, if any; and (iii) the Certificate Principal Balance of the Insured Certificates on the related Insured Certificate on the distribution date occurring in September 2034 or, with the consent of Assured Guaranty, upon the earlier termination of the trust pursuant to the terms of the pooling and servicing agreement, after giving effect to distributions from the trust on that distribution date. The total aggregate principal amount of insured payments in respect of the Certificate Principal Balance of the Insured Certificates payable by Assured Guaranty under the Policy will in no event exceed $767,512,000. An "Insured Certificate Loss Amount" means, with respect to any distribution date and the Insured Certificates, the Applied Realized Loss Amounts allocated to the Insured Certificates on such distribution date. An insured payment is due for payment when, on a distribution date, there is a shortfall in available funds on deposit in the Distribution Account to pay the foregoing amounts on the applicable distribution dates (the "Defaulted Amount"). Notwithstanding the foregoing, an insured payment does not include any basis risk shortfalls, any interest shortfall resulting from the application of the Relief Act or any prepayment interest shortfalls allocated to the Insured Certificates on the related distribution date, or any shortfall attributable to the liability of the trust, any REMIC or the trustee for taxes or withholding taxes, including interest and penalties in respect of such liability.

         Assured Guaranty will pay each Defaulted Amount (other than such as constitute "avoided payments") to the trustee, as beneficiary of the Policy on behalf of the holders of the Insured Certificates, on the later of (i) the date such Defaulted Amount becomes due for payment or (ii) the second business day following the day on which Assured Guaranty receives notice of claim therefor in accordance with the terms of the Policy. Avoided payments are amounts previously distributed by or on behalf of the trust on the Insured Certificates which are or may be recoverable and sought to be recovered as avoidable preferences by a trustee in bankruptcy pursuant to an insolvency proceeding in accordance with a final nonappealable order of a court having competent jurisdiction. Assured Guaranty will pay amounts of avoided payments when due to be paid pursuant to an applicable court order, but in any event no earlier than the fourth business day following proper notice as described in the Policy.

         Assured Guaranty shall be subrogated to the rights of the holders of the Insured Certificates to receive payments in respect of the insured payments to the extent of any payment by Assured Guaranty under the Policy.

         The Policy is not covered by the property/casualty insurance fund specified in Article 76 of the New York Insurance Law.

         Pursuant to the terms of the pooling and servicing agreement, for so long as there is no continuing default by Assured Guaranty with respect to its obligations under the Policy, each holder of an Insured Certificate agrees that Assured Guaranty shall be treated by the depositor, the master servicer, the seller, the originators and the trustee as if Assured Guaranty were the holder of all of the Insured Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the holders of the Insured Certificates thereunder.

         In addition to the rights set forth in this prospectus supplement, Assured Guaranty may have additional rights with respect to the enforcement of representations and warranties, events of default, and other matters as set forth in the pooling and servicing agreement.

         Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the pooling and servicing agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the pooling and servicing agreement unless such amendment or modification has been approved in writing by Assured Guaranty.


                             THE CLASS II-A INSURER

         Assured Guaranty Corp. ("Assured Guaranty") is a Maryland-domiciled insurance company currently licensed as a financial guaranty insurance company in forty-six states and the District of Columbia. Assured Guaranty was formed in 1985 and commenced operations in 1988. Assured Guaranty has license applications pending, or intends to file an application, in each of those states in which it is not currently licensed. Assured Guaranty is located at 1325 Avenue of the Americas, New York, New York 10019. Assured Guaranty is a wholly owned indirect subsidiary of Assured Guaranty Ltd., a Bermuda company whose shares are publicly held and are listed on the New York Stock Exchange under the symbol "AGO" ("AGL"). AGL files annual, quarterly and special reports, information statements and other information with the United States Securities and Exchange Commission ("SEC"). Copies of AGL's SEC filings are available over the SEC's website.

         Assured Guaranty is subject to insurance laws and regulations in Maryland and in New York (among other limited states jurisdictions) that, among other things, (i) limit Assured Guaranty's business to financial guaranty insurance and related lines, (ii) prescribe minimum solvency requirements, including capital and surplus requirements, (iii) limit classes and concentrations of investments, (iv) regulate the amount of both the aggregate and individual risks that may be insured, (v) limit the payment of dividends by Assured Guaranty, (vi) require the maintenance of contingency reserves and (vii) govern changes in control and transactions among affiliates. State laws to which Assured Guaranty is subject also require the approval of policy rates and forms.

         Assured Guaranty's financial strength is rated AAA by S&P, and Aa1 by Moody's. Assured Guaranty's rating outlook from S&P is negative. Each rating of Assured Guaranty should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of Assured Guaranty and its ability to pay claims on its policies of insurance. Any further explanation of the significance of the above ratings may be obtained from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any security, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of any security guaranteed by Assured Guaranty. Assured Guaranty does not guaranty the market price of the securities it guarantees, nor does it guaranty that the ratings on such securities will not be revised or withdrawn.

         Assured Guaranty makes no representation regarding the Certificates or the advisability of investing in the Certificates. In addition, Assured Guaranty makes no representation regarding, nor does it accept any responsibility for the accuracy or completeness of this prospectus supplement and the accompanying prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding Assured Guaranty supplied by Assured Guaranty and presented under the heading "THE CLASS II-A INSURER".


Capitalization of Assured Guaranty Corp.

         As of December 31, 2003, Assured Guaranty had total admitted assets of $1,207,785,868, total liabilities of $952,203,218, total surplus of $255,582,650 and total statutory capital (surplus plus contingency reserves) of $655,582,596, determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities. Copies of the statutory quarterly and annual statements filed with the Maryland Insurance Administration are available upon request by contacting Assured Guaranty at (212) 974-0100.

         Attached to this prospectus supplement as Annex II are the audited financial statements of Assured Guaranty for the years ended December 31, 2003, 2002 and 2001 and its unaudited financial statements for the six months ended June 30, 2004 and 2003.

         The following table sets forth the capitalization of Assured Guaranty as of the period ended December 2002 and 2003 and as of June 30, 2004 (unaudited), on the basis of accounting principles generally accepted in the United States of America:


                                                  DECEMBER 31,          DECEMBER 31,          JUNE 30, 2004
                                                      2002                  2003              (IN MILLIONS)
                                                 (IN MILLIONS)          (IN MILLIONS)          (UNAUDITED)
                                                 -------------          -------------         -------------
Unearned Premiums                                     353                     389                    398
Other Liabilities                                     233                     236                    238
Stockholders Equity:
     Common Stock                                      15                      15                     15
     Additional Paid-in Capital                       345                     351                    386
     Unrealized Gain on Bonds, Net of Tax              42                      45                     25
     Retained Earnings                                371                     465                    513
                                                      ---                     ---                    ---
Total Stockholder's Equity                            773                     876                    938
                                                      ---                     ---                    ---

Total Liabilities and Stockholders Equity           1,359                   1,501                  1,574

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments, of the related mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. Approximately 88.65% of the mortgage loans, by cut-off date principal balance, at origination provided for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to five years from the date of the execution of the related mortgage note. These penalties, if still applicable and if enforced by the master servicer would typically discourage prepayments on the mortgage loans. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         Certain of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "nonconforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the seller's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

         The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and applied in reduction of the Certificate Principal Balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the offered certificates will be influenced by, among other factors,

         o the overcollateralization level of the assets in the mortgage pool at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the offered certificates;

         o    the delinquency and default experience of the mortgage loans; and

         o the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the Class CE Certificates and the residual certificates in each case as provided in the pooling and servicing agreement when required overcollateralization levels have been met.

         To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         The principal payment rules require that, after certain payments are made to the Class A Certificates, funds from the related loan group shall be allocated to the Class A Certificates relating to the other loan group. To the extent a class of Class A Certificates receives such additional amounts, the weighted average life thereof can be expected to shorten.

         We refer you to "Description of the Certificates -- Distributions on the Certificates" and " -- Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

         The yields to maturity of the offered certificates and, in particular the subordinated certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of the offered certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.


PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

         The extent to which the yield to maturity of the offered certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans in the related loan group. In particular, in the case of the offered certificates purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans in the related loan group could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans in the related loan group could result in an actual yield to such investor that is lower than the anticipated yield.

         Some of the mortgage loans bear interest at fixed rates. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the interest rate cap applicable to a class or classes of certificates. If the Pass-Through Rate on a class of certificates is limited by its interest rate cap no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the related Yield Maintenance Agreement and any Excess Spread is available on future distribution dates to pay Basis

Risk Shortfall Carry Forward Amounts. See "Description of the Certificates -- Excess Spread and Overcollateralization Provisions".

         To the extent that the Pass-Through Rate on the Class A Certificates and Class M Certificates is limited by the applicable interest rate cap, the difference between (x) the interest amount payable to such class at the applicable Pass-Through Rate without regard to the related interest rate cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a shortfall. In the case of the Class I-A, Class II-A and Class M Certificates, such shortfall will be payable to the extent of payments made under the related Yield Maintenance Agreement on the applicable distribution date. However, payments under the Yield Maintenance Agreements are based on the lesser of the actual Certificate Principal Balance of the related class of certificates and the principal amount of such certificates based on certain prepayment assumptions regarding the mortgage loans. If the mortgage loans do not prepay according to those assumptions, it may result in the Yield Maintenance Agreements providing insufficient funds to cover such shortfalls.

         The "last scheduled distribution date" for each class of the offered certificates (other than the Class I-A-1 Certificates) is the distribution date in September 2034, which is the distribution date in the month following the latest maturing mortgage loan. Assuming a 0% prepayment assumption, no losses or delinquencies on the related mortgage loans, and no Excess Spread on any distribution date, the last scheduled distribution date for the Class I-A-1 Certificates is the distribution date in February 2030. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

         o prepayments on the related mortgage loans are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

         o Excess Spread to the extent available will be applied as an accelerated payment of principal on the offered certificates to the extent described herein, and

         o EMC may purchase all the mortgage loans when the outstanding Stated Principal Balances thereof have declined to 10% or less of the cut-off date principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described herein.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, which we refer to as the prepayment model, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. A 100% prepayment assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate ("CPR") of 4% in the first month of the life of such pool, such rate increasing by an additional approximate 1.91% CPR (precisely 21/11 percent), in the case of the fixed rate mortgage loans, and an additional approximate 2.09% CPR (precisely 23/11 percent) in the case of the adjustable rate mortgage loans, each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 25% CPR, in the case of the fixed rate mortgage loans, and 27% CPR, in the case of the adjustable rate mortgage loans, for the remainder of the life of such pool.

         There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

         o the mortgage loans in the respective loan groups prepay at the indicated percentages of the prepayment assumption;

         o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in November 2004, in accordance with the payment priorities defined herein;

         o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

         o scheduled payments are assumed to be received on the first day of each month commencing in November 2004, there are no shortfalls in the payment of interest to certificateholders and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in October 2004, and include 30 days, interest thereon;

         o the level of Six-Month LIBOR and One-Month LIBOR remains constant at 2.22% and 1.91% per annum, respectively;

         o the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to Six-Month LIBOR (as described above), as applicable, plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

         o scheduled payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining amortization terms to stated maturity such that the mortgage loans will fully amortize by their remaining amortization terms (taking into account any remaining interest only periods);

         o scheduled payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in the bullet point above;

         o    the closing date for the Certificates is October 29, 2004;

         o except as indicated with respect to the weighted average lives, the master servicer does not exercise its right to purchase the assets of the trust fund on the optional termination date; and

         o each loan group consists of the mortgage loans having the approximate characteristics described below:

                                                                          ORIGINAL     REMAINING
                                                                        AMORTIZATION  AMORTIZATION                   INITIAL
   LOAN               CURRENT        CURRENT MORTGAGE    AGGREGATE          TERM         TERM           GROSS     PERIODIC RATE
  NUMBER    GROUP   BALANCES ($)          RATE(%)      EXPENSE RATE (%) (IN MONTHS)   (IN MONTHS)     MARGIN (%)      CAP (%)
----------- -----   -------------    ----------------- ---------------- ------------  ------------    ----------  -------------

    1        I       51,861,031.35       6.749             0.501           360          357               N/A           N/A
    2        I      148,696,553.65       6.959             0.501           360          357             6.925         3.000
    3        I      103,522,651.83       5.902             0.501           360          357             6.574         3.000
    4        I       14,079,527.68       6.265             0.501           360          357             6.796         3.000
    5        I       11,588,927.86       5.690             0.501           360          357             6.472         3.000
    6        I          418,040.04       5.750             0.501           360          358             6.700         3.000
    7        I       24,419,456.69      10.429             0.501           326          323               N/A           N/A
    8        II     169,450,383.14       7.050             0.501           352          349               N/A           N/A
    9        II     566,425,491.97       7.310             0.501           360          357             6.962         3.000
    10       II     137,365,277.93       6.088             0.501           360          357             6.708         3.000
    11       II      32,403,298.25       6.918             0.501           360          357             6.913         3.000
    12       II      12,547,822.78       6.088             0.501           360          357             6.718         3.000
    13       II      36,424,150.81      10.637             0.501           256          253               N/A           N/A

                                                                          NUMBER OF        RATE                       REMAINING
                                     MAXIMUM GROSS                      MONTHS UNTIL    ADJUSTMENT                    INTEREST
   LOAN       SUBSEQUENT PERIODIC      MORTGAGE        MINIMUM GROSS     FIRST-RATE     FREQUENCY                    ONLY PERIOD
  NUMBER         RATE CAP (%)           RATE (%)     MORTGAGE RATE (%)   ADJUSTMENT    (IN-MONTHS)      INDEX        (IN-MONTHS)
------------  -------------------    -------------   -----------------  ------------    ----------    ------------   -----------
     1                N/A                N/A               N/A               N/A            N/A            N/A            N/A
     2              1.500             13.959             6.959                21             6         6 Mo. LIBOR        N/A
     3              1.500             12.902             5.902                21             6         6 Mo. LIBOR         21
     4              1.500             13.265             6.265                33             6         6 Mo. LIBOR        N/A
     5              1.500             12.690             5.690                33             6         6 Mo. LIBOR         32
     6              1.500             12.750             5.750                58             6         6 Mo. LIBOR        N/A
     7                N/A                N/A               N/A               N/A            N/A            N/A            N/A
     8                N/A                N/A               N/A               N/A            N/A            N/A            N/A
     9              1.500             14.310             7.310                21             6         6 Mo. LIBOR        N/A
    10              1.500             13.088             6.088                21             6         6 Mo. LIBOR         21
    11              1.500             13.918             6.918                33             6         6 Mo. LIBOR        N/A
    12              1.500             13.088             6.088                33             6         6 Mo. LIBOR         32
    13                N/A                N/A               N/A               N/A            N/A            N/A            N/A


                            PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                            AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                                  CLASS I-A-1 CERTIFICATES
                                                                  ------------------------
DISTRIBUTION DATE                            0%         50%         75%        100%        125%        175%        200%
-----------------                            --         ---         ---        ----        ----        ----        ----
Initial Percentage...................       100%        100%        100%        100%        100%        100%        100%
October 25, 2005.....................        99          82          73          65          56          38          29
October 25, 2006.....................        98          61          44          29          14           0           0
October 25, 2007.....................        96          43          21           3           0           0           0
October 25, 2008.....................        94          27           8           0           0           0           0
October 25, 2009.....................        93          15           0           0           0           0           0
October 25, 2010.....................        91           8           0           0           0           0           0
October 25, 2011.....................        89           2           0           0           0           0           0
October 25, 2012.....................        86           0           0           0           0           0           0
October 25, 2013.....................        84           0           0           0           0           0           0
October 25, 2014.....................        81           0           0           0           0           0           0
October 25, 2015.....................        78           0           0           0           0           0           0
October 25, 2016.....................        75           0           0           0           0           0           0
October 25, 2017.....................        71           0           0           0           0           0           0
October 25, 2018.....................        67           0           0           0           0           0           0
October 25, 2019.....................        63           0           0           0           0           0           0
October 25, 2020.....................        58           0           0           0           0           0           0
October 25, 2021.....................        53           0           0           0           0           0           0
October 25, 2022.....................        48           0           0           0           0           0           0
October 25, 2023.....................        42           0           0           0           0           0           0
October 25, 2024.....................        35           0           0           0           0           0           0
October 25, 2025.....................        28           0           0           0           0           0           0
October 25, 2026.....................        20           0           0           0           0           0           0
October 25, 2027.....................        14           0           0           0           0           0           0
October 25, 2028.....................         8           0           0           0           0           0           0
October 25, 2029.....................         2           0           0           0           0           0           0
October 25, 2030.....................         0           0           0           0           0           0           0
October 25, 2031.....................         0           0           0           0           0           0           0
October 25, 2032.....................         0           0           0           0           0           0           0
October 25, 2033.....................         0           0           0           0           0           0           0
October 25, 2034.....................         0           0           0           0           0           0           0
Weighted Average Life (in years)(1)..     16.23        2.90        2.00        1.50        1.21        0.88        0.78
Weighted Average Life (in years)(1)(2)    16.23        2.90        2.00        1.50        1.21        0.88        0.78

------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the optional termination date.

                            PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                            AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                                  CLASS I-A-2 CERTIFICATES
                                                                  ------------------------
DISTRIBUTION DATE                            0%         50%        75%        100%        125%        175%        200%
-----------------                            --         ---        ---        ----        ----        ----        ----
Initial Percentage....................       100%       100%        100%        100%        100%        100%       100%
October 25, 2005......................       100        100         100         100         100         100        100
October 25, 2006......................       100        100         100         100         100          67         35
October 25, 2007......................       100        100         100         100          62           0          0
October 25, 2008......................       100        100         100          90          62           0          0
October 25, 2009......................       100        100          98          65          42           0          0
October 25, 2010......................       100        100          78          47          28           0          0
October 25, 2011......................       100        100          62          34          18           0          0
October 25, 2012......................       100         90          49          25          12           0          0
October 25, 2013......................       100         77          38          18           8           0          0
October 25, 2014......................       100         65          30          13           5           0          0
October 25, 2015......................       100         56          24          10           3           0          0
October 25, 2016......................       100         47          19           7           1           0          0
October 25, 2017......................       100         40          15           5           0           0          0
October 25, 2018......................       100         34          11           3           0           0          0
October 25, 2019......................       100         28           9           2           0           0          0
October 25, 2020......................       100         24           7           1           0           0          0
October 25, 2021......................       100         20           5           0           0           0          0
October 25, 2022......................       100         16           4           0           0           0          0
October 25, 2023......................       100         14           3           0           0           0          0
October 25, 2024......................       100         11           1           0           0           0          0
October 25, 2025......................       100          9           1           0           0           0          0
October 25, 2026......................       100          7           0           0           0           0          0
October 25, 2027......................       100          6           0           0           0           0          0
October 25, 2028......................       100          4           0           0           0           0          0
October 25, 2029......................       100          3           0           0           0           0          0
October 25, 2030......................        86          1           0           0           0           0          0
October 25, 2031......................        65          0           0           0           0           0          0
October 25, 2032......................        44          0           0           0           0           0          0
October 25, 2033......................        21          0           0           0           0           0          0
October 25, 2034......................         0          0           0           0           0           0          0
Weighted Average Life (in years)(1)...     27.70      13.04        9.05        6.75        5.02        2.24        1.92
Weighted Average Life (in years)(1)(2)     27.47      11.65        7.93        5.90        4.34        2.24        1.92

------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the optional termination date.

                            PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                            AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                                   CLASS II-A CERTIFICATES
                                                                   -----------------------
DISTRIBUTION DATE                             0%         50%        75%        100%        125%        175%        200%
-----------------                             --         ---        ---        ----        ----        ----        ----
Initial Percentage....................       100%       100%        100%        100%        100%       100%        100%
October 25, 2005......................        99         86          80          74          67         54          47
October 25, 2006......................        98         71          58          47          36         17           9
October 25, 2007......................        97         57          41          27          16          0           0
October 25, 2008......................        95         46          32          23          16          0           0
October 25, 2009......................        94         37          25          17          11          0           0
October 25, 2010......................        93         31          20          12           7          0           0
October 25, 2011......................        91         27          16           9           5          0           0
October 25, 2012......................        89         23          12           6           3          0           0
October 25, 2013......................        87         19          10           5           2          0           0
October 25, 2014......................        85         17           8           3           1          0           0
October 25, 2015......................        83         14           6           2           1          0           0
October 25, 2016......................        80         12           5           2           *          0           0
October 25, 2017......................        77         10           4           1           0          0           0
October 25, 2018......................        74          8           3           1           0          0           0
October 25, 2019......................        71          7           2           *           0          0           0
October 25, 2020......................        68          6           2           *           0          0           0
October 25, 2021......................        64          5           1           0           0          0           0
October 25, 2022......................        59          4           1           0           0          0           0
October 25, 2023......................        55          3           1           0           0          0           0
October 25, 2024......................        50          3           *           0           0          0           0
October 25, 2025......................        44          2           *           0           0          0           0
October 25, 2026......................        38          2           0           0           0          0           0
October 25, 2027......................        34          1           0           0           0          0           0
October 25, 2028......................        30          1           0           0           0          0           0
October 25, 2029......................        26          1           0           0           0          0           0
October 25, 2030......................        21          *           0           0           0          0           0
October 25, 2031......................        16          0           0           0           0          0           0
October 25, 2032......................        10          0           0           0           0          0           0
October 25, 2033......................         4          0           0           0           0          0           0
October 25, 2034......................         0          0           0           0           0          0           0
Weighted Average Life (in years)(1)        18.85       5.45        3.77        2.82        2.17        1.23        1.07
Weighted Average Life (in years)(1)(2)     18.81       5.11        3.50        2.62        2.00        1.23        1.07


-------------
*Indicates a number that is greater than zero but less than 0.5%

(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the optional termination date.

                            PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                            AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                                   CLASS M-1 CERTIFICATES
                                                                   ----------------------
DISTRIBUTION DATE                            0%         50%         75%         100%        125%       175%        200%
-----------------                            --         ---         ---         ----        ----       ----        ----
Initial Percentage...................       100%        100%        100%        100%        100%        100%       100%
October 25, 2005.....................       100         100         100         100         100         100        100
October 25, 2006.....................       100         100         100         100         100         100        100
October 25, 2007.....................       100         100         100         100         100          68          0
October 25, 2008.....................       100         100          84          61          48          68          0
October 25, 2009.....................       100          97          66          44          28          62          0
October 25, 2010.....................       100          83          52          32          19          33          0
October 25, 2011.....................       100          71          41          23          12          15          0
October 25, 2012.....................       100          60          33          17           8           4          0
October 25, 2013.....................       100          52          26          12           5           0          0
October 25, 2014.....................       100          44          20           9           3           0          0
October 25, 2015.....................       100          37          16           6           0           0          0
October 25, 2016.....................       100          32          12           4           0           0          0
October 25, 2017.....................       100          27          10           2           0           0          0
October 25, 2018.....................       100          22           8           0           0           0          0
October 25, 2019.....................       100          19           6           0           0           0          0
October 25, 2020.....................       100          16           4           0           0           0          0
October 25, 2021.....................       100          13           3           0           0           0          0
October 25, 2022.....................       100          11           *           0           0           0          0
October 25, 2023.....................       100           9           0           0           0           0          0
October 25, 2024.....................       100           7           0           0           0           0          0
October 25, 2025.....................       100           6           0           0           0           0          0
October 25, 2026.....................       100           5           0           0           0           0          0
October 25, 2027.....................        92           3           0           0           0           0          0
October 25, 2028.....................        81           1           0           0           0           0          0
October 25, 2029.....................        69           0           0           0           0           0          0
October 25, 2030.....................        57           0           0           0           0           0          0
October 25, 2031.....................        43           0           0           0           0           0          0
October 25, 2032.....................        28           0           0           0           0           0          0
October 25, 2033.....................        12           0           0           0           0           0          0
October 25, 2034.....................         0           0           0           0           0           0          0
Weighted Average Life (in years)(1)       26.34       10.65        7.34        5.60        4.87       5.16        2.66
Weighted Average Life (in years)(1)(2)    26.21        9.80        6.67        5.08        4.46       3.60        2.66

-------------
*Indicates a number that is greater than zero but less than 0.5%

(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the optional termination date.

                            PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                            AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                                    CLASS M-2 CERTIFICATES
                                                                    ----------------------
DISTRIBUTION DATE                               0%         50%        75%       100%       125%        175%        200%
-----------------                               --         ---        ---       ----       ----        ----        ----
Initial Percentage.....................        100%        100%      100%       100%        100%        100%        100%
October 25, 2005.......................        100         100       100        100         100         100         100
October 25, 2006.......................        100         100       100        100         100         100         100
October 25, 2007.......................        100         100       100        100         100         100          74
October 25, 2008.......................        100         100        84         61          43          75          74
October 25, 2009.......................        100          97        66         44          28          10          43
October 25, 2010.......................        100          83        52         32          19           4          15
October 25, 2011.......................        100          71        41         23          12           0           2
October 25, 2012.......................        100          60        33         17           8           0           0
October 25, 2013.......................        100          52        26         12           5           0           0
October 25, 2014.......................        100          44        20          9           0           0           0
October 25, 2015.......................        100          37        16          6           0           0           0
October 25, 2016.......................        100          32        12          2           0           0           0
October 25, 2017.......................        100          27        10          0           0           0           0
October 25, 2018.......................        100          22         8          0           0           0           0
October 25, 2019.......................        100          19         6          0           0           0           0
October 25, 2020.......................        100          16         2          0           0           0           0
October 25, 2021.......................        100          13         0          0           0           0           0
October 25, 2022.......................        100          11         0          0           0           0           0
October 25, 2023.......................        100           9         0          0           0           0           0
October 25, 2024.......................        100           7         0          0           0           0           0
October 25, 2025.......................        100           6         0          0           0           0           0
October 25, 2026.......................        100           2         0          0           0           0           0
October 25, 2027.......................         92           0         0          0           0           0           0
October 25, 2028.......................         81           0         0          0           0           0           0
October 25, 2029.......................         69           0         0          0           0           0           0
October 25, 2030.......................         57           0         0          0           0           0           0
October 25, 2031.......................         43           0         0          0           0           0           0
October 25, 2032.......................         28           0         0          0           0           0           0
October 25, 2033.......................         12           0         0          0           0           0           0
October 25, 2034.......................          0           0         0          0           0           0           0
Weighted Average Life (in years)(1)....      26.34       10.59      7.29       5.52        4.65        4.44        4.73
Weighted Average Life (in years)(1)(2).      26.21        9.80      6.67       5.05        4.27        3.90        3.23

----------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the optional termination date.

                            PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                            AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                                    CLASS M-3 CERTIFICATES
                                                                    ----------------------
DISTRIBUTION DATE                             0%         50%        75%        100%        125%        175%        200%
-----------------                             --         ---        ---        ----        ----        ----        ----
Initial Percentage....................       100%       100%        100%        100%        100%        100%        100%
October 25, 2005......................       100        100         100         100         100         100         100
October 25, 2006......................       100        100         100         100         100         100         100
October 25, 2007......................       100        100         100         100         100         100         100
October 25, 2008......................       100        100          84          61          43          19          81
October 25, 2009......................       100         97          66          44          28          10           0
October 25, 2010......................       100         83          52          32          19           0           0
October 25, 2011......................       100         71          41          23          12           0           0
October 25, 2012......................       100         60          33          17           8           0           0
October 25, 2013......................       100         52          26          12           0           0           0
October 25, 2014......................       100         44          20           9           0           0           0
October 25, 2015......................       100         37          16           3           0           0           0
October 25, 2016......................       100         32          12           0           0           0           0
October 25, 2017......................       100         27          10           0           0           0           0
October 25, 2018......................       100         22           8           0           0           0           0
October 25, 2019......................       100         19           *           0           0           0           0
October 25, 2020......................       100         16           0           0           0           0           0
October 25, 2021......................       100         13           0           0           0           0           0
October 25, 2022......................       100         11           0           0           0           0           0
October 25, 2023......................       100          9           0           0           0           0           0
October 25, 2024......................       100          7           0           0           0           0           0
October 25, 2025......................       100          0           0           0           0           0           0
October 25, 2026......................       100          0           0           0           0           0           0
October 25, 2027......................        92          0           0           0           0           0           0
October 25, 2028......................        81          0           0           0           0           0           0
October 25, 2029......................        69          0           0           0           0           0           0
October 25, 2030......................        57          0           0           0           0           0           0
October 25, 2031......................        43          0           0           0           0           0           0
October 25, 2032......................        28          0           0           0           0           0           0
October 25, 2033......................        12          0           0           0           0           0           0
October 25, 2034......................         0          0           0           0           0           0           0
Weighted Average Life (in years)(1)...     26.33      10.52        7.22        5.45        4.54        3.97        4.20
Weighted Average Life (in years)(1)(2)     26.21       9.80        6.67        5.03        4.20        3.74        3.32

--------------
*Indicates a number that is greater than zero but less than 0.5%

(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the optional termination date.

                            PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                            AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                                   CLASS M-4 CERTIFICATES
                                                                   ----------------------
DISTRIBUTION DATE                            0%         50%         75%        100%        125%        175%        200%
-----------------                            --         ---         ---        ----        ----        ----        ----
Initial Percentage...................       100%        100%        100%        100%       100%        100%        100%
October 25, 2005.....................       100         100         100         100        100         100         100
October 25, 2006.....................       100         100         100         100        100         100         100
October 25, 2007.....................       100         100         100         100        100         100         100
October 25, 2008.....................       100         100          84          61         43          19          12
October 25, 2009.....................       100          97          66          44         28          10           0
October 25, 2010.....................       100          83          52          32         19           0           0
October 25, 2011.....................       100          71          41          23         12           0           0
October 25, 2012.....................       100          60          33          17          6           0           0
October 25, 2013.....................       100          52          26          12          0           0           0
October 25, 2014.....................       100          44          20           9          0           0           0
October 25, 2015.....................       100          37          16           0          0           0           0
October 25, 2016.....................       100          32          12           0          0           0           0
October 25, 2017.....................       100          27          10           0          0           0           0
October 25, 2018.....................       100          22           3           0          0           0           0
October 25, 2019.....................       100          19           0           0          0           0           0
October 25, 2020.....................       100          16           0           0          0           0           0
October 25, 2021.....................       100          13           0           0          0           0           0
October 25, 2022.....................       100          11           0           0          0           0           0
October 25, 2023.....................       100           9           0           0          0           0           0
October 25, 2024.....................       100           1           0           0          0           0           0
October 25, 2025.....................       100           0           0           0          0           0           0
October 25, 2026.....................       100           0           0           0          0           0           0
October 25, 2027.....................        92           0           0           0          0           0           0
October 25, 2028.....................        81           0           0           0          0           0           0
October 25, 2029.....................        69           0           0           0          0           0           0
October 25, 2030.....................        57           0           0           0          0           0           0
October 25, 2031.....................        43           0           0           0          0           0           0
October 25, 2032.....................        28           0           0           0          0           0           0
October 25, 2033.....................        12           0           0           0          0           0           0
October 25, 2034.....................         0           0           0           0          0           0           0
Weighted Average Life (in years)(1)       26.32       10.45        7.17        5.41        4.48        3.82        3.90
Weighted Average Life (in years)(1)(2)    26.21        9.80        6.67        5.03        4.18        3.62        3.32

-----------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the optional termination date.

                            PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                            AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                                   CLASS M-5 CERTIFICATES
                                                                   ----------------------
DISTRIBUTION DATE                            0%         50%         75%         100%        125%       175%        200%
-----------------                            --         ---         ---         ----        ----       ----        ----
Initial Percentage...................       100%        100%        100%        100%        100%        100%        100%
October 25, 2005.....................       100         100         100         100         100         100         100
October 25, 2006.....................       100         100         100         100         100         100         100
October 25, 2007.....................       100         100         100         100         100         100         100
October 25, 2008.....................       100         100          84          61          43          19          12
October 25, 2009.....................       100          97          66          44          28           7           0
October 25, 2010.....................       100          83          52          32          19           0           0
October 25, 2011.....................       100          71          41          23          12           0           0
October 25, 2012.....................       100          60          33          17           0           0           0
October 25, 2013.....................       100          52          26          12           0           0           0
October 25, 2014.....................       100          44          20           1           0           0           0
October 25, 2015.....................       100          37          16           0           0           0           0
October 25, 2016.....................       100          32          12           0           0           0           0
October 25, 2017.....................       100          27           6           0           0           0           0
October 25, 2018.....................       100          22           0           0           0           0           0
October 25, 2019.....................       100          19           0           0           0           0           0
October 25, 2020.....................       100          16           0           0           0           0           0
October 25, 2021.....................       100          13           0           0           0           0           0
October 25, 2022.....................       100          11           0           0           0           0           0
October 25, 2023.....................       100           2           0           0           0           0           0
October 25, 2024.....................       100           0           0           0           0           0           0
October 25, 2025.....................       100           0           0           0           0           0           0
October 25, 2026.....................       100           0           0           0           0           0           0
October 25, 2027.....................        92           0           0           0           0           0           0
October 25, 2028.....................        81           0           0           0           0           0           0
October 25, 2029.....................        69           0           0           0           0           0           0
October 25, 2030.....................        57           0           0           0           0           0           0
October 25, 2031.....................        43           0           0           0           0           0           0
October 25, 2032.....................        28           0           0           0           0           0           0
October 25, 2033.....................        12           0           0           0           0           0           0
October 25, 2034.....................         0           0           0           0           0           0           0
Weighted Average Life (in years)(1)       26.31       10.36        7.10        5.34        4.42       3.71        3.70
Weighted Average Life (in years)(1)(2)    26.21        9.80        6.67        5.02        4.16       3.54        3.32

------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the optional termination date.

                            PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                            AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                                    CLASS M-6 CERTIFICATES
                                                                    ----------------------
DISTRIBUTION DATE                            0%         50%         75%         100%        125%       175%        200%
-----------------                            --         ---         ---         ----        ----       ----        ----
Initial Percentage....................      100%        100%        100%        100%        100%        100%        100%
October 25, 2005......................      100         100         100         100         100         100         100
October 25, 2006......................      100         100         100         100         100         100         100
October 25, 2007......................      100         100         100         100         100         100         100
October 25, 2008......................      100         100          84          61          43          19           4
October 25, 2009......................      100          97          66          44          28           0           0
October 25, 2010......................      100          83          52          32          19           0           0
October 25, 2011......................      100          71          41          23           8           0           0
October 25, 2012......................      100          60          33          17           0           0           0
October 25, 2013......................      100          52          26           7           0           0           0
October 25, 2014......................      100          44          20           0           0           0           0
October 25, 2015......................      100          37          16           0           0           0           0
October 25, 2016......................      100          32           8           0           0           0           0
October 25, 2017......................      100          27           0           0           0           0           0
October 25, 2018......................      100          22           0           0           0           0           0
October 25, 2019......................      100          19           0           0           0           0           0
October 25, 2020......................      100          16           0           0           0           0           0
October 25, 2021......................      100          11           0           0           0           0           0
October 25, 2022......................      100           *           0           0           0           0           0
October 25, 2023......................      100           0           0           0           0           0           0
October 25, 2024......................      100           0           0           0           0           0           0
October 25, 2025......................      100           0           0           0           0           0           0
October 25, 2026......................      100           0           0           0           0           0           0
October 25, 2027......................       92           0           0           0           0           0           0
October 25, 2028......................       81           0           0           0           0           0           0
October 25, 2029......................       69           0           0           0           0           0           0
October 25, 2030......................       57           0           0           0           0           0           0
October 25, 2031......................       43           0           0           0           0           0           0
October 25, 2032......................       28           0           0           0           0           0           0
October 25, 2033......................        5           0           0           0           0           0           0
October 25, 2034......................        0           0           0           0           0           0           0
Weighted Average Life (in years)(1)       26.30       10.24        7.00        5.26        4.34        3.60        3.53
Weighted Average Life (in years)(1)(2)    26.21        9.80        6.67        5.02        4.14        3.46        3.32

-----------
*Indicates a number that is greater than zero but less than 0.5%

(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the optional termination date.

                            PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                            AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                                                   CLASS M-7 CERTIFICATES
                                                                   ----------------------
DISTRIBUTION DATE                           0%          50%         75%         100%        125%       175%        200%
-----------------                           --          ---         ---         ----        ----       ----        ----
Initial Percentage...................       100%        100%        100%        100%        100%        100%        100%
October 25, 2005.....................       100         100         100         100         100         100         100
October 25, 2006.....................       100         100         100         100         100         100         100
October 25, 2007.....................       100         100         100         100         100         100         100
October 25, 2008.....................       100         100          84          61          43          12           0
October 25, 2009.....................       100          97          66          44          28           0           0
October 25, 2010.....................       100          83          52          32          11           0           0
October 25, 2011.....................       100          71          41          22           0           0           0
October 25, 2012.....................       100          60          33           7           0           0           0
October 25, 2013.....................       100          52          26           0           0           0           0
October 25, 2014.....................       100          44          15           0           0           0           0
October 25, 2015.....................       100          37           5           0           0           0           0
October 25, 2016.....................       100          32           0           0           0           0           0
October 25, 2017.....................       100          27           0           0           0           0           0
October 25, 2018.....................       100          20           0           0           0           0           0
October 25, 2019.....................       100          12           0           0           0           0           0
October 25, 2020.....................       100           5           0           0           0           0           0
October 25, 2021.....................       100           0           0           0           0           0           0
October 25, 2022.....................       100           0           0           0           0           0           0
October 25, 2023.....................       100           0           0           0           0           0           0
October 25, 2024.....................       100           0           0           0           0           0           0
October 25, 2025.....................       100           0           0           0           0           0           0
October 25, 2026.....................       100           0           0           0           0           0           0
October 25, 2027.....................        92           0           0           0           0           0           0
October 25, 2028.....................        81           0           0           0           0           0           0
October 25, 2029.....................        69           0           0           0           0           0           0
October 25, 2030.....................        57           0           0           0           0           0           0
October 25, 2031.....................        43           0           0           0           0           0           0
October 25, 2032.....................        28           0           0           0           0           0           0
October 25, 2033.....................         0           0           0           0           0           0           0
October 25, 2034.....................         0           0           0           0           0           0           0
Weighted Average Life (in years)(1)       26.24        9.92        6.75        5.08        4.18        3.43        3.33
Weighted Average Life (in years)(1)(2)    26.21        9.76        6.64        5.00        4.12        3.38        3.29

------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the optional termination date.

ADDITIONAL INFORMATION

         The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.


                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.


                         FEDERAL INCOME TAX CONSEQUENCES

         The pooling and servicing agreement provides that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

         Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP ("Tax Counsel") will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the pooling and servicing agreement, each REMIC comprising the trust fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and offered certificates will represent regular interests in a REMIC and the Class R Certificates will each represent the residual interest in a REMIC.

TAXATION OF REGULAR INTERESTS

         A holder of a Class A Certificate and Class M Certificate (a "Regular Certificate"), will be treated for federal income tax purposes as owning a regular interest in a REMIC.

         Assuming that a Regular Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on its disposition should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the Regular Certificate had income thereon accrued at a rate equal to 125% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the Regular Certificate over (y) the amount actually included in such holder's income with respect to the Regular Certificate.

         Interest on a Regular Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a Regular Certificate could be considered to have been issued with original issue discount, known as OID. The Class I-A-1, Class I-A-2 and Class II-A Certificates will not, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates may, and the Class M-7 Certificates will, be issued with OID. We refer you to "Material Federal Income Tax Considerations - Taxation of Debt Securities" in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to, 100% of the prepayment assumption as described above. No representation is made that the mortgage loans will prepay at such rates or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

         Each holder of a Regular Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the reserve fund in respect of the Basis Risk Shortfall Carry Forward Amount. The reserve fund will not be an asset of any REMIC.

         The treatment of amounts received by a holder of a Regular Certificate in respect of the Basis Risk Shortfall Carry Forward Amount will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC Regulations, each holder of a Regular Certificate must allocate its purchase price for the Regular Certificate among its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments from the reserve fund in respect of the Basis Risk Shortfall Carry Forward Amount, in accordance with the relative fair market values of each property right. The OID Regulations provide that the Trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, a Regular Certificateholder's right to receive payments from the reserve fund in respect of Basis Risk Shortfall Carry Forward Amounts may be treated as having more than a de minimis value. Under the REMIC Regulations, the trustee is required to account for each REMIC regular interest and the right to receive payments from the reserve fund in respect of the Basis Risk Shortfall Carry Forward Amount as discrete property rights. The trustee will treat payments made to the holders of the Regular Certificates in respect of the Basis Risk Shortfall Carry Forward Amount as income or expense or loss, as the case may be, based on the regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). Holders of Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. If the trustee's treatment of payments of the Basis Risk Shortfall Carry Forward Amount is respected, ownership of the right to such payments will entitle the owner to amortize the price paid therefor under the Notional Principal Contract Regulations.

         Upon the sale of a Regular Certificate the amount of the sale allocated to the selling certificateholder's right to receive payments from the reserve fund in respect of the Basis Risk Shortfall Carry Forward Amount would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related Regular Certificate. A holder of a Regular Certificate will have gain or loss from such a termination of the right to receive payments from the reserve fund in respect of the Basis Risk Shortfall Carry Forward Amount in an amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive such payments. Such gain or loss generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) likely would not apply to treat such gain or loss as ordinary.

         It is possible that the right to receive payments in respect of the Basis Risk Shortfall Carry Forward Amount could be treated as a partnership among the holders of all of the certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Basis Risk Shortfall Carry Forward Amount. Holders of the Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates.

STATUS OF THE OFFERED CERTIFICATES

         The offered certificates (exclusive of the rights of the holders of such certificates to receive certain payments in respect of the Basis Risk Shortfall Carry Forward Amount) will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund would be so treated. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code.

         For further information regarding the federal income tax consequences of investing in the offered certificates , we refer you to "Material Federal Income Tax Considerations" in the prospectus.


                                   STATE TAXES

         None of the depositor, the master servicer or the trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.


                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, "Plans"). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such offered certificates. See "ERISA Considerations" in the prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

         The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-30, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in "ERISA Considerations" in the prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least "BBB-" or its equivalent, as more fully described in "ERISA Considerations" in the prospectus.

         The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements,

         o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

         o such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

         o a Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The Exemption does not apply to Plans sponsored by the underwriter, the trustee, the master servicer, any subservicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurer or any affiliate of such parties (the "Restricted Group"). As of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

         It is expected that the Exemption will apply to the acquisition and holding of the senior certificates and the subordinated certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an offered certificate must make its own determination that the conditions described above will be satisfied for such certificate.

         Each beneficial owner of a subordinated certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinated certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinated certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch Ratings or Moody's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in PTE 95-60, and (3) the conditions in Sections I and III of PTE 95-60 have been satisfied.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the senior certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement among the depositor, Bear, Stearns & Co. Inc. and Banc of America Securities LLC, as the underwriters, the depositor has agreed to sell the offered certificates to the underwriters, and the underwriters have agreed to purchase the offered certificates from the depositor. Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts. It is expected that the proceeds to the depositor from the sale of the offered certificates will be approximately $1,277,900,000 before deducting issuance expenses payable by the depositor, estimated to be approximately $1,760,000.

         The depositor has been advised by the underwriters that they intend to make a market in the offered certificates, but the underwriters have no obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

         The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. Bear, Stearns & Co. Inc. is an affiliate of the depositor, EMC and the Counterparty.


                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the seller, EMC and the Underwriters.


                                     EXPERTS

         The audited financial statements of Assured Guaranty as of December 31, 2003 and for the three years then ended attached to this prospectus supplement as Annex II have been audited by PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, as stated in their report appearing in Annex II, and are included in reliance upon the reports of that firm given upon their authority as experts in accounting and auditing.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated below by Moody's and Standard & Poor's.


                                         Ratings
                                         -------

                                                     Standard &
        Class                  Moody's                 Poor's
     -----------          -----------------      -------------------
        I-A-1                    Aaa                    AAA
        I-A-2                    Aaa                    AAA
         II-A                    Aaa                    AAA
         M-1                     Aa2                    AA+
         M-2                      A2                     AA
         M-3                      A3                    AA-
         M-4                     Baa1                    A+
         M-5                     Baa2                    A
         M-6                     Baa3                    A-
         M-7                      --                    BBB

         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments. The ratings on the Class II-A Certificates are without regard to the Class II-A Policy.

         In addition, the ratings by Moody's and Standard & Poor's do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls or Basis Risk Shortfall Carry Forward Amounts.

         The depositor has not requested ratings of the offered certificates by any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.


                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

         Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the

Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

         For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

         The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

         TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and
(iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                             INDEX OF DEFINED TERMS

1998 Policy Statement.......................................................S-91
AGL.........................................................................S-68
Agreement...................................................................S-32
Applied Realized Loss Amount................................................S-43
Assured Guaranty......................................................S-67, S-68
Basis Risk Shortfall........................................................S-44
Basis Risk Shortfall Carry Forward Amount...................................S-44
Certificate Principal Balance...............................................S-44
Class A Certificates........................................................S-44
Class A Principal Distribution Amount.......................................S-44
Class I-A Principal Distribution Amount.....................................S-44
class II-A insurer..........................................................S-67
Class II-A Policy...........................................................S-67
Class II-A Principal Distribution Amount....................................S-45
Class M Certificates........................................................S-45
Class M-1 Principal Distribution Amount.....................................S-45
Class M-2 Principal Distribution Amount.....................................S-45
Class M-3 Principal Distribution Amount.....................................S-45
Class M-4 Principal Distribution Amount.....................................S-46
Class M-5 Principal Distribution Amount.....................................S-46
Class M-6 Principal Distribution Amount.....................................S-47
Class M-7 Principal Distribution Amount.....................................S-47
Clearstream.................................................................S-40
Code........................................................................S-85
Counterparty................................................................S-65
CSSF........................................................................S-41
Current Interest............................................................S-48
Current Specified Enhancement Percentage....................................S-48
Defaulted Amount............................................................S-67
Distribution Account........................................................S-37
DTC.........................................................................S-40
Due Period..................................................................S-48
Easy Documentation..........................................................S-29
EMC.........................................................................S-32
ERISA.......................................................................S-87
Euroclear...................................................................S-40
Excess Cashflow.............................................................S-48
Excess Spread...............................................................S-48
Exemption...................................................................S-87
Extra Principal Distribution Amount.........................................S-49
Financial Intermediary......................................................S-40
Fremont.....................................................................S-28
Full Documentation..........................................................S-29
Global Securities............................................................I-1
Group I Principal Distribution Amount.......................................S-49
Group II Principal Distribution Amount......................................S-49
Insurance Agreement.........................................................S-49
Insurance Proceeds..........................................................S-49

Insured Certificate Loss Amount.............................................S-67
Insured Certificates........................................................S-67
Interest Carry Forward Amount...............................................S-49
Interest Funds..............................................................S-49
Liquidation Proceeds........................................................S-50
Margin......................................................................S-50
MERS........................................................................S-27
MERS(R) System..............................................................S-27
Moody's.....................................................................S-11
NCUA........................................................................S-91
Net Rate Cap................................................................S-50
Notional Principal Contract Regulations.....................................S-86
OTS.........................................................................S-91
Overcollateralization Amount................................................S-50
Overcollateralization Release Amount........................................S-51
Overcollateralization Target Amount.........................................S-51
Parity Act..................................................................S-25
Pass-Through Rate...........................................................S-51
Plans.......................................................................S-87
Policy......................................................................S-67
Prepayment Interest Shortfall...............................................S-37
Prepayment Period...........................................................S-51
Principal Distribution Amount...............................................S-51
Principal Funds.............................................................S-51
PTE.........................................................................S-87
Realized Loss...............................................................S-52
Regular Certificate.........................................................S-85
Reimbursement Amount........................................................S-52
Relief Act..................................................................S-52
Remaining Excess Spread.....................................................S-52
Restricted Group............................................................S-88
Rules.......................................................................S-40
Scored Programs.............................................................S-29
SEC.........................................................................S-68
Standard & Poor's...........................................................S-11
Stated Income...............................................................S-29
Stated Principal Balance....................................................S-52
Stepdown Date...............................................................S-52
Subsequent Recoveries.......................................................S-53
Tax Counsel.................................................................S-85
Trigger Event...............................................................S-53
Unpaid Realized Loss Amount.................................................S-53
Yield Maintenance Agreement.................................................S-65

                                   SCHEDULE A

                         MORTGAGE LOAN STATISTICAL DATA

     The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in the aggregate and about the mortgage loans in each loan group. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans, or of mortgage loans in each loan group, as applicable. The sum of the respective columns may not equal the total indicated due to rounding.


           MORTGAGE INTEREST RATES OF THE MORTGAGE LOANS IN TOTAL POOL


                                                     AGGREGATE STATED
                                                    PRINCIPAL BALANCE
                                   NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
MORTGAGE INTEREST RATE          MORTGAGE LOANS        CUT-OFF DATE            POOL
-----------------------------   --------------      ------------------     -------------
 0.000% -  5.500% ...........         313              $ 92,622,348             7.07%
 5.501% -  6.000% ...........         660               175,161,220            13.38
 6.001% -  6.500% ...........         885               212,659,764            16.24
 6.501% -  7.000% ...........       1,202               275,722,906            21.06
 7.001% -  7.500% ...........         827               174,474,804            13.33
 7.501% -  8.000% ...........         817               163,661,598            12.50
 8.001% -  8.500% ...........         437                75,966,243             5.80
 8.501% -  9.000% ...........         453                54,482,748             4.16
 9.001% -  9.500% ...........         240                21,928,629             1.68
 9.501% - 10.000% ...........         236                18,984,945             1.45
10.001% - 10.500% ...........          68                 5,063,748             0.39
10.501% - 11.000% ...........         248                14,337,602             1.10
11.001% - 11.500% ...........         194                 8,412,109             0.64
11.501% - 12.000% ...........         364                10,421,143             0.80
12.001% - 12.500% ...........         158                 3,009,564             0.23
12.501% - 13.000% ...........          48                 1,497,736             0.11
13.001% - 13.500% ...........          24                   788,699             0.06
13.501% - 14.000% ...........           1                     6,807             0.00
                                    -----           ---------------           ------
   Total.....................       7,175           $ 1,309,202,614           100.00%
                                    =====           ===============           ======


     As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in the total pool was approximately 7.078% per annum.

    ORIGINAL COMBINED LOAN-TO-VALUE RATIO OF THE MORTGAGE LOANS IN TOTAL POOL


                                                          AGGREGATE STATED
                                                         PRINCIPAL BALANCE
ORIGINAL COMBINED LOAN-TO-VALUE         NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
         RATIOS (%)                  MORTGAGE LOANS        CUT-OFF DATE            POOL
-------------------------------      --------------      ------------------     -------------
10.01% -  20.00% ..............               2           $      133,219              0.01%
20.01% -  30.00% ..............              11                1,188,275              0.09
30.01% -  40.00% ..............              27                4,268,499              0.33
40.01% -  50.00% ..............              95               16,617,815              1.27
50.01% -  60.00% ..............             171               32,242,850              2.46
60.01% -  70.00% ..............             425               93,977,444              7.18
70.01% -  80.00% ..............           2,754              614,794,399             46.96
80.01% -  90.00% ..............           1,825              402,342,020             30.73
90.01% - 100.00% ..............           1,865              143,638,094             10.97
                                          -----           --------------            ------
               Total ..........           7,175           $1,309,202,614            100.00%
                                          =====           ==============            ======


     As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total pool was approximately 81.82%.


          SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE
                    MORTGAGE LOAN CUT-OFF DATE IN TOTAL POOL


                                                     AGGREGATE STATED
                                                    PRINCIPAL BALANCE
                                   NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
SCHEDULED PRINCIPAL BALANCE     MORTGAGE LOANS        CUT-OFF DATE            POOL
-----------------------------   --------------      ------------------     -------------
      $0 - $ 50,000 .........          1,074           $   27,234,167             2.08%
 $50,001 - $100,000 .........            921               70,532,031             5.39
$100,001 - $150,000 .........          1,198              149,939,246            11.45
$150,001 - $200,000 .........          1,286              223,613,593            17.08
$200,001 - $250,000 .........            854              191,070,966            14.59
$250,001 - $300,000 .........            580              159,310,168            12.17
$300,001 - $350,000 .........            475              154,064,733            11.77
$350,001 - $400,000 .........            367              137,586,744            10.51
$400,001 - $450,000 .........            207               87,806,324             6.71
$450,001 - $500,000 .........            166               80,190,288             6.13
$500,001 - $550,000 .........             20               10,549,281             0.81
$550,001 - $600,000 .........             14                8,051,036             0.62
$600,001 - $650,000 .........              4                2,483,642             0.19
$650,001 and greater ........              9                6,770,395             0.52
                                       -----           --------------           ------
     Total ..................          7,175           $1,309,202,614           100.00%
                                       =====           ==============           ======


     As of the cut-off date, the average principal balance of the mortgage loans in the total pool was approximately $182,467.

                CREDIT SCORE FOR THE MORTGAGE LOANS IN TOTAL POOL


                                                     AGGREGATE STATED
                                                    PRINCIPAL BALANCE
                                   NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
     CREDIT SCORE RANGE         MORTGAGE LOANS        CUT-OFF DATE            POOL
-----------------------------   --------------      ------------------     -------------
481-500......................          8                 $ 2,012,560             0.15%
501-520......................        206                  37,162,234             2.84
521-540......................        354                  70,347,136             5.37
541-560......................        514                  88,854,000             6.79
561-580......................        586                 101,248,166             7.73
581-600......................        792                 138,066,918            10.55
601-620......................        922                 171,375,785            13.09
621-640......................      1,057                 187,349,844            14.31
641-660......................        931                 167,659,076            12.81
661-680......................        651                 120,513,223             9.21
681-700......................        455                  83,289,764             6.36
701-720......................        286                  54,231,726             4.14
721-740......................        169                  36,069,845             2.76
741-760......................        130                  25,633,024             1.96
761-780......................         72                  16,396,907             1.25
781-800......................         31                   6,853,606             0.52
801-820......................         11                   2,138,800             0.16
                                   -----             ---------------           ------
               Total.........      7,175             $ 1,309,202,614           100.00%
                                   =====             ===============           =====


     As of the cut-off date, the weighted average credit score of the mortgage loans in the total pool was approximately 626.

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN TOTAL POOL*


                                                     AGGREGATE STATED
                                                    PRINCIPAL BALANCE
                                   NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
            STATE               MORTGAGE LOANS        CUT-OFF DATE            POOL
-----------------------------   --------------      ------------------     -------------
Alaska ......................           2            $      285,942              0.02%
Arizona .....................         104                13,986,136              1.07
Arkansas ....................           6                   212,939              0.02
California ..................       2,163               495,744,906             37.87
Colorado ....................         129                19,387,504              1.48
Connecticut .................         135                22,639,738              1.73
Delaware ....................          10                 1,945,270              0.15
Florida .....................         730                97,257,768              7.43
Georgia .....................         210                26,054,709              1.99
Hawaii ......................          82                19,319,532              1.48
Idaho .......................          31                 2,845,627              0.22
Illinois ....................         423                64,025,187              4.89
Indiana .....................          33                 3,798,047              0.29
Iowa ........................          10                 1,387,321              0.11
Kansas ......................          16                 1,999,275              0.15
Kentucky ....................           6                   683,861              0.05
Maine .......................           8                   885,242              0.07
Maryland ....................         335                59,031,550              4.51
Massachusetts ...............         208                42,650,652              3.26
Michigan ....................         128                17,318,855              1.32
Minnesota ...................         193                26,657,968              2.04
Missouri ....................          56                 5,444,420              0.42
Montana .....................           3                   514,515              0.04
Nebraska ....................           3                   206,142              0.02
Nevada ......................         176                31,011,797              2.37
New Hampshire ...............          33                 4,802,968              0.37
New Jersey ..................         322                74,316,073              5.68
New Mexico ..................          17                 3,172,946              0.24
New York ....................         545               131,774,436             10.07
North Carolina ..............         109                11,823,649              0.90
Ohio ........................          71                 8,549,241              0.65
Oklahoma ....................          18                 1,481,649              0.11
Oregon ......................          35                 3,525,761              0.27
Pennsylvania ................          73                10,540,078              0.81
Rhode Island ................          27                 3,860,082              0.29
South Carolina ..............          28                 2,514,930              0.19
Tennessee ...................          41                 3,992,481              0.31
Texas .......................         129                13,188,251              1.01
Utah ........................          50                 6,289,613              0.48
Vermont .....................           5                   736,821              0.06
Virginia ....................         248                42,207,337              3.22
Washington ..................         150                22,974,058              1.75
West Virginia ...............           7                   762,509              0.06
Wisconsin ...................          64                 6,897,553              0.53
Wyoming .....................           3                   497,273              0.04
                                    -----            --------------            ------
               Total ........       7,175            $1,309,202,614            100.00%
                                    =====            ==============            ======


     *No more than approximately 0.40% of the total pool by cut-off date principal balance will be secured by properties located in any one zip code area.

PROPERTY TYPES OF MORTGAGED PROPERTIES IN TOTAL POOL


                                                     AGGREGATE STATED
                                                    PRINCIPAL BALANCE
                                   NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
        PROPERTY TYPE           MORTGAGE LOANS        CUT-OFF DATE            POOL
-----------------------------   --------------      ------------------     -------------
2-4 Family ..................           634            $  143,471,357             10.96%
Condominium .................           525                80,954,692              6.18
PUD .........................           512                86,506,207              6.61
Single Family ...............         5,504               998,270,358             76.25
                                      -----            --------------            ------
               Total ........         7,175            $1,309,202,614            100.00%
                                      =====            ==============            ======



            OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN TOTAL POOL*


                                                     AGGREGATE STATED
                                                    PRINCIPAL BALANCE
                                   NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
      OCCUPANCY STATUS          MORTGAGE LOANS        CUT-OFF DATE            POOL
-----------------------------   --------------      ------------------     -------------
Investor ....................           391           $   65,378,427            4.99%
Owner Occupied ..............         6,706            1,228,707,336           93.85
Second Home .................            78               15,116,851            1.15
                                      -----           --------------          ------
               Total ........         7,175           $1,309,202,614          100.00%
                                      =====           ==============          ======


     *Based upon representation of the related mortgagors at the time of origination.


                ORIGINAL TERM OF THE MORTGAGE LOANS IN TOTAL POOL


                                                    AGGREGATE STATED
                                                    PRINCIPAL BALANCE
                                   NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
        ORIGINAL TERM           MORTGAGE LOANS        CUT-OFF DATE            POOL
-----------------------------   --------------      ------------------     -------------
  0 - 119 months ............           39          $      315,664               0.02%
120 - 179 months ............          308               3,321,541               0.25
180 - 239 months ............          171               7,960,861               0.61
240 - 359 months ............          696              30,558,210               2.33
360 months ..................        5,961           1,267,046,338              96.78
                                    ------          --------------             ------
               Total ........        7,175          $1,309,202,614             100.00%
                                    ======          ==============             ======


     As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in the total pool was approximately 355 months.

     REMAINING TERM TO STATED MATURITY FOR THE MORTGAGE LOANS IN TOTAL POOL


                                                     AGGREGATE STATED
                                                    PRINCIPAL BALANCE
  REMAINING TERM TO STATED         NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
          MATURITY              MORTGAGE LOANS        CUT-OFF DATE            POOL
-----------------------------   --------------      ------------------     -------------
49 - 60 months .............           39           $      315,664                0.02%
61 - 120 months ............          308                3,321,541                0.25
121 - 180 months ...........          171                7,960,861                0.61
181 - 240 months ...........          694               30,004,482                2.29
241 - 300 months ...........            2                  553,728                0.04
301 - 360 months ...........        5,961            1,267,046,338               96.78
                                    -----           --------------              ------
               Total .......        7,175           $1,309,202,614              100.00%
                                    =====           ==============              ======


     As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in the total pool was approximately 352 months.


                LOAN PURPOSE FOR THE MORTGAGE LOANS IN TOTAL POOL


                                                     AGGREGATE STATED
                                                    PRINCIPAL BALANCE
                                   NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
        LOAN PURPOSE            MORTGAGE LOANS        CUT-OFF DATE            POOL
-----------------------------   --------------      ------------------     -------------
Cash-Out Refinance ..........         3,186           $  659,938,696           50.41%
Purchase ....................         3,415              544,686,798           41.60
Rate/Term Refinance .........           574              104,577,120            7.99
                                      -----           --------------          ------
               Total ........         7,175           $1,309,202,614          100.00%
                                      =====           ==============          ======



             DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN TOTAL POOL


                                                     AGGREGATE STATED
                                                    PRINCIPAL BALANCE
                                   NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
     DOCUMENTATION TYPE         MORTGAGE LOANS        CUT-OFF DATE            POOL
-----------------------------   --------------      ------------------     -------------
Full/Alternative ............         5,346           $  946,530,161           72.30%
Stated Income ...............         1,829              362,672,453           27.70
                                      -----           --------------          ------
               Total ........         7,175           $1,309,202,614          100.00%
                                      =====           ==============          ======


                PRODUCT TYPE OF THE MORTGAGE LOANS IN TOTAL POOL


                                                     AGGREGATE STATED
                                                    PRINCIPAL BALANCE
                                   NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
        PRODUCT TYPE            MORTGAGE LOANS        CUT-OFF DATE            POOL
-----------------------------   --------------      ------------------     -------------
FIXED ....................             2,562         $  282,155,022            21.55%
2/6 LIBOR ARM ............             3,439            715,122,046            54.62
2/6 LIBOR ARM IO .........               885            240,887,930            18.40
3/6 LIBOR ARM ............               197             46,482,826             3.55
3/6 LIBOR ARM IO .........                91             24,136,751             1.84
5/6 LIBOR ARM ............                 1                418,040             0.03
                                       -----         --------------            -----
               Total .....             7,175         $1,309,202,614           100.00%
                                       =====         ==============            =====



          RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN TOTAL POOL


                                                     AGGREGATE STATED
                                                    PRINCIPAL BALANCE
                                   NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
  RATE ADJUSTMENT FREQUENCY     MORTGAGE LOANS        CUT-OFF DATE            POOL
-----------------------------   --------------      ------------------     -------------
6 months ....................         4,613           $1,027,047,592           78.45%
Fixed .......................         2,562              282,155,022           21.55
                                      -----           --------------          ------
               Total ........         7,175           $1,309,202,614          100.00%
                                      =====           ==============          ======



       MONTHS TO NEXT RATE ADJUSTMENT OF THE MORTGAGE LOANS IN TOTAL POOL


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
                                      NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
MONTHS TO NEXT RATE ADJUSTMENT     MORTGAGE LOANS        CUT-OFF DATE            POOL
------------------------------     --------------      ------------------     -------------
12 - 17 ......................             4               $      739,199            0.06%
18 - 23 ......................         4,320                  955,270,776           72.97
30 - 35 ......................           288                   70,619,577            5.39
54 - 59 ......................             1                      418,040            0.03
Fixed ........................         2,562                  282,155,022           21.55
                                       -----               --------------          ------
               Total .........         7,175               $1,309,202,614          100.00%
                                       =====               ==============          ======


     The weighted average next rate adjustment for the adjustable rate mortgage loans is 22 months. Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

       MAXIMUM LIFETIME MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL POOL


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
                                      NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
    MAXIMUM MORTGAGE RATE          MORTGAGE LOANS        CUT-OFF DATE            POOL
------------------------------     --------------      ------------------     -------------
11.250% - 11.499% ............              1             $      335,200            0.03%
11.500% - 11.749% ............              3                  1,071,003            0.08
11.750% - 11.999% ............             57                 18,041,915            1.38
12.000% - 12.249% ............             64                 20,690,947            1.58
12.250% - 12.499% ............            136                 38,946,473            2.97
12.500% - 12.749% ............            221                 59,957,073            4.58
12.750% - 12.999% ............            392                104,226,003            7.96
13.000% - 13.249% ............            200                 46,121,298            3.52
13.250% - 13.499% ............            333                 80,597,584            6.16
13.500% - 13.749% ............            384                 88,037,612            6.72
13.750% - 13.999% ............            630                147,548,296           11.27
14.000% - 14.249% ............            235                 49,973,717            3.82
14.250% - 14.499% ............            387                 81,226,143            6.20
14.500% - 14.749% ............            336                 68,525,843            5.23
14.750% - 14.999% ............            413                 83,558,007            6.38
15.000% - 15.249% ............            166                 30,108,260            2.30
15.250% - 15.499% ............            193                 33,276,021            2.54
15.500% - 15.749% ............            141                 23,363,247            1.78
15.750% - 15.999% ............            138                 23,005,644            1.76
16.000% - 16.249% ............             41                  6,434,929            0.49
16.250% - 16.499% ............             44                  6,458,770            0.49
16.500% - 16.749% ............             20                  2,601,079            0.20
16.750% - 16.999% ............             29                  4,651,505            0.36
17.000% - 17.249% ............              5                    896,852            0.07
17.250% - 17.499% ............              7                    934,615            0.07
17.500% - 17.749% ............              7                  1,459,519            0.11
17.750% - 17.999% ............             12                  2,377,597            0.18
18.000% - 18.249% ............              7                  1,057,124            0.08
18.250% - 18.499% ............              4                    686,055            0.05
18.500% - 18.749% ............              2                    230,706            0.02
18.750% - 18.999% ............              4                    596,660            0.05
19.000% - 19.249% ............              1                     51,896            0.00
Fixed ........................          2,562                282,155,022           21.55
                                        -----             --------------          ------
               Total .........          7,175             $1,309,202,614          100.00%
                                        =====             ==============          ======


     As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans was approximately 13.894%.

             PERIODIC RATE CAP OF THE MORTGAGE LOANS IN TOTAL POOL


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
                                      NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
      PERIODIC RATE CAP            MORTGAGE LOANS        CUT-OFF DATE            POOL
------------------------------     --------------      ------------------     -------------
1.500% ........................        4,613             $1,027,047,592              78.45%
Fixed .........................        2,562                282,155,022              21.55
                                       -----             --------------             ------
               Total ..........        7,175             $1,309,202,614             100.00%
                                       =====             ==============             ======


     As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans was approximately 1.500%.


              INITIAL RATE CAP OF THE MORTGAGE LOANS IN TOTAL POOL


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
                                      NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
      INITIAL RATE CAP             MORTGAGE LOANS        CUT-OFF DATE            POOL
------------------------------     --------------      ------------------     -------------
3.000% .......................          4,613             $1,027,047,592           78.45%
Fixed ........................          2,562                282,155,022           21.55
                                        -----             --------------          ------
               Total .........          7,175             $1,309,202,614          100.00%
                                        =====             ==============          ======


     As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans was approximately 3.000%.


                GROSS MARGIN OF THE MORTGAGE LOANS IN TOTAL POOL


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
                                      NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
        GROSS MARGIN               MORTGAGE LOANS        CUT-OFF DATE            POOL
------------------------------     --------------      ------------------     -------------
4.750% - 4.999% ..............              20            $    8,242,180             0.63%
5.250% - 5.499% ..............               2                   815,200             0.06
5.500% - 5.749% ..............               8                 2,345,056             0.18
5.750% - 5.999% ..............              54                15,698,262             1.20
6.000% - 6.249% ..............              94                28,909,545             2.21
6.250% - 6.499% ..............             147                40,115,255             3.06
6.500% - 6.749% ..............             246                65,781,316             5.02
6.750% - 6.999% ..............           4,042               865,140,778            66.08
     Fixed ...................           2,562               282,155,022            21.55
                                         -----            --------------           ------
         Total ...............           7,175            $1,309,202,614           100.00%
                                         =====            ==============           ======


     As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans was approximately 6.871%.

          MORTGAGE INTEREST RATES OF THE MORTGAGE LOANS IN LOAN GROUP I


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
                                      NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
   MORTGAGE INTEREST RATE          MORTGAGE LOANS        CUT-OFF DATE            POOL
------------------------------     --------------      ------------------     -------------
  0.000% - 5.500% ............           105              $ 45,751,217               12.90%
  5.501% - 6.000% ............           169                71,048,363               20.04
  6.001% - 6.500% ............           133                55,894,338               15.76
  6.501% - 7.000% ............           181                73,978,349               20.86
  7.001% - 7.500% ............            81                32,613,991                9.20
  7.501% - 8.000% ............            89                35,803,243               10.10
  8.001% - 8.500% ............            26                 9,902,795                2.79
  8.501% - 9.000% ............            53                 7,093,873                2.00
  9.001% - 9.500% ............            35                 3,362,915                0.95
 9.501% - 10.000% ............            62                 5,852,664                1.65
10.001% - 10.500% ............            18                 1,810,882                0.51
10.501% - 11.000% ............            67                 4,822,898                1.36
11.001% - 11.500% ............            39                 2,423,731                0.68
11.501% - 12.000% ............            36                 2,273,808                0.64
12.001% - 12.500% ............            21                   824,982                0.23
12.501% - 13.000% ............             6                   332,635                0.09
13.001% - 13.500% ............            24                   788,699                0.22
13.501% - 14.000% ............             1                     6,807                0.00
                                       -----              ------------              ------
   Total .....................         1,146              $354,586,189              100.00%
                                       =====              ============              ======



     As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in Loan Group I was approximately 6.789% per annum.

   ORIGINAL COMBINED LOAN-TO-VALUE RATIO OF THE MORTGAGE LOANS IN LOAN GROUP I


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
ORIGINAL COMBINED LOAN-TO-VALUE       NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
           RATIOS (%)              MORTGAGE LOANS        CUT-OFF DATE            POOL
-------------------------------    --------------      ------------------     -------------
20.01% - 30.00% ...............              1              $    399,413              0.11%
30.01% - 40.00% ...............              1                   443,787              0.13
40.01% - 50.00% ...............              3                 1,216,776              0.34
50.01% - 60.00% ...............              8                 3,223,195              0.91
60.01% - 70.00% ...............             59                25,649,064              7.23
70.01% - 80.00% ...............            409               167,397,258             47.21
80.01% - 90.00% ...............            279               110,842,468             31.26
90.01% - 100.00% ..............            386                45,414,229             12.81
                                         -----              ------------            ------
               Total ..........          1,146              $354,586,189            100.00%
                                         =====              ============            ======


     As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in Loan Group I was approximately 82.85%.

          SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE
                   MORTGAGE LOAN CUT-OFF DATE IN LOAN GROUP I


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
                                      NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
  SCHEDULED PRINCIPAL BALANCE      MORTGAGE LOANS        CUT-OFF DATE            POOL
-------------------------------    --------------      ------------------     -------------
      $0 -  $50,000 ...........              82             $  2,045,060             0.58%
 $50,001 - $100,000 ...........             230               18,139,597             5.12
$100,001 - $150,000 ...........              38                4,362,216             1.23
$300,001 - $350,000 ...........             122               41,673,593            11.75
$350,001 - $400,000 ...........             294              110,132,846            31.06
$400,001 - $450,000 ...........             178               75,672,169            21.34
$450,001 - $500,000 ...........             157               75,802,942            21.38
$500,001 - $550,000 ...........              19               10,010,811             2.82
$550,001 - $600,000 ...........              13                7,492,919             2.11
$600,001 - $650,000 ...........               4                2,483,642             0.70
$650,001 and greater ..........               9                6,770,395             1.91
                                          -----             ------------           ------
     Total ....................           1,146             $354,586,189           100.00%
                                          =====             ============           ======


     As of the cut-off date, the average principal balance of the mortgage loans in Loan Group I was approximately $309,412.

               CREDIT SCORE FOR THE MORTGAGE LOANS IN LOAN GROUP I


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
                                      NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
     CREDIT SCORE RANGE            MORTGAGE LOANS        CUT-OFF DATE            POOL
-------------------------------    --------------      ------------------     -------------
481-500 .......................              2              $    948,398             0.27%
501-520 .......................             13                 5,043,720             1.42
521-540 .......................             37                14,427,949             4.07
541-560 .......................             49                17,709,733             4.99
561-580 .......................             64                22,069,250             6.22
581-600 .......................             99                31,488,220             8.88
601-620 .......................            170                53,579,052            15.11
621-640 .......................            186                51,097,003            14.41
641-660 .......................            178                51,097,905            14.41
661-680 .......................            122                36,824,068            10.39
681-700 .......................             93                27,144,483             7.66
701-720 .......................             59                18,153,573             5.12
721-740 .......................             35                10,766,980             3.04
741-760 .......................             19                 6,146,271             1.73
761-780 .......................             14                 5,784,056             1.63
781-800 .......................              5                 1,951,544             0.55
801-820 .......................              1                   353,984             0.10
                                         -----              ------------           ------
               Total ..........          1,146              $354,586,189           100.00%
                                         =====              ============           ======

     As of the cut-off date, the weighted average credit score of the mortgage loans in Loan Group I was approximately 634.

      GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN LOAN GROUP I*


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
                                      NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
           STATE                   MORTGAGE LOANS        CUT-OFF DATE            POOL
-------------------------------    --------------      ------------------     -------------
Arizona .......................             11              $  3,545,810              1.00%
Arkansas ......................              1                    18,650              0.01
California ....................            672               209,416,241             59.06
Colorado ......................             10                 2,354,104              0.66
Connecticut ...................              9                 3,901,805              1.10
Florida .......................             47                11,868,844              3.35
Georgia .......................             10                 3,890,162              1.10
Hawaii ........................              3                   791,647              0.22
Illinois ......................             29                 7,105,553              2.00
Indiana .......................              1                   496,616              0.14
Iowa ..........................              1                   466,920              0.13
Kansas ........................              1                   385,965              0.11
Maryland ......................             43                14,590,209              4.11
Massachusetts .................             28                 6,636,862              1.87
Michigan ......................              6                 1,840,960              0.52
Minnesota .....................              9                 2,667,823              0.75
Missouri ......................              1                    11,370              0.00
Nevada ........................             21                 6,751,476              1.90
New Jersey ....................             52                19,920,944              5.62
New Mexico ....................              2                   900,816              0.25
New York ......................            110                34,848,937              9.83
North Carolina ................              4                 1,335,609              0.38
Ohio ..........................              1                   497,872              0.14
Oregon ........................              1                    17,592              0.01
Pennsylvania ..................              9                 2,607,512              0.74
Tennessee .....................              1                    27,526              0.01
Texas .........................             10                 2,283,862              0.64
Utah ..........................              4                 1,360,351              0.38
Virginia ......................             30                 8,851,302              2.50
Washington ....................             15                 4,677,430              1.32
Wisconsin .....................              4                   515,420              0.15
                                         -----              ------------            ------
               Total ..........          1,146              $354,586,189            100.00%
                                         =====              ============            ======

     *No more than approximately 0.86% of Loan Group I by cut-off date principal balance will be secured by properties located in any one zip code area.

             PROPERTY TYPES OF MORTGAGED PROPERTIES IN LOAN GROUP I


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
                                      NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
        PROPERTY TYPE              MORTGAGE LOANS        CUT-OFF DATE            POOL
-------------------------------    --------------      ------------------     -------------
2-4 Family ....................             61              $ 13,641,524             3.85%
Condominium ...................             69                18,682,284             5.27
PUD ...........................             76                22,244,204             6.27
Single Family .................            940               300,018,177            84.61
                                         -----              ------------           ------
               Total ..........          1,146              $354,586,189           100.00%
                                         =====              ============           ======


            OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN LOAN GROUP I*


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
                                      NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
      OCCUPANCY STATUS             MORTGAGE LOANS        CUT-OFF DATE            POOL
-------------------------------    --------------      ------------------     -------------
Investor ......................             28             $  9,162,167              2.58%
Owner Occupied ................          1,105              340,426,184             96.01
Second Home ...................             13                4,997,837              1.41
                                         -----             ------------            ------
               Total ..........          1,146             $354,586,189            100.00%
                                         =====             ============            ======


     *Based upon representation of the related mortgagors at the time of origination.


               ORIGINAL TERM OF THE MORTGAGE LOANS IN LOAN GROUP I


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
                                      NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
        ORIGINAL TERM              MORTGAGE LOANS        CUT-OFF DATE            POOL
-------------------------------    --------------      ------------------     -------------
119 - 179 months ..............           11              $    273,963               0.08%
180 - 239 months ..............           57                 1,667,926               0.47
240 - 359 months ..............           62                 3,864,744               1.09
360 months ....................        1,016               348,779,556              98.36
                                       -----              ------------             ------
               Total ..........        1,146              $354,586,189             100.00%
                                       =====              ============             ======


     As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in Loan Group I was approximately 358 months.

    REMAINING TERM TO STATED MATURITY FOR THE MORTGAGE LOANS IN LOAN GROUP I


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
   REMAINING TERM TO STATED           NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
          MATURITY                 MORTGAGE LOANS        CUT-OFF DATE            POOL
-------------------------------    --------------      ------------------     -------------
 60 - 120 months ..............           11              $    273,963               0.08%
121 - 180 months ..............           57                 1,667,926               0.47
181 - 240 months ..............           62                 3,864,744               1.09
301 - 360 months ..............        1,016               348,779,556              98.36
                                       -----              ------------             ------
               Total ..........        1,146              $354,586,189             100.00%
                                       =====              ============             ======


     As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in Loan Group I was approximately 354 months.


               LOAN PURPOSE FOR THE MORTGAGE LOANS IN LOAN GROUP I


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
                                      NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
        LOAN PURPOSE               MORTGAGE LOANS        CUT-OFF DATE            POOL
-------------------------------    --------------      ------------------     -------------
Cash-Out Refinance ...........            482              $173,182,960               48.84%
Purchase .....................            600               159,495,619               44.98
Rate/Term Refinance ..........             64                21,907,610                6.18
                                        -----              ------------              ------
               Total .........          1,146              $354,586,189              100.00%
                                        =====              ============              ======


            DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN LOAN GROUP I


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
                                      NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
     DOCUMENTATION TYPE            MORTGAGE LOANS        CUT-OFF DATE            POOL
-------------------------------    --------------      ------------------     -------------
Full/Alternative ..............             845              $266,520,771            75.16%
Stated Income .................             301                88,065,418            24.84
                                          -----              ------------           ------
               Total ..........           1,146              $354,586,189           100.00%
                                          =====              ============           ======


               PRODUCT TYPE OF THE MORTGAGE LOANS IN LOAN GROUP I


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
                                      NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
        PRODUCT TYPE               MORTGAGE LOANS        CUT-OFF DATE            POOL
-------------------------------    --------------      ------------------     -------------
FIXED .........................           473              $ 76,280,488              21.51%
2/6 LIBOR ARM .................           364               148,696,554              41.94
2/6 LIBOR ARM IO ..............           247               103,522,652              29.20
3/6 LIBOR ARM .................            34                14,079,528               3.97
3/6 LIBOR ARM IO ..............            27                11,588,928               3.27
5/6 LIBOR ARM .................             1                   418,040               0.12
                                        -----              ------------             ------
               Total ..........         1,146              $354,586,189             100.00%
                                        =====              ============             ======


        RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN LOAN GROUP I


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
                                      NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
  RATE ADJUSTMENT FREQUENCY        MORTGAGE LOANS        CUT-OFF DATE            POOL
-------------------------------    --------------      ------------------     -------------
6 months ......................            673              $278,305,701             78.49%
Fixed .........................            473                76,280,488             21.51
                                         -----              ------------            ------
               Total ..........          1,146              $354,586,189            100.00%
                                         =====              ============            ======


      MONTHS TO NEXT RATE ADJUSTMENT OF THE MORTGAGE LOANS IN LOAN GROUP I


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
                                      NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
MONTHS TO NEXT RATE ADJUSTMENT     MORTGAGE LOANS        CUT-OFF DATE            POOL
------------------------------     --------------      ------------------     -------------
12 - 17 ......................              2              $    507,569               0.14%
18 - 23 ......................            609               251,711,637              70.99
30 - 35 ......................             61                25,668,456               7.24
54 - 59 ......................              1                   418,040               0.12
Fixed ........................            473                76,280,488              21.51
                                        -----              ------------             ------
               Total .........          1,146              $354,586,189             100.00%
                                        =====              ============             ======


     The weighted average next rate adjustment for the adjustable rate mortgage loans is 22 months. Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

      MAXIMUM LIFETIME MORTGAGE RATES OF THE MORTGAGE LOANS IN LOAN GROUP I


                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
                                      NUMBER OF        OUTSTANDING AS OF      % OF MORTGAGE
    MAXIMUM MORTGAGE RATE          MORTGAGE LOANS        CUT-OFF DATE            POOL
-------------------------------    --------------      ------------------     -------------
11.250% - 11.499% .............              1              $    335,200              0.09%
11.500% - 11.749% .............              2                   864,085              0.24
11.750% - 11.999% .............             21                 9,928,679              2.80
12.000% - 12.249% .............             26                11,230,086              3.17
12.250% - 12.499% .............             43                18,141,811              5.12
12.500% - 12.749% .............             59                24,543,351              6.92
12.750% - 12.999% .............            105                44,145,888             12.45
13.000% - 13.249% .............             25                10,429,237              2.94
13.250% - 13.499% .............             54                22,719,347              6.41
13.500% - 13.749% .............             57                22,761,135              6.42
13.750% - 13.999% .............             99                41,141,817             11.60
14.000% - 14.249% .............             24                 9,978,147              2.81
14.250% - 14.499% .............             38                14,710,965              4.15
14.500% - 14.749% .............             37                14,646,485              4.13
14.750% - 14.999% .............             44                18,182,696              5.13
15.000% - 15.249% .............             12                 4,704,489              1.33
15.250% - 15.499% .............             12                 4,548,747              1.28
15.500% - 15.749% .............              5                 1,811,105              0.51
15.750% - 15.999% .............              6                 2,299,076              0.65
16.750% - 16.999% .............              2                   798,848              0.23
17.500% - 17.749% .............              1                   384,509              0.11
 Fixed ........................            473                76,280,488             21.51
                                         -----              ------------            ------
               Total ..........          1,146              $354,586,189            100.00%
                                         =====              ============            ======


     As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in Loan Group I was approximately 13.476%.

             PERIODIC RATE CAP OF THE MORTGAGE LOANS IN LOAN GROUP I


                                                                 AGGREGATE STATED
                                                                 PRINCIPAL BALANCE
                                            NUMBER OF           OUTSTANDING AS OF             % OF
      PERIODIC RATE CAP                   MORTGAGE LOANS           CUT-OFF DATE           MORTGAGE POOL
      -----------------                   ---------------       -------------------       --------------
1.500%...................................      673                 $ 278,305,701              78.49%
Fixed....................................      473                    76,280,488              21.51
                                             -----                 -------------             ------
               Total......... ...........    1,146                 $ 354,586,189             100.00%
                                             ======                ==============            ======


     As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in Loan Group I was approximately 1.500%.


             INITIAL RATE CAP OF THE MORTGAGE LOANS IN LOAN GROUP I


                                                                  AGGREGATE STATED
                                                                 PRINCIPAL BALANCE
                                            NUMBER OF            OUTSTANDING AS OF           % OF
      INITIAL RATE CAP                    MORTGAGE LOANS           CUT-OFF DATE           MORTGAGE POOL
      -----------------                   --------------         -------------------       -------------
3.000%...................................      673                  $ 278,305,701                 78.49%
Fixed....................................      473                     76,280,488                 21.51
                                              -----                 -------------                ------
               Total......... ...........     1,146                 $ 354,586,189                100.00%
                                              ======                ==============               ======


     As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in Loan Group I was approximately 3.000%.


               GROSS MARGIN OF THE MORTGAGE LOANS IN LOAN GROUP I

                                                                  AGGREGATE STATED
                                                                 PRINCIPAL BALANCE
                                            NUMBER OF            OUTSTANDING AS OF           % OF
        GROSS MARGIN                      MORTGAGE LOANS           CUT-OFF DATE           MORTGAGE POOL
      -----------------                   --------------         -------------------       -------------
  4.750% - 4.999% ...........                   15                   $ 6,764,380                 1.91 %
  5.250% - 5.499% ...........                    2                       815,200                 0.23
  5.500% - 5.749% ...........                    2                       872,085                 0.25
  5.750% - 5.999% ...........                   16                     7,598,828                 2.14
  6.000% - 6.249% ...........                   34                    14,466,305                 4.08
  6.250% - 6.499% ...........                   41                    17,154,560                 4.84
  6.500% - 6.749% ...........                   64                    26,240,238                 7.40
  6.750% - 6.999% ...........                  499                   204,394,104                57.64
  Fixed......................                  473                    76,280,488                21.51
                                             -----                 -------------                -----
               Total.........                1,146                 $ 354,586,189               100.00 %
                                             =====                 =============               ======

     As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in Loan Group I was approximately 6.769%.

         MORTGAGE INTEREST RATES OF THE MORTGAGE LOANS IN LOAN GROUP II

                                                        AGGREGATE STATED
                                                       PRINCIPAL BALANCE
                                  NUMBER OF            OUTSTANDING AS OF           % OF
     MORTGAGE INTEREST RATE     MORTGAGE LOANS           CUT-OFF DATE           MORTGAGE POOL
     ----------------------     --------------         -------------------      -------------
 0.000% -  5.500% ...........         208                $ 46,871,130               4.91%
 5.501% -  6.000% ...........         491                 104,112,857              10.91
 6.001% -  6.500% ...........         752                 156,765,426              16.42
 6.501% -  7.000% ...........       1,021                 201,744,558              21.13
 7.001% -  7.500% ...........         746                 141,860,814              14.86
 7.501% -  8.000% ...........         728                 127,858,354              13.39
 8.001% -  8.500% ...........         411                  66,063,448               6.92
 8.501% -  9.000% ...........         400                  47,388,876               4.96
 9.001% -  9.500% ...........         205                  18,565,714               1.94
 9.501% - 10.000% ...........         174                  13,132,281               1.38
10.001% - 10.500% ...........          50                   3,252,867               0.34
10.501% - 11.000% ...........         181                   9,514,704               1.00
11.001% - 11.500% ...........         155                   5,988,379               0.63
11.501% - 12.000% ...........         328                   8,147,335               0.85
12.001% - 12.500% ...........         137                   2,184,582               0.23
12.501% - 13.000% ...........          42                   1,165,101               0.12
                                    -----               -------------              -----
  Total......... ...........        6,029               $ 954,616,425              100.00%
                                    ======              ==============             ======


     As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in Loan Group II was approximately 7.186% per annum.


  ORIGINAL COMBINED LOAN-TO-VALUE RATIO OF THE MORTGAGE LOANS IN LOAN GROUP II

                                                                  AGGREGATE STATED
                                                                 PRINCIPAL BALANCE
       ORIGINAL COMBINED                    NUMBER OF            OUTSTANDING AS OF           % OF
     LOAN-TO-VALUE RATIOS                 MORTGAGE LOANS           CUT-OFF DATE           MORTGAGE POOL
     ----------------------               --------------         -------------------       -------------
10.01% - 20.00%...........................          2                   $ 133,219               0.01%
20.01% - 30.00%...........................         10                     788,862               0.08
30.01% - 40.00%...........................         26                   3,824,712               0.40
40.01% - 50.00%...........................         92                  15,401,039               1.61
50.01% - 60.00%...........................        163                  29,019,655               3.04
60.01% - 70.00%...........................        366                  68,328,380               7.16
70.01% - 80.00%...........................      2,345                 447,397,141              46.87
80.01% - 90.00%...........................      1,546                 291,499,552              30.54
90.01% - 100.00%..........................      1,479                  98,223,864              10.29
                                               ------               -------------             ------
               Total......................      6,029               $ 954,616,425              100.00%
                                               ======               =============             ======

     As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in Loan Group II was approximately 81.44%.

          SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE
                   MORTGAGE LOAN CUT-OFF DATE IN LOAN GROUP II

                                                                   AGGREGATE STATED
                                                                  PRINCIPAL BALANCE
                                            NUMBER OF              OUTSTANDING AS OF           % OF
   SCHEDULED PRINCIPAL BALANCE             MORTGAGE LOANS            CUT-OFF DATE           MORTGAGE POOL
   ---------------------------             --------------         -------------------       -------------
      $0 -  $50,000 ...........                   992                  $ 25,189,106                 2.64%
 $50,001 - $100,000 ...........                   691                    52,392,434                 5.49
$100,001 - $150,000 ...........                 1,160                   145,577,030                15.25
$150,001 - $200,000 ...........                 1,286                   223,613,593                23.42
$200,001 - $250,000 ...........                   854                   191,070,966                20.02
$250,001 - $300,000 ...........                   580                   159,310,168                16.69
$300,001 - $350,000 ...........                   353                   112,391,141                11.77
$350,001 - $400,000 ...........                    73                    27,453,898                 2.88
$400,001 - $450,000 ...........                    29                    12,134,155                 1.27
$450,001 - $500,000 ...........                     9                     4,387,346                 0.46
$500,001 - $550,000 ...........                     1                       538,470                 0.06
$550,001 - $600,000 ...........                     1                       558,118                 0.06
                                                -----                 -------------                ------
     Total......... ...........                 6,029                 $ 954,616,425               100.00%
                                                =====                 =============               ======

     As of the cut-off date, the average principal balance of the mortgage loans in Loan Group II was approximately $158,337.

              CREDIT SCORE FOR THE MORTGAGE LOANS IN LOAN GROUP II

                                                                   AGGREGATE STATED
                                                                  PRINCIPAL BALANCE
                                             NUMBER OF              OUTSTANDING AS OF           % OF
      CREDIT SCORE RANGE                   MORTGAGE LOANS            CUT-OFF DATE           MORTGAGE POOL
      ------------------                   --------------         -------------------       -------------
481-500..................................           6                   $ 1,064,162                 0.11 %
501-520..................................         193                    32,118,514                 3.36
521-540..................................         317                    55,919,187                 5.86
541-560..................................         465                    71,144,267                 7.45
561-580..................................         522                    79,178,916                 8.29
581-600..................................         693                   106,578,698                11.16
601-620..................................         752                   117,796,733                12.34
621-640..................................         871                   136,252,841                14.27
641-660..................................         753                   116,561,171                12.21
661-680..................................         529                    83,689,155                 8.77
681-700..................................         362                    56,145,281                 5.88
701-720..................................         227                    36,078,153                 3.78
721-740..................................         134                    25,302,865                 2.65
741-760..................................         111                    19,486,753                 2.04
761-780..................................          58                    10,612,852                 1.11
781-800..................................          26                     4,902,062                 0.51
801-820..................................          10                     1,784,816                 0.19
                                                -----                 -------------                -----
               Total.....................       6,029                 $ 954,616,425                100.00 %
                                                =====                 =============                =====

     As of the cut-off date, the weighted average credit score of the mortgage loans in Loan Group II was approximately 623.

       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN LOAN GROUP II*

                                                                   AGGREGATE STATED
                                                                  PRINCIPAL BALANCE
                                             NUMBER OF              OUTSTANDING AS OF           % OF
           STATE                           MORTGAGE LOANS            CUT-OFF DATE           MORTGAGE POOL
           -----                           --------------         -------------------       -------------
Alaska................................               2                    $ 285,942                 0.03%
Arizona...............................              93                   10,440,327                 1.09
Arkansas..............................               5                      194,289                 0.02
California............................           1,491                  286,328,665                29.99
Colorado..............................             119                   17,033,399                 1.78
Connecticut...........................             126                   18,737,933                 1.96
Delaware..............................              10                    1,945,270                 0.20
Florida...............................             683                   85,388,924                 8.94
Georgia...............................             200                   22,164,546                 2.32
Hawaii................................              79                   18,527,884                 1.94
Idaho.................................              31                    2,845,627                 0.30
Illinois..............................             394                   56,919,634                 5.96
Indiana...............................              32                    3,301,431                 0.35
Iowa..................................               9                      920,401                 0.10
Kansas................................              15                    1,613,310                 0.17
Kentucky..............................               6                      683,861                 0.07
Maine.................................               8                      885,242                 0.09
Maryland..............................             292                   44,441,341                 4.66
Massachusetts.........................             180                   36,013,790                 3.77
Michigan..............................             122                   15,477,895                 1.62
Minnesota.............................             184                   23,990,146                 2.51
Missouri..............................              55                    5,433,050                 0.57
Montana...............................               3                      514,515                 0.05
Nebraska..............................               3                      206,142                 0.02
Nevada................................             155                   24,260,322                 2.54
New Hampshire.........................              33                    4,802,968                 0.50
New Jersey............................             270                   54,395,129                 5.70
New Mexico............................              15                    2,272,130                 0.24
New York..............................             435                   96,925,499                10.15
North Carolina........................             105                   10,488,040                 1.10
Ohio..................................              70                    8,051,369                 0.84
Oklahoma..............................              18                    1,481,649                 0.16
Oregon................................              34                    3,508,169                 0.37
Pennsylvania..........................              64                    7,932,566                 0.83
Rhode Island..........................              27                    3,860,082                 0.40
South Carolina........................              28                    2,514,930                 0.26
Tennessee.............................              40                    3,964,955                 0.42
Texas.................................             119                   10,904,389                 1.14
Utah..................................              46                    4,929,263                 0.52
Vermont...............................               5                      736,821                 0.08
Virginia..............................             218                   33,356,035                 3.49
Washington............................             135                   18,296,628                 1.92
West Virginia.........................               7                      762,509                 0.08
Wisconsin.............................              60                    6,382,133                 0.67
Wyoming...............................               3                      497,273                 0.05
                                                 -----                -------------                 ----
            Total.....................           6,029                $ 954,616,425               100.00%
                                                 =====                =============               ======



     *No more than approximately 0.40% of Loan Group II by cut-off date principal balance will be secured by properties located in any one zip code area.

            PROPERTY TYPES OF MORTGAGED6 PROPERTIES IN LOAN GROUP II

                                                                   AGGREGATE STATED
                                                                  PRINCIPAL BALANCE
                                             NUMBER OF              OUTSTANDING AS OF           % OF
        PROPERTY TYPE                      MORTGAGE LOANS            CUT-OFF DATE           MORTGAGE POOL
        -------------                      --------------         -------------------       -------------
2-4 Family...............................        573                 $ 129,829,833                 13.60%
Condominium..............................        456                    62,272,408                  6.52
PUD......................................        436                    64,262,002                  6.73
Single Family............................      4,564                   698,252,182                 73.14
                                               ------                --------------               ------
               Total......... ...........      6,029                 $ 954,616,425                100.00%
                                               ======                ==============               ======


           OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN LOAN GROUP II*

                                                                   AGGREGATE STATED
                                                                  PRINCIPAL BALANCE
                                             NUMBER OF              OUTSTANDING AS OF           % OF
        OCCUPANCY STATUS                  MORTGAGE LOANS            CUT-OFF DATE           MORTGAGE POOL
        ----------------                  --------------         -------------------       -------------
Investor.................................        363                  $ 56,216,260                  5.89%
Owner Occupied...........................      5,601                   888,281,152                 93.05
Second Home..............................         65                    10,119,013                  1.06
                                               -----                 -------------                -----
               Total......... ...........      6,029                 $ 954,616,425               100.00%
                                               =====                 =============               ======

     *Based upon representation of the related mortgagors at the time of origination.


              ORIGINAL TERM OF THE MORTGAGE LOANS IN LOAN GROUP II

                                                                   AGGREGATE STATED
                                                                  PRINCIPAL BALANCE
                                             NUMBER OF              OUTSTANDING AS OF           % OF
        ORIGINAL TERM                     MORTGAGE LOANS            CUT-OFF DATE           MORTGAGE POOL
        -------------                     --------------         -------------------       -------------
0 - 119 months...........................         39                     $ 315,664                 0.03%
120 - 179 months.........................        297                     3,047,578                 0.32
180 - 239 months.........................        114                     6,292,935                 0.66
240 - 359 months.........................        634                    26,693,467                 2.80
360 months...............................      4,945                   918,266,782                96.19
                                               ------                -------------                -----
               Total......... ...........      6,029                 $ 954,616,425               100.00%
                                               ======                =============               ======

     As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in Loan Group II was approximately 355 months.

     REMAINING TERM TO STATED MATURITY FOR THE MORTGAGE LOANS IN LOAN GROUP II

                                                                   AGGREGATE STATED
                                                                  PRINCIPAL BALANCE
                                             NUMBER OF              OUTSTANDING AS OF           % OF
  REMAINING TERM TO STATED MATURITY       MORTGAGE LOANS            CUT-OFF DATE           MORTGAGE POOL
  ---------------------------------       --------------         -------------------       -------------
49 - 60 months...........................         39                     $ 315,664                  0.03%
61 - 120 months..........................        297                     3,047,578                  0.32
121 - 180 months.........................        114                     6,292,935                  0.66
181 - 240 months.........................        632                    26,139,739                  2.74
241 - 300 months.........................          2                       553,728                  0.06
301 - 360 months.........................      4,945                   918,266,782                 96.19
                                               -----                 -------------                ------
               Total......... ...........      6,029                 $ 954,616,425                100.00%
                                               ======                =============                ======

     As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in Loan Group II was approximately 351 months.


              LOAN PURPOSE FOR THE MORTGAGE LOANS IN LOAN GROUP II

                                                                   AGGREGATE STATED
                                                                  PRINCIPAL BALANCE
                                             NUMBER OF              OUTSTANDING AS OF           % OF
        LOAN PURPOSE                      MORTGAGE LOANS            CUT-OFF DATE           MORTGAGE POOL
        -------------                     --------------         -------------------       -------------
Cash-Out Refinance.......................       2,704                 $ 486,755,736                50.99%
Purchase.................................       2,815                   385,191,179                40.35
Rate/Term Refinance......................         510                    82,669,509                 8.66
                                                -----                   -----------                -----
               Total......... ...........       6,029                 $ 954,616,425               100.00%
                                                =====                ==============               ======


            DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN LOAN GROUP II

                                                                   AGGREGATE STATED
                                                                  PRINCIPAL BALANCE
                                             NUMBER OF              OUTSTANDING AS OF           % OF
     DOCUMENTATION TYPE                  MORTGAGE LOANS            CUT-OFF DATE           MORTGAGE POOL
     ------------------                   --------------         -------------------       -------------
Full/Alternative.........................      4,501                 $ 680,009,389                 71.23%
Stated Income............................      1,528                   274,607,035                 28.77
                                               -----                 -------------                -----
               Total......... ...........      6,029                 $ 954,616,425                100.00%
                                               ======                ==============               ======


               PRODUCT TYPE OF THE MORTGAGE LOANS IN LOAN GROUP II

                                                                   AGGREGATE STATED
                                                                  PRINCIPAL BALANCE
                                             NUMBER OF              OUTSTANDING AS OF           % OF
     PRODUCT TYPE                         MORTGAGE LOANS            CUT-OFF DATE           MORTGAGE POOL
     ------------                         --------------         -------------------       -------------
FIXED.....................................     2,089                 $ 205,874,534                 21.57%
2/6 LIBOR ARM............................      3,075                   566,425,492                 59.34
2/6 LIBOR ARM IO............  ...........        638                   137,365,278                 14.39
3/6 LIBOR ARM............................        163                    32,403,298                  3.39
3/6 LIBOR ARM IO.........................         64                    12,547,823                  1.31
                                               -----                 -------------                ------
               Total......... ...........      6,029                 $ 954,616,425                100.00%
                                               =====                 =============                ======


        RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN LOAN GROUP II

                                                                   AGGREGATE STATED
                                                                  PRINCIPAL BALANCE
                                             NUMBER OF              OUTSTANDING AS OF           % OF
  RATE ADJUSTMENT FREQUENCY               MORTGAGE LOANS            CUT-OFF DATE           MORTGAGE POOL
  -------------------------               --------------         -------------------       -------------
6 months.................................      3,940                 $ 748,741,891                 78.43%
Fixed....................................      2,089                   205,874,534                 21.57
                                               ------                  ------------                -----
               Total......... ...........      6,029                 $ 954,616,425                100.00%
                                               ======                ==============               ======


       MONTHS TO NEXT RATE ADJUSTMENT OF THE MORTGAGE LOANS IN LOAN GROUP II

                                                                   AGGREGATE STATED
                                                                  PRINCIPAL BALANCE
                                             NUMBER OF              OUTSTANDING AS OF           % OF
  MONTHS TO NEXT RATE ADJUSTMENT          MORTGAGE LOANS            CUT-OFF DATE           MORTGAGE POOL
  ------------------------------          --------------         -------------------       -------------
12 - 17..................................           2                     $ 231,630                  0.02%
18 - 23..................................       3,711                   703,559,139                 73.70
30 - 35..................................         227                    44,951,121                  4.71
Fixed....................................       2,089                   205,874,534                 21.57
                                               ------                 -------------                -----
               Total......... ...........       6,029                 $ 954,616,425                100.00%
                                               ======                 =============               ======

     The weighted average next rate adjustment for the adjustable rate mortgage loans is 22 months. Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

      MAXIMUM LIFETIME MORTGAGE RATES OF THE MORTGAGE LOANS IN LOAN GROUP II

                                                                   AGGREGATE STATED
                                                                  PRINCIPAL BALANCE
                                             NUMBER OF              OUTSTANDING AS OF           % OF
            MAXIMUM MORTGAGE RATE         MORTGAGE LOANS            CUT-OFF DATE           MORTGAGE POOL
            ---------------------         --------------         -------------------       -------------
            11.500% - 11.749% ...........           1                     $ 206,918                 0.02%
            11.750% - 11.999% ...........          36                     8,113,236                 0.85
            12.000% - 12.249% ...........          38                     9,460,861                 0.99
            12.250% - 12.499% ...........          93                    20,804,662                 2.18
            12.500% - 12.749% ...........         162                    35,413,723                 3.71
            12.750% - 12.999% ...........         287                    60,080,115                 6.29
            13.000% - 13.249% ...........         175                    35,692,062                 3.74
            13.250% - 13.499% ...........         279                    57,878,237                 6.06
            13.500% - 13.749% ...........         327                    65,276,477                 6.84
            13.750% - 13.999% ...........         531                   106,406,479                11.15
            14.000% - 14.249% ...........         211                    39,995,570                 4.19
            14.250% - 14.499% ...........         349                    66,515,178                 6.97
            14.500% - 14.749% ...........         299                    53,879,358                 5.64
            14.750% - 14.999% ...........         369                    65,375,311                 6.85
            15.000% - 15.249% ...........         154                    25,403,771                 2.66
            15.250% - 15.499% ...........         181                    28,727,273                 3.01
            15.500% - 15.749% ...........         136                    21,552,143                 2.26
            15.750% - 15.999% ...........         132                    20,706,569                 2.17
            16.000% - 16.249% ...........          41                     6,434,929                 0.67
            16.250% - 16.499% ...........          44                     6,458,770                 0.68
            16.500% - 16.749% ...........          20                     2,601,079                 0.27
            16.750% - 16.999% ...........          27                     3,852,656                 0.40
            17.000% - 17.249% ...........           5                       896,852                 0.09
            17.250% - 17.499% ...........           7                       934,615                 0.10
            17.500% - 17.749% ...........           6                     1,075,010                 0.11
            17.750% - 17.999% ...........          12                     2,377,597                 0.25
            18.000% - 18.249% ...........           7                     1,057,124                 0.11
            18.250% - 18.499% ...........           4                       686,055                 0.07
            18.500% - 18.749% ...........           2                       230,706                 0.02
            18.750% - 18.999% ...........           4                       596,660                 0.06
            19.000% - 19.249% ...........           1                        51,896                 0.01
            Fixed........................       2,089                   205,874,534                21.57
                                               ------                 -------------               ------
               Total.....................       6,029                 $ 954,616,425               100.00%
                                               ======                 =============               ======

     As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in Loan Group II was approximately 14.049%.

            PERIODIC RATE CAP OF THE MORTGAGE LOANS IN LOAN GROUP II

                                                                   AGGREGATE STATED
                                                                  PRINCIPAL BALANCE
                                             NUMBER OF              OUTSTANDING AS OF           % OF
            PERIODIC RATE CAP             MORTGAGE LOANS            CUT-OFF DATE           MORTGAGE POOL
            -----------------             --------------         -------------------       -------------
1.500%...................................      3,940                 $ 748,741,891                 78.43%
Fixed....................................      2,089                   205,874,534                 21.57
                                              ------                 -------------                -----
               Total......... ...........      6,029                 $ 954,616,425                100.00%
                                              ======                 =============                =====

     As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in Loan Group II was approximately 1.500%.


            INITIAL RATE CAP OF THE MORTGAGE LOANS IN LOAN GROUP II

                                                                   AGGREGATE STATED
                                                                  PRINCIPAL BALANCE
                                             NUMBER OF              OUTSTANDING AS OF           % OF
            INITIAL RATE CAP              MORTGAGE LOANS            CUT-OFF DATE           MORTGAGE POOL
            ----------------              --------------         -------------------       -------------
3.000%...................................      3,940                 $ 748,741,891               78.43%
Fixed....................................      2,089                   205,874,534               21.57
                                               -----                  ------------               -----
               Total......... ...........      6,029                 $ 954,616,425              100.00%
                                               =====                ==============              ======

     As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in Loan Group II was approximately 3.000%.


               GROSS MARGIN OF THE MORTGAGE LOANS IN LOAN GROUP II

                                                                   AGGREGATE STATED
                                                                  PRINCIPAL BALANCE
                                             NUMBER OF              OUTSTANDING AS OF           % OF
            GROSS MARGIN                  MORTGAGE LOANS            CUT-OFF DATE           MORTGAGE POOL
            ------------                  --------------         -------------------       -------------
    4.750% - 4.999% ...................           5                   $ 1,477,800                 0.15%
    5.500% - 5.749% ...................           6                     1,472,972                 0.15
    5.750% - 5.999% ...................          38                     8,099,434                 0.85
    6.000% - 6.249% ...................          60                    14,443,240                 1.51
    6.250% - 6.499% ...................         106                    22,960,695                 2.41
    6.500% - 6.749% ...................         182                    39,541,077                 4.14
    6.750% - 6.999% ...................       3,543                   660,746,673                69.22
     Fixed.............................       2,089                   205,874,534                21.57
                                              ------                -------------               ------
               Total....................      6,029                 $ 954,616,425               100.00%
                                              ======                =============               =======

     As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in Loan Group II was approximately 6.910%.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX I

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                   PROCEDURES

         Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities I LLC Asset-Backed Certificates, Series 2004-FR3 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

         Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

         Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

         Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

         As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a crossmarket transaction will settle no differently than a trade between two DTC participants.

         Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

         Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

         Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

         Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

         U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

                o U.S. Person. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of a Certificate that is for United States federal income tax purposes

                o   a citizen or resident of the United States,

                o a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

                o an estate the income of which is subject to United States federal income taxation regardless of its source, or

                o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of a Certificate that is not a U.S. person.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                      [This page intentionally left blank]

                                    ANNEX II

          ASSURED GUARANTY CORP. CONSOLIDATED FINANCIAL STATEMENTS FOR
        THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001, AND UNAUDITED
           CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED
                             JUNE 30, 2004 AND 2003

                                                                           Page

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED
DECEMBER 31, 2003, 2002 AND 2001

Report of Independent Registered Public Accounting Firm....................II-2

Consolidated Balance Sheets................................................II-3

Consolidated Statements of Operations and Comprehensive Income.............II-4

Consolidated Statements of Stockholder's Equity............................II-5

Consolidated Statements of Cash Flows......................................II-6

Notes to Consolidated Financial Statements.................................II-7

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003

Consolidated Balance Sheets...............................................II-32

Consolidated Statements of Operations.....................................II-33

PRICEWATERHOUSECOOPERS

--------------------------------------------------------------------------------
                                                  PRICEWATERHOUSECOOPERS LLP
                                                  1177 Avenue of the Americas
                                                  New York NY 10036
                                                  Telephone (646) 471 4000
                                                  Facsimile (813) 286 6000




             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Stockholder of ACE Guaranty Corp.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income, of stockholder's equity and of cash flows, present fairly, in all material respects, the financial position of ACE Guaranty Corp., (the "Company"), an indirect, wholly owned subsidiary of ACE Limited, at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statement are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide reasonable basis for our opinion.

As discussed in Note 2 and Note 4 to the financial statements, the Company changed its method of accounting for goodwill and derivatives in 2002 and 2001, respectively.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 25, 2004

ACE GUARANTY CORP.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

(dollars in the thousands, except share and per share data)


                                                                           2003                2002
ASSETS
Fixed maturity securities available for sale, at fair value
     (amortized cost:  $1,057,044 in 2003 and $896,375 in 2002)        $   1,126,723       $    $961,057
Short-term investments, at cost, which approximates fair value                55,078              52,384
                                                                       -------------       -------------
         Total investments                                                 1,181,801           1,013,441
                                                                       -------------       -------------
Cash                                                                          18,009               3,081
Accrued investment income                                                     14,031              12,138
Deferred acquisition costs                                                   146,926             135,884
Prepaid reinsurance premiums                                                   7,254              51,926
Reinsurance recoverable on ceded losses                                            -              11,420
Premiums receivable                                                           31,524              32,081
Goodwill                                                                      87,062              87,062
Other assets                                                                  14,946              12,341
                                                                       -------------       --------------
         Total assets                                                  $   1,501,553       $   1,359,374
                                                                       =============       =============

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
    Unearned premium reserve                                           $     389,027       $     352,551
    Reserve for losses and loss adjustment expenses                          110,259              75,961
    Deferred federal income taxes payable                                     77,934              53,567
    Current federal income taxes payable                                       6,389               8,517
    Unrealized losses on derivative financial instruments                     18,482              67,023
    Other liabilities                                                         22,732              28,318
                                                                       -------------       -------------
         Total liabilities                                                   624,823             585,937
                                                                       -------------       -------------


Commitments and contingencies (Note 13)

Stockholder's equity
    Common stock - $720 par value per share in 2003 and 2002:
       200,000 authorized, 20,834 issued and outstanding in
       2003 and 2002                                                          15,000              15,000
    Additional paid-in capital                                               351,231             345,561
    Unearned stock grant compensation                                         (2,849)             (2,056)
    Retained earnings                                                        468,064             372,889
    Accumulated other comprehensive income                                    45,284              42,043
         Total stockholder's equity                                          876,730             773,437
                                                                       -------------       -------------
         Total liabilities and stockholder's equity                    $   1,501,553       $   1,359,374
                                                                       =============       =============


          See accompanying notes to consolidated financial statements.

ACE GUARANTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------

(dollars in thousands)


                                                                      2003           2002             2001
REVENUES
Gross written premiums                                             $ 219,923       $ 155,079       $ 120,796
Ceded premiums                                                       (36,623)         31,367          31,798
                                                                   ---------       ---------       ---------
Net written premiums                                                 256,546         123,712          88,998
Increase in unearned premium reserve                                 (81,148)        (12,199)        (11,336)
                                                                   ---------       ---------       ---------
Net premiums earned                                                  175,398         111,513          77,662
Net investment income                                                 47,156          46,730          46,487
Net realized gains                                                     2,092           6,888          10,203
Net realized gain (loss) on derivative financial
instruments                                                           48,541         (36,998)          5,051
Other income                                                           1,340           1,307             633
                                                                   ---------       ---------       ---------
       Total revenues                                                274,527         129,440         140,036
                                                                   ---------       ---------       ---------

EXPENSES
Losses and loss adjustment expenses                                   56,706          24,513           5,875
Acquisition costs                                                     57,609          41,624          31,520
Increase in deferred acquisition costs                               (11,042)         (8,212)         (7,011)
Other operating expenses                                              24,341          15,229          13,703
Goodwill amortization                                                     --              --           3,785
Foreign exchange (gains) losses                                         (865)            216               3
                                                                   ---------       ---------       ---------
       Total expenses                                                126,749          73,370          47,875
                                                                   ---------       ---------       ---------
Income before provision for federal income taxes                     147,778          56,070          92,161
PROVISION (BENEFIT) FOR FEDERAL INCOME TAXES
Current                                                               19,985          20,847          14,749
Deferred                                                              22,618         (10,420)         11,036
                                                                   ---------       ---------       ---------
       Total provision for federal income taxes                       42,603          10,427          25,785
                                                                   ---------       ---------       ---------
Net income before cumulative effect of new
   accounting standard                                               105,175          45,643          66,376
Cumulative effect of new accounting standard, net of
tax                                                                       --              --         (22,800)
                                                                   ---------       ---------       ---------
       Net income                                                    105,175          45,643          43,576

OTHER COMPREHENSIVE INCOME, NET OF TAX
Unrealized holding gains (losses) arising during
   the year                                                            1,881          23,087         (16,788)
Reclassification adjustment for realized gains
   included in net income                                              1,360           4,477           6,632
                                                                   ---------       ---------       ---------
Change in net unrealized gain (loss) on fixed
   maturity securities available for sale                              3,241          27,564         (10,156)
                                                                   ---------       ---------       ---------
       Comprehensive income                                        $ 108,416       $  73,207       $  33,420
                                                                   =========       =========       =========






          See accompanying notes to consolidated financial statements.

ACE GUARANTY CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------

(dollars in thousands)

                                                                ADDITIONAL          UNEARNED
                                                                  PAID-IN         STOCK GRANT        RETAINED    ACCUMULATED OTHER
                                           COMMON STOCK           CAPITAL         COMPENSATION       EARNINGS   COMPREHENSIVE INCOME
BALANCE JANUARY 1, 2001                       $ 2,500              $ 352,900        $     --       $ 297,170        $ 24,635
Net income                                                                                            43,576
Dividends                                                                                             (5,500)
Change in Par Value                            12,500                (12,500)
Tax benefit for options exercised                                      1,629
Unrealized loss on fixed maturity
    securities, net of tax ($5,469)                                                                                  (10,156)
Unearned stock grant compensation, net                                                  (984)
                                             --------              ---------         --------      ---------        --------
BALANCE, DECEMBER 31, 2001                   $ 15,000              $ 342,029         $  (984)      $ 335,246        $ 14,479
Net income                                                                                            45,643
Dividends                                                                                             (8,000)
Tax benefit for options exercised                                      3,532
Unrealized gain on fixed maturity
    securities, net of tax ($14,842)                                                                                  27,564
Unearned stock grant compensation, net                                                 (1,072)
                                             --------              ---------         --------      ---------        --------
BALANCE, DECEMBER 31, 2002                   $ 15,000              $ 345,561         $ (2,056)     $ 372,889        $ 42,043
Net income                                                                                           105,175
Dividends                                                                                            (10,000)
Tax benefit for options exercised                                      5,670
Unrealized gain on fixed maturity
    securities, net of tax ($1,745)                                                                                    3,241
Unearned stock grant compensation, net                                                   (793)
                                             --------              ---------         --------      ---------        --------
BALANCE, DECEMBER 31, 2003                   $ 15,000              $ 351,231         $ (2,849)     $ 468,064        $ 45,284
                                             ========              =========         ========      =========        ========


                                              TOTAL
                                           STOCKHOLDER'S
                                              EQUITY
BALANCE JANUARY 1, 2001                    $  677,205
Net income                                     43,576
Dividends                                      (5,500)
Change in Par Value                                --
Tax benefit for options exercised               1,629
Unrealized loss on fixed maturity
    securities, net of tax ($5,469)           (10,156)
Unearned stock grant compensation, net           (984)
                                            ---------
BALANCE, DECEMBER 31, 2001                  $ 705,770
Net income                                     45,643
Dividends                                      (8,000)
Tax benefit for options exercised               3,532
Unrealized gain on fixed maturity
    securities, net of tax ($14,842)           27,564
Unearned stock grant compensation, net         (1,072)
                                            ---------
BALANCE, DECEMBER 31, 2002                  $ 773,437
Net income                                    105,175
Dividends                                     (10,000)
Tax benefit for options exercised               5,670
Unrealized gain on fixed maturity
    securities, net of tax ($1,745)             3,241
Unearned stock grant compensation, net           (793)
                                            ---------
BALANCE, DECEMBER 31, 2003                  $ 876,730
                                            =========



          See accompanying notes to consolidated financial statements.

ACE GUARANTY CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------

(dollars in thousands)

                                                                        2003           2002            2001

OPERATING ACTIVITIES
Net income                                                          $ 105,175        $ 45,643       $ 43,576
Adjustments to reconcile net income to net cash provided by
   operating activities
   Net amortization of security premiums                                6,682           3,605          1,289
   Amortization of goodwill                                                 -               -          3,785
   (Benefit) provision for deferred federal income taxes               22,618         (10,420)        11,036
   Net realized gains on investments                                   (2,092)         (6,888)       (10,203)
   Cumulative effect of adopting a new accounting standard, net             -               -         22,800
   Change in fair value of derivative financial instrument            (48,541)         36,998         (5,051)
   Change in deferred acquisition costs                               (11,042)         (8,212)        (7,011)
   Change in accrued investment income                                 (1,893)           (548)           916
   Change in premiums receivable, net                                     557          (8,584)       (18,334)
   Change in prepaid reinsurance premiums                              44,672         (16,401)       (18,997)
   Change in unearned premium reserves                                 36,476          28,600         30,333
   Change in reserve for losses and loss adjustment expenses           45,718          (1,513)         9,848
   Other                                                               (7,601)          9,472          1,646
                                                                    ---------        --------       --------
      Net cash provided by operating activities                       190,729          71,752         65,633
                                                                    ---------        --------       --------
INVESTING ACTIVITIES
Fixed maturity securities available-for-sale:
   Purchases                                                         (408,660)       (667,060)      (876,701)
   Sales                                                              240,401         577,428        839,921
(Purchases) sales of short-term investments, net                       (2,694)         19,709         (8,571)
Other, net                                                              3,000           8,712        (15,903)
                                                                    ---------        --------       --------
      Net cash used in investing activities                          (167,953)        (61,211)       (61,254)
                                                                    ---------        --------       --------
FINANCING ACTIVITIES
Dividends paid                                                        (10,000)         (8,000)        (5,500)
                                                                    ---------        --------       --------
      Net cash used in financing activities                           (10,000)         (8,000)        (5,500)
                                                                    ---------        --------       --------
Increase (decrease) in cash                                            12,776           2,541         (1,121)
Effect of exchange rate changes                                         2,152             260            (12)
Cash beginning of year                                                  3,081             280          1,413
                                                                    ---------        --------       --------
Cash end of year                                                      $18,009          $3,081           $280
                                                                    =========        ========       ========
SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid                                                   $  16,443        $ 10,796       $  7,250





          See accompanying notes to consolidated financial statements.

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


     1.   ORGANIZATION AND BUSINESS

          ACE Guaranty Corp. (formerly known as ACE Guaranty Re Inc.), (the "Company") is a Maryland domiciled company, which commenced operations in January 1988 and provides insurance and reinsurance of investment grade financial guaranty exposures, including municipal and nonmunicipal reinsurance, credit default swap ("CDS") transactions as well as trade credit and related reinsurance. The Company has financial strength ratings of AAA and Aa2 as of December 31, 2003 from Standard & Poor's Rating Service ("S&P") and Moody's Investor Services, Inc. ("Moody's"), respectively, and is licensed in 30 jurisdictions. The Company owns 100% of ACE Risk Assurance Company, a Maryland domiciled company.

          As of December 31, 2003, the Company was an indirect wholly-owned subsidiary of ACE Limited ("ACE"), a holding company incorporated with limited liability under Cayman Islands Companies Law. However, on April 28, 2004, subsidiaries of ACE completed an initial public offering ("IPO") of 49,000,000 common shares of their wholly owned subsidiary and parent of the Company, Assured Guaranty Ltd. ("Assured Guaranty"). Assured Guaranty's common shares are traded on the New York Stock Exchange under the symbol AGO. This offering raised approximately $840.1 million in net proceeds, all of which went to the selling shareholders. As a result of the IPO, we implemented a new underwriting strategy. As part of this strategy, we have exited certain lines of business, including trade credit. The Company was renamed Assured Guaranty Corp. upon completion of the IPO.

     2.   SIGNIFICANT ACCOUNTING POLICIES

          BASIS OF PRESENTATION
          The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, ACE Risk Assurance Company, after elimination of inter-company accounts and transactions. Certain items in the prior years' financial statements have been reclassified to conform to the current year presentation.

          The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          PREMIUM REVENUE RECOGNITION
          Premiums are received either upfront or in installments. Upfront premiums are earned in proportion to the expiration of the amount at risk. Each installment premium is earned ratably over its installment period, generally one year or less. For insured bonds for which the par value outstanding is declining during the insurance period, upfront premium earnings are greater in the earlier periods thus matching revenue recognition with the underlying risk. The premiums are allocated in accordance with the principal amortization schedule of the related bond issue and are earned ratably over the amortization period. When an insured issue is retired early, is called by the issuer, or is in substance paid in

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


          advance through a refunding accomplished by placing U.S. Government securities in escrow, the remaining unearned premium reserve is earned at that time. Unearned premium reserve represents the portion of premiums written that is applicable to the unexpired amount at risk of insured bonds.

          Due to the customary lag (ranging from 30 to 90 days) in reporting premium data by some of the ceding companies, the Company must estimate the ultimate written and earned premiums to be received from a ceding company as of each balance sheet date for the reinsurance business. Actual written premiums reported in the statements of operations are based upon reports received by ceding companies supplemented by the Company's own estimates of premium for which ceding company reports have not yet been received. Differences between such estimates and actual amounts are recorded in the period in which the actual amounts are determined. Based on historical write-off percentages, the Company has not established an allowance for doubtful accounts for its premiums receivable as of December 31, 2003 or 2002.

          INVESTMENTS
          The Company accounts for its investments in fixed maturity securities in accordance with the Financial Accounting Standard Board's ("FASB") Statement of Financial Accounting Standards ("FAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"). Management determines the appropriate classification of securities at the time of purchase. As of December 31, 2003 and 2002, all investments in fixed maturity securities were designated as available-for-sale and are carried at fair value. The fair values of all investments are calculated from independent market quotations.

          The amortized cost of fixed maturity securities is adjusted for amortization of premiums and accretion of discount computed using the effective interest method. That amortization or accretion is included in net investment income. For mortgage-backed securities, and any other holdings for which there is prepayment risk, prepayment assumptions are evaluated and revised as necessary. Any necessary adjustments required due to the resulting change in effective yields and maturities are recognized prospectively in current income.

          Realized gains and losses on sales of investments are determined using the specific identification method. Unrealized gains and losses on investments, net of applicable deferred income taxes, are included in accumulated other comprehensive income in stockholder's equity. The Company has a formal review process for all securities in its investment portfolio, including a review for impairment losses. Factors considered when assessing impairment include:

          o a decline in the market value of a security by 20% or more below amortized cost for a continuous period of at least six months;

          o a decline in the market value of a security for a continuous period of 12 months;

          o recent credit downgrades of the applicable security or the issuer by rating agencies;

          o   the financial condition of the applicable issuer;

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


          o   whether scheduled interest payments are past due; and

          o whether the Company has the ability and intent to hold the security for a sufficient period of time to allow for anticipated recoveries in fair value.

              If the Company believes a decline in the value of a particular investment is temporary, the decline is recorded as an unrealized loss on the balance sheet in "accumulated other comprehensive income" in stockholders equity. If the Company believes the decline is "other than temporary," the Company will write down the carrying value of the investment and record a realized loss in the statement of operations. The assessment of a decline in value includes management's current assessment of the factors noted above. If that assessment changes in the future, the Company may ultimately record a loss after having originally concluded that the decline in value was temporary. The Company had no writedown of securities for other than temporary declines during 2003, 2002 or 2001.

              Short-term investments are recorded at cost, which approximates fair value. Short-term investments are those with original maturities of greater than three months but less than one year from date of purchase.

              CASH AND CASH EQUIVALENTS
              The Company classifies demand deposits as cash. Cash equivalents are short-term, highly liquid investments with original maturities of three months or less.

              DEFERRED ACQUISITION COSTS
              Acquisition costs incurred, that vary with and are directly related to the production of new business, are deferred. These costs include direct and indirect expenses such as commissions, brokerage expenses and costs of underwriting and marketing personnel. The Company's management uses judgment in determining what types of costs should be deferred, as well as what percentage of these costs should be deferred. The Company periodically conducts a study to determine which operating costs vary with, and are directly related to, the acquisition of new business and qualify for deferral. Acquisition costs other than those associated with the credit derivative products are deferred and amortized in relation to earned premiums. Ceding commissions received on premiums ceded to other reinsurers reduce acquisition costs. Anticipated losses, loss adjustment expenses and the remaining costs of servicing the insured or reinsured business are considered in determining the recoverability of acquisition costs. The Company regularly conducts reviews for potential premium deficiencies. There were no premium deficiencies for any of the reported years as the sum of anticipated losses, loss adjustment expenses and the remaining costs of servicing the insured or reinsured did not exceed the related unearned premium. Acquisition costs associated with credit derivative products are expensed as incurred.

              RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES
              Reserve for loss and loss adjustment expenses ("LAE") includes case reserves, incurred but not reported reserves ("IBNR") and portfolio reserves.

              Case reserves are established when specific insured obligations are in or near default. Case reserves represent the present value of expected future loss payments and LAE, net of

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


              estimated recoveries but before considering ceded reinsurance. Financial guaranty insurance and reinsurance case reserves are discounted at 6.0%, which is the approximate taxable equivalent yield on the investment portfolio in all periods presented.

              IBNR is an estimate of the amount of losses when the insured event has occurred but the claim has not yet been reported to the Company. In establishing IBNR, the Company uses traditional actuarial methods to estimate the reporting lag of such claims based on historical experience, claim reviews and information reported by ceding companies.

              In addition to IBNR, the Company records portfolio reserves for financial guaranty insurance and reinsurance, and credit derivative business. Portfolio reserves are established with respect to the portion of the Company's business for which case reserves have not been established. Portfolio reserves are established in an amount equal to the portion of actuarially estimated ultimate losses related to premiums earned to date as a percentage of total expected premiums for that in-force business. Actuarially estimated ultimate losses on financial guaranty exposures are developed considering the net par outstanding of each insured obligation, taking account of the probability of future default, the expected timing of the default and expected recovery following default. These factors vary by type of issue (for example, municipal, structured finance or corporate), current credit rating and remaining term of the underlying obligation and are principally based on historical data obtained from rating agencies. During an accounting period, portfolio reserves principally increase or decrease based on changes in the aggregate net amount at risk and the probability of default resulting from changes in credit quality of insured obligations, if any.

              The Company updates its estimates of loss and LAE reserves quarterly. Loss assumptions used in computing losses and LAE reserves are periodically updated for emerging experience, and any resulting changes in reserves are recorded as a charge or credit to earnings in the period such estimates are changed. Due to the inherent uncertainties of estimating loss and LAE reserves, specifically for the high severity, low frequency financial guaranty business that the Company writes, actual experience may differ from the estimates reflected in our consolidated financial statements, and the differences may be material.

              REINSURANCE
              In the ordinary course of business, the Company assumes and retrocedes business with other insurance and reinsurance companies. These agreements provide greater diversification of business and may minimize the net potential loss from large risks. Reinsurance contracts do not relieve the Company of its obligation to the reinsured. Reinsurance recoverable on ceded losses includes balances due from reinsurance companies for paid and unpaid losses and LAE that will be recovered from reinsurers, based on contracts in force, and is presented net of any provision for estimated uncollectible reinsurance. Any change in the provision for uncollectible reinsurance is included in loss and loss adjustment expenses. Prepaid reinsurance premiums represent the portion of premiums ceded to reinsurers relating to the unexpired terms of the reinsurance contracts in force.

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


              Certain of the Company's assumed and ceded reinsurance contracts are funds held arrangements. In a funds held arrangement, the ceding company retains the premiums instead of paying them to the reinsurer and losses are offset against these funds in an experience account. Because the reinsurer is not in receipt of the funds, the reinsurer earns interest on the experience account balance at a predetermined credited rate of interest. The Company generally earns interest at fixed rates of between 4% and 6% on its assumed funds held arrangements and generally pays interest at fixed rates of between 4% and 6% on its ceded funds held arrangements. The interest earned or credited on funds held arrangements is included in net investment income. In addition, interest on funds held arrangements will continue to be earned or credited until the experience account is fully depleted, which can extend many years beyond the expiration of the coverage period.

              GOODWILL
              Goodwill of $94.6 million arose from ACE's acquisition of the Company as of December 31, 1999 and was being amortized over a period of twenty-five years. Beginning January 1, 2002, goodwill is no longer amortized, but rather is evaluated for impairment at least annually. Management has determined that goodwill is not impaired at December 31, 2003.

              The following table reconciles reported net income to adjusted net income excluding goodwill amortization.

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                          -------------------------------------
              (in thousands)                                 2003           2002         2001
              Reported net income                         $ 105,175      $ 45,643      $ 43,576
              Add back:  goodwill amortization                   --            --         3,785
                                                          ---------      --------      --------
              Adjusted net income                         $ 105,175      $ 45,643      $ 47,361
                                                          =========      ========      ========



              The following table details goodwill by segment as of December 31, 2003 and 2002:

              (in thousands)
              Financial guaranty direct                                                $ 14,748
              Financial guaranty reinsurance                                             70,669
              Mortgage guaranty                                                              --
              Other                                                                       1,645
                                                                                       --------
                                                                                       $ 87,062
                                                                                       ========


              INCOME TAXES
              In accordance with FAS No. 109, "Accounting for Income Taxes", deferred income taxes are provided for with respect to the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities, using enacted rates in effect for the year in which the differences are expected to reverse. Such temporary differences relate principally to deferred acquisition costs, reserve for losses and LAE, unearned premium reserve, unrealized gains and losses on investments, unrealized gains and losses on derivative financial instruments and statutory contingency reserve.

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


              STOCK BASED COMPENSATION
              Stock based compensation is based on ACE stock. The Company accounts for stock-based compensation plans in accordance with APB No. 25. No compensation expense for options is reflected in net income, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of the grant. Pro forma information regarding net income is required by FAS No. 123, "Accounting for Stock-Based Compensation." In December 2002, FASB issued FAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure." FAS 148 amends the disclosure requirements of FAS 123 to require prominent disclosure in financial statements regarding the method of accounting for stock-based compensation and the effect of the method used on reported results.

              For restricted stock awards, the Company records the market value of the shares awarded at the time of the grant as unearned stock grant compensation and includes it as a separate component of stockholder's equity. The unearned stock grant compensation is amortized into income ratably over the vesting period.

              The following table outlines the Company's net income for the years ended December 31, 2003, 2002 and 2001, had the compensation cost been determined in accordance with the fair value method recommended in FAS 123.

                                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                                      -------------------------------------
              (in thousands)                                            2003          2002          2001

              Net income as reported                                  $ 105,175     $ 45,643      $ 43,576
              Add:  Stock-based compensation expense included
                   in reported net income, net of income tax                811          517           213
              Deduct:  Compensation expense, net of income tax            2,260        1,629           621
              Pro Forma                                               ---------     --------       --------
                                                                      $ 103,726     $ 44,531       $ 43,168
                                                                      =========     ========       ========

              The fair value of ACE options issued is estimated on the date of grant using the Black-Scholes option-pricing model, with the following weighted-average assumptions used for grants in 2003, 2002 and 2001, respectively: dividend yield of 2.4%, 1.43%, and 1.65%; expected volatility of 32.4%, 35.2%, and 42.8%; risk free interest rate of 2.4%, 4.01%, and 4.84% and an expected life of four years for each year.

     3.       RECENT ACCOUNTING PRONOUNCEMENTS

              In May 2003, Financial Accounting Standards Board ("FASB") issued FAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("FAS 150"), which establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity. FAS 150 requires the classification of a financial instrument that is within its scope as a liability (or an asset in some circumstances). FAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


              period beginning after June 15, 2003. The adoption of FAS 150 had no impact on the consolidated financial statements.

              In April 2003, the FASB issued FAS No. 149, "Amendment of FASB Statement No. 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement improves financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. For example, this statement requires that financial guaranty insurance, for which the underlying risk is linked to a derivative, be accounted for as a derivative. This statement is effective for contacts entered into or modified after June 30, 2003, except for the provisions of this Statement that relate to FAS No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003, and for hedging relationships designated after June 30, 2003. All provisions are to be applied prospectively, except for the provisions of this Statement that relate to FAS No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003. These provisions are to be applied in accordance with their respective effective dates. The adoption of FAS 149 did not have a material impact on the consolidated financial statements.

              In January 2003, the FASB issued FAS Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), as an interpretation of Accounting Research Bullet No. 51, "Consolidated Financial Statements." FIN 46 addresses consolidation of variable interest entities (VIEs) by business enterprises. An entity is considered a VIE subject to consolidation if the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support or if the equity investors lack one of three characteristics of a controlling financial interest. First, the equity investors lack the ability to make decisions about the entity's activities through voting rights or similar rights. Second, they do not bear the obligation to absorb the expected losses of the entity if they occur. Lastly, they do not claim the right to receive expected returns of the entity if they occur, which are the compensation for the risk of absorbing the expected losses. FIN 46 requires that VIEs be consolidated by the entity that maintains the majority of the risks and rewards of ownership. This Interpretation applies immediately to VIEs created after January 31, 2003 and to VIEs in which an enterprise obtains an interest after that date. FASB deferred the effective date of FIN 46 until the end of the first interim or annual period ending after December 15, 2003 for VIEs created before February 1, 2003. The adoption of FIN 46 had no impact on the consolidated financial statements.

     4.       DERIVATIVES

              The Company adopted FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"), which established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities as of January 1, 2001. FAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheets and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a fair value, cash flow or

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


              foreign currency hedge. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The Company had no derivatives that were designated as hedges during 2003, 2002 and 2001.

              Certain products (principally credit protection oriented) issued by the Company have been deemed to meet the definition of a derivative under FAS 133. These products consist primarily of credit derivatives. In addition, the Company issued a few index-based derivative financial instruments. The Company uses derivative instruments primarily to offer credit protection to others. Effective January 1, 2001, the Company records these transactions at fair value. Where available; we use quoted market prices to fair value these insured credit derivatives. If quoted prices are not available, particularly for senior layer collateralized debt obligations ("CDO") and equity layer credit protection, the fair value is estimated using valuation models for each type of credit protection. These models may be developed by third parties, such as rating agency models, or may be developed internally, depending on the circumstances. These models and the related assumptions are continually reevaluated by management and enhanced, as appropriate, based upon improvements in modeling techniques and availability of more timely market information. The fair value of derivative financial instruments reflects the estimated cost to the Company to purchase protection on its outstanding exposures and is not an estimate of expected losses incurred. Due to the inherent uncertainties of the assumptions used in the valuation models to determine the fair value of these derivative products, actual experience may differ from the estimates reflected in our consolidated financial statements, and the differences may be material.

              The Company records premiums received from the issuance of derivative instruments in gross written premiums and establishes unearned premium reserves and loss reserves. These loss reserves represent the Company's best estimate of the probable losses expected under these contracts. Unrealized gains and losses on derivative financial instruments are computed as the difference between fair value and the total of the unearned premium reserves, losses and LAE reserve, premiums receivable, prepaid reinsurance premiums and reinsurance recoverable on ceded losses. Changes in unrealized gains and losses on derivative financial instruments are reflected in the statement of operations. Cumulative unrealized gains and losses are reflected as assets and liabilities, respectively, in the Company's balance sheets. Unrealized gains and losses resulting from changes in the fair value of derivatives occur because of changes in interest rates, credit spreads, recovery rates, the credit ratings of the referenced entities and other market factors. In the event that we terminate a derivative contract prior to maturity as a result of a decision to exit a line of business or for risk management purposes, the unrealized gain or loss will be realized through premiums earned and losses incurred.

              As of January 1, 2001, the Company recorded an expense related to the cumulative effect of adopting FAS 133 of $22.8 million, net of applicable deferred income tax benefit of $12.3 million.

              The Company recorded a pretax net unrealized gain on derivative financial instruments of $48.5 million for the year ended December 31, 2003, a pretax net unrealized loss on derivative financial instruments of $37.0 million for the year ended December 31, 2002

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


              and a pretax net unrealized gain on derivative financial instruments of $5.1 million for the year ended December 31, 2001.

              The following table summarizes activities related to derivative financial instruments (dollars in thousands of U.S. dollars):

              BALANCE SHEETS AS OF DECEMBER 31,                           2003        2002

              ASSETS
              Prepaid reinsurance premiums                             $    271     $    387

              LIABILITIES
              Unearned premium reserve                                    7,078        6,559
              Reserve for losses and LAE                                 15,500        2,452
              Unrealized losses on derivative financial instruments      18,482       67,023
                                                                       --------     --------
                       Net liability - fair value of derivative
                           financial  instruments                      $ 40,789     $ 75,647
                                                                       ========     ========


              STATEMENTS OF OPERATIONS FOR THE YEARS
                   ENDED DECEMBER 31,                                  2003        2002         2001

              Net written premiums                                  $  39,573    $  13,714    $ 3,981
              Net premiums earned                                      38,936       10,820      1,959
              Loss and loss adjustment expenses                       (11,714)    (131,162)    (2,355)
              Unrealized gains (losses) on derivative
                   financial instruments                               48,541      (36,998)     5,051
                                                                    ---------    ---------    -------
                        Total impact of derivative
                            financial instruments                   $  75,763    $(157,340)   $ 4,655
                                                                    =========    =========    =======


     5.       STATUTORY ACCOUNTING PRACTICES

              These financial statements are prepared on a GAAP basis, which differs in certain respects from accounting practices prescribed or permitted by the insurance regulatory authorities, including the Maryland Insurance Department.

              Statutory capital and surplus as of December 31, 2003 and 2002 was $255.6 million and $287.0 million, respectively. Statutory net income for the years ended December 31, 2003, 2002 and 2001 was $66.7 million, $46.3 million and $45.0 million, respectively.

              There are no permitted accounting practices on a statutory basis.

     6.       INSURANCE IN FORCE - FINANCIAL GUARANTY

              At December 31, 2003 and 2002, net financial guaranty par in force including insured credit default swaps ("CDS") was approximately $78.4 billion and $72.3 billion, respectively. The portfolio was broadly diversified by payment source, geographic location and maturity schedule, with no single risk representing more than 1.2% of the total net par in force. The composition by sector was as follows:

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------



              SECTORS                             NET PAR IN FORCE DECEMBER 31,
                                                  -----------------------------
                                                      2003           2002
              (dollars in billions)
              MUNICIPAL EXPOSURE
              Tax-backed                             $  19.4     $ 18.2
              Municipal utilities                        9.9        9.1
              Healthcare                                 5.6        5.6
              Special revenue                            8.1        7.7
              Structured municipal                       2.5        2.6
              Other municipals                           2.2        2.1
                                                     -------     ------
                           Total Municipal           $  47.7     $ 45.3
                                                     =======     ======
              NON-MUNICIPAL EXPOSURE
              Collateralized debt obligations        $  13.7     $ 10.2
              Consumer receivables                       8.3        7.8
              Single name corporate CDS                  2.3        4.2
              Commercial receivables                     5.1        3.4
              Other structured finance                   1.3        1.4
                                                     -------     ------
                           Total Non-Municipal       $  30.7     $ 27.0
                                                     -------     ------
                           Total Exposure            $  78.4     $ 72.3
                                                     =======     ======


              Maturities for municipal obligations range from 1 to 30 years, with the typical life in the 12 to 15 year range. Non-municipal transactions have legal maturities that range from 1 to 30 years with a typical life of 5 to 7 years. Maturities on single name corporate CDSs range from 1 to 5 years with an average remaining maturity of 1.7 years as of December 31, 2003.

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------




              The portfolio contained exposures in each of the 50 states and abroad. The distribution of net financial guaranty par outstanding by geographic location is set forth in the following table:

                                                     AS OF DECEMBER 31, 2003     AS OF DECEMBER 31, 2002
                                                  ---------------------------    --------------------------
                                                      NET PAR                        NET PAR
                                                    OUTSTANDING           %        OUTSTANDING           %
DOMESTIC
California                                        $     6.4              8.2%     $   6.1               8.5%
New York                                                4.8              6.1%         4.6               6.3%
Texas                                                   3.1              4.0%         3.0               4.2%
Illinois                                                2.6              3.3%         2.6               3.6%
Florida                                                 2.6              3.3%         2.8               3.9%
New Jersey                                              2.1              2.6%         2.0               2.8%
Pennsylvania                                            2.0              2.6%         2.1               3.0%
Massachusetts                                           1.8              2.3%         1.8               2.5%
Puerto Rico                                             1.7              2.2%         1.4               1.9%
Washington                                              1.4              1.8%         1.3               1.8%
Ohio                                                    1.1              1.4%         1.2               1.6%
Other - Muni                                           16.1             20.6%        14.4              20.0%
Other Non Muni                                         27.1             34.5%        25.1              34.7%
                                                  ---------            -----      -------             -----
         Total domestic expenses                       72.8             92.9%        68.4              94.8%
INTERNATIONAL
United Kingdom                                          2.4              3.1%         1.5               2.1%
Italy                                                   0.4              0.5%         0.2               0.2%
Australia                                               0.4              0.5%         0.1               0.1%
France                                                  0.3              0.4%         0.3               0.4%
Brazil                                                  0.3              0.4%         0.2               0.2%
Japan                                                   0.2              0.3%         0.5               0.7%
Other                                                   1.6              1.9%         1.1               1.5%
                                                  ---------            -----      -------             -----
         Total international
                exposures                               5.6              7.1%         3.9               5.2%
         Total exposures                          $    78.4            100.0%     $  72.3             100.0%
                                                  =========                       =======


              The following table sets forth the financial guaranty in-force portfolio by underwriting rating:

                                           AS OF DECEMBER 31, 2003                       AS OF DECEMBER 31, 2002
                                     ---------------------------------------       ----------------------------------
                                          NET PAR              % TOTAL NET            NET PAR           % TOTAL NET
                                        OUTSTANDING         PAR OUTSTANDING        OUTSTANDING       PAR OUTSTANDING
RATINGS
AAA                                     $    22.2                  28.4%             $   16.1               22.3%
AA                                           16.1                  20.6%                 14.1               19.5%
A                                            27.1                  34.6%                 30.4               42.0%
BBB                                          11.5                  14.6%                 11.1               15.3%
Below investment grade                        1.5                   1.8%                  0.6                0.9%
                                        ---------                 -----              --------              -----
    Total exposures                     $    78.4                 100.0%             $   72.3              100.0%
                                        =========                                    ========


ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------



              As part of its financial guaranty business, the Company insures CDS transactions written by its affiliate AGR Financial Products, whereby one party pays a periodic fee in fixed basis points on a notional amount in return for a contingent payment by the other party in the event one or more defined credit events occurs with respect to one or more third party reference securities or loans. A credit event may be a nonpayment event such as a failure to pay, bankruptcy, or restructuring, as negotiated by the parties to the CDS transaction. The total notional amount of insured investment grade CDS exposure outstanding at December 31, 2003 and 2002 and included in the Company's financial guaranty exposure was $19.5 billion and $17.0 billion, respectively.

     7.       INVESTMENTS IN SECURITIES

              The following summarizes the Company's aggregate investment portfolio at December 31, 2003:

                                                                            GROSS          GROSS
                                                                         UNREALIZED      UNREALIZED      ESTIMATED
                                                        AMORTIZED COST      GAINS          LOSSES        FAIR VALUE
(dollars in thousands)

Fixed maturity securities available for sale
U.S. Treasury securities and obligations of U.S.
  government agencies                                   $    47,975    $   1,986        $    --      $    49,961
Obligations of states and political subdivisions            701,988       59,204            693          760,499
Corporate Securities                                         98,660        5,615            507          103,768
Mortgage-backed securities                                  192,258        4,191            649          195,800
Asset-backed securities                                      16,163          558             26           16,695
                                                        -----------    ---------       --------      -----------
     Total available-for-sale                             1,057,044       71,554          1,875        1,126,723
Short-term investments                                       55,078                          --           55,078
                                                        -----------    ---------       --------      -----------
     Total investments                                  $ 1,112,122    $  71,554       $  1,875      $ 1,181,801
                                                        ===========    =========       ========      ===========


              The following summarizes the Company's aggregate investment portfolio at December 31, 2002:

                                                                            GROSS          GROSS
                                                                         UNREALIZED      UNREALIZED      ESTIMATED
                                                        AMORTIZED COST      GAINS          LOSSES        FAIR VALUE
(dollars in thousands)

Fixed maturity securities available for sale
U.S. Treasury securities and obligations of U.S.
  government agencies                                   $   73,000      $    4,936       $     --      $    77,936
Obligations of states and political subdivisions           543,122          47,573             53          590,642
Corporate securities                                        69,426           6,247              1           75,672
Mortgage-backed securities                                 181,675           5,110             38          186,747
Asset-backed securities                                     29,152             919             11           30,060
                                                         ---------      ----------       --------      -----------
     Total available-for-sale                              896,375          64,785            103          961,057
Short-term investments                                      52,384              --             --           52,384
                                                         ---------      ----------       --------      -----------
     Total investments                                   $ 948,759      $   64,785       $    103      $ 1,013,441
                                                         =========      ==========       ========      ===========

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


              The amortized cost and estimated fair value of fixed maturity securities available-for-sale at December 31, 2003, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                             ESTIMATED
                                                                       AMORTIZED COST       FAIR VALUE
              (dollars in thousands)

              MATURITY
              Due within one year                                     $    14,098         $    14,190
              Due in 2005-2008                                            100,587             103,394
              Due in 2009-2013                                            168,524             181,600
              Due after 2013                                              581,577             631,739
              Mortgage-backed securities                                  192,258             195,800
                                                                      -----------         -----------
                                                                      $ 1,057,044         $ 1,126,723
                                                                      ===========         ===========


              Realized gains and (losses) were as follows:

                                                                           YEARS ENDED DECEMBER 31,
                                                               ------------------------------------------------
              (dollars in thousands)                               2003           2002            2001

              FIXED MATURITIES
              Gains                                             $   2,791      $   7,915       $  20,335
              Losses                                                 (699)        (1,027)        (10,132)
                                                                ---------      ---------       ---------
                                                                    2,092          6,888          10,203
              Fair value adjustment on derivative financial
                  instruments                                      48,541        (36,998)          5,051
                                                                ---------      ---------       ---------
                      Net realized (losses) gains               $  50,633      $ (30,110)      $  15,254
                                                                =========      =========       =========

              None of the realized losses in 2003, 2002 or 2001 were from other than temporary declines in a securities fair value.

              Approximately 16.6% of the Company's total investment portfolio at December 31, 2003 was composed of mortgage-backed securities ("MBS"), including collateralized mortgage obligations and commercial mortgage-backed securities. Of the securities in the MBS portfolio, approximately 84.1% were backed by agencies or entities sponsored by the U.S. government. As of December 31, 2003, the weighted average credit quality of the Company's entire investment portfolio was AA+.

              The following table summarizes, for all securities in an unrealized loss position at December 31, 2003, the aggregate fair value and gross unrealized loss by length of time the amounts have continuously been in an unrealized loss position.

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------



                                                                                LESS THAN 12 MONTHS
                                                                           -----------------------------
              (dollars in thousands)                                          FAIR            UNREALIZED
                                                                             VALUE               LOSS
              U.S. Treasury securities and obligations of U.S.
                  government agencies                                      $       --        $      --
              Obligations of states and political subdivisions                 50,337             (699)
              Corporate securities                                             31,348             (501)
              Mortgage-backed securities                                       55,832             (649)
              Asset-backed securities                                           3,208              (26)
                                                                           ----------        ---------
                                 Total                                     $  140,725        $  (1,875)
                                                                           ==========        =========



              Included above are 44 fixed maturity securities. The Company has considered factors such as sector credit ratings and industry analyst reports in evaluating the above securities for impairment and has concluded that these securities are not other than temporarily impaired as of December 31, 2003. As of December 31, 2003, no investments were in a continuous unrealized loss position for greater than 12 months.

              Net investment income is derived from the following sources:

                                                                          YEARS ENDED DECEMBER 31,
                                                                -----------------------------------------
              (dollars in thousands)                               2003           2002              2001

              Income from fixed maturity securities             $  47,422       $  46,648       $  43,738
              Income from short-term investments                      906             865           3,515
                                                                ---------       ---------       ---------
                  Total investment income                          48,328          47,513          47,253
              Less investment expenses                             (1,172)           (783)           (766)
                                                                ---------       ---------       ---------
                  Net investment income                         $  47,156       $  46,730       $  46,487
                                                                =========       =========       =========

              Under agreements with its cedents and in accordance with statutory requirements, the Company maintains fixed maturity securities in trust accounts for the benefit of reinsured companies and for the protection of policyholders, generally in states in which the Company or its subsidiaries, as applicable, are not licensed or accredited. The carrying amount of such restricted balances amounted to approximately $63.9 million and $62.4 million at December 31, 2003 and 2002, respectively.

              As part of its insured CDS business, the Company is party to certain contractual agreements that require collateral to be posted for the benefit of either party depending on ratings of the parties to the agreement and mark-to-market movements relative to applicable specified thresholds of the insured swap transactions. As of December 31, 2003, the Company was not required to post collateral for the benefit of CDS customers.

              The Company is not exposed to significant concentrations of credit risk within its investment portfolio.

              No material investments of the Company were non-income producing for the years ended December 31, 2003 and 2002.

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------



     8.       RESERVES FOR UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES

              The following table provides a reconciliation of the beginning and ending reserve balances for unpaid losses and LAE:

              (dollars in thousands)                                                YEARS ENDED DECEMBER 31,
                                                                            -------------------------------------
                                                                                2003         2002         2001

              Reserves for unpaid losses and LAE, net of related
                  reinsurance recoverables, at beginning of year            $   63,736     $  70,076     $ 64,833
              ADD
              Provision for unpaid losses and LAE for claims
                  occurring in the current year, net of reinsurance             23,369        35,506       12,991
              Increase (decrease) in estimated losses and LAE for
                  claims occurring in prior years, net of reinsurance           33,337       (10,993)      (7,116)
                                                                            ----------     ---------     --------
                       Incurred losses during the current year, net
                          of reinsurance                                        56,706        24,513        5,875
                                                                            ----------     ---------     --------
              DEDUCT
              Losses and LAE payments (net of recoverables) for
                  claims occurring in the current year                           3,284        27,799        5,884
              Income (losses) and LAE payments (net of recoverables)
                  for claims occurring in the prior year                        10,079         3,054       (5,252)
                                                                            ----------     ---------     --------
                                                                                13,363        30,853          632
                                                                            ----------     ---------     --------
              Reserve for unpaid losses and LAE, net of related
                  reinsurance recoverables, at end of year                     107,079        63,736       70,076
              Unrealized foreign exchange (gain) loss on reserve
                  revaluation                                                    3,180           805         (143)
              Reinsurance recoverable on unpaid losses and LAE, at
                  end of year                                                       --        11,420          588
                                                                            ----------     ---------     --------
                       Reserve for unpaid losses and LAE, gross of
                          reinsurance recoverables on unpaid losses
                          at end of year                                    $  110,259     $  75,961     $ 70,521
                                                                            ==========     =========     ========

              The prior year adverse development in 2003 of $33.3 million in the provision for losses and LAE is due primarily to an increase in case activity on the structured finance line of business due to credit deterioration in collateralized debt obligations assumed through reinsurance treaties.

              In 2002, the favorable prior year development of $11.0 million in the provision for losses and LAE relates primarily to higher than previously estimated salvage on a non-municipal transaction and favorable development in the trade credit reinsurance line of business.

              The favorable prior year development in 2001 of $7.1 million in the provision for losses and LAE relates primarily to the favorable development of $9.6 million in the credit derivative line of business.

     9.       INCOME TAXES

              ACE Financial Services Inc. ("AFS"), the Company's direct parent and its direct and indirect U.S. subsidiaries, ACE Guaranty Corp, ACE Risk Assurance Company, ACE

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


              Asset Management, AGR Financial Products and AFP Transferor Inc. prepare a consolidated federal income tax return with ACE Prime Holding Inc., an immediate owner of the Corporation. Each company pays its proportionate share of the consolidated federal tax burden, the proportion determined by reference to the amount a company would have been liable to pay, had such company filed on a separate return basis with current credit for net losses to the extent such losses are utilizable on a separate company basis. The Company's effective federal tax rate for 2003 is 29%.

              Reconciliation from the tax provision calculated at the federal statutory rate of 35% in 2003, 2002 and 2001 to the total tax is as follows:

              (dollars in thousands)                                          YEARS ENDED DECEMBER 31,
                                                                  ------------------------------------------------
                                                                      2003               2002              2001

              Tax provision at statutory rate                     $   51,722         $   19,625         $   32,256
              Tax-exempt interest                                     (8,990)            (8,297)            (7,053)
              Other                                                     (129)              (901)               582
                                                                  ----------         ----------         ----------
                       Total federal income tax provision         $   42,603         $   10,427         $   25,785
                                                                  ==========         ==========         ==========

              The deferred federal income tax liability reflects the tax effect of the following temporary differences:

              (dollars in thousands)                                             YEARS ENDED DECEMBER 31,
                                                                             ------------------------------
                                                                                  2003               2002
              DEFERRED TAX ASSETS
              Portfolio reserves                                              $  16,835           $  15,243
              Tax and loss bonds                                                 16,071              16,071
              Fair value of derivative financial instruments                      6,469              23,458
              Other                                                                 689                 582
                                                                              ---------           ---------
                       Total deferred tax assets                                 40,064              55,354

              DEFERRED TAX LIABILITIES
              Deferred acquisition costs                                         51,424              47,559
              Contingency reserve                                                28,124              28,124
              Unearned premium revenue                                           14,063              10,600
              Unrealized gain on fixed maturity securities
                  available for sale                                             24,388              22,638
                                                                              ---------           ---------
                       Total deferred tax liabilities                           117,999             108,921
                                                                              ---------           ---------

                       Net deferred liability for federal
                                income taxes                                  $  77,935           $  53,567
                                                                              =========           =========

              Under the terms of the tax sharing agreement the Company's current income tax payable to AFS was $6.4 million and $8.5 million at December 31, 2003 and 2002, respectively. Income taxes paid in 2003, 2002 and 2001, were $16.4 million, $10.8 million and $7.3 million, respectively.

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------

     10.      REINSURANCE

              To limit its exposure on assumed risks, the Company enters into certain proportional and non-proportional retrocessional agreements with other insurance companies, primarily ACE subsidiaries, that cede a portion of the risk underwritten to other insurance companies. In the event that any or all of the reinsurers are unable to meet their obligations, the Company would be liable for such defaulted amounts. Direct, assumed, and ceded reinsurance amounts were as follows:

              (dollars in thousands)                                       FOR THE YEARS ENDED DECEMBER 31,
                                                                 -------------------------------------------------
                                                                      2003               2002              2001
              PREMIUMS WRITTEN
              Direct                                              $   40,992         $   16,419         $    1,829
              Assumed                                                178,931            138,660            118,967
              Ceded                                                   36,623            (31,367)           (31,798)
                                                                  ----------         ----------         ----------
                       Net                                        $  256,546         $  123,712         $   88,998
                                                                  ==========         ==========         ==========
              PREMIUMS EARNED
              Direct                                              $   38,921         $   11,922         $      554
              Assumed                                                144,526            114,557             89,909
              Ceded                                                   (8,049)           (14,966)           (12,801)
                                                                  ----------         ----------         ----------
                       Net                                        $  175,398         $  111,513         $   77,662
                                                                  ==========         ==========         ==========
              LOSS AND LOSS ADJUSTMENT EXPENSES
              Direct                                              $   14,464         $   18,398         $    2,355
              Assumed                                                 45,081             17,454              4,121
              Ceded                                                   (2,839)           (11,339)              (601)
                                                                  ----------         ----------         ----------
                       Net                                        $   56,706         $   24,513         $    5,875
                                                                  ==========         ==========         ==========

              Reinsurance recoverable on ceded unpaid losses and LAE as of December 31, 2002 was $11.4 million. As of December 31, 2003 the Company had no reinsurance recoverable on ceded unpaid losses. See
              Note 12 for further information on ceded premiums.

     11.      INSURANCE REGULATIONS

              Under Maryland's 1993 revised insurance law, the amount of surplus available for distribution as dividends is subject to certain statutory provisions, which generally prohibit the payment of dividends in any twelve-month period in an aggregate amount exceeding the lesser of 10% of surplus or net investment income (at the preceding December 31) without prior approval of the Maryland Commissioner of Insurance. The amount available for distribution from the Company during 2004 with notice to, but without prior approval of, the Maryland Commissioner of Insurance under the Maryland insurance law is approximately $25.6 million. During the years ended December 31, 2003, 2002 and 2001, the Company paid $10.0 million, $8.0 million and $5.5 million, respectively, in dividends to ACE Financial.

              Going forward the Company has committed to S&P and Moody's that it will not pay more than $10.0 million per year in dividends.

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


              Under Maryland insurance regulations, the Company is required at all times to maintain a minimum surplus of $750,000.

     12.      INTERCOMPANY TRANSACTIONS

              EXPENSE SHARING AGREEMENTS
              Effective October 2000, and amended January 1, 2003, the Company entered into an agreement with ACE Capital Re Overseas Ltd. ("ACRO"), an affiliate of the Company under common ownership of ACE pursuant to which certain expenses for employee salaries and shared resources such as office space, office supplies and management information system services are allocated to each company according to annual predetermined percentages. The percentages are determined based on each company's weighted average salary expense. For the years ended December 31, 2003, 2002 and 2001, the Company was paid $9.6 million, $9.2 million and $6.2 million, respectively, under its expense sharing agreements. On January 1, 2003, the Company entered into a service agreement with ACE Asset Management Inc. ("AAM"). Under the agreement, AAM reimburses the Company for its direct expenses and a portion of office overhead expenses. In 2003, the Company was paid approximately $1.0 million under its expense sharing agreement with AAM.

              The Company is also party to various inter-company service agreements whereby it provides support services (credit analysis, surveillance, accounting, MIS, legal and administrative services) to certain affiliates. Under these agreements, the Company received $1.3 million, $1.1 million and $0.3 million in service fee income for the years ended December 31, 2003, 2002 and 2001, respectively.

              In addition to expense sharing agreements, the Company entered into an employee leasing agreement with ACE American Insurance Company ("ACE INA"), an affiliate. ACE INA is a Pennsylvania stock insurance company. Under the agreement, the Company provides staffing services to ACE INA. In return, the Company is reimbursed for compensation costs. For the years ended December 31, 2003, 2002 and 2001, the Company was paid approximately $11.2 million, $8.3 million and $6.8 million, respectively, under leasing agreements.

              Included in other assets in the balance sheets are $4.5 million and $5.0 million as of December 31, 2003 and 2002, respectively, for intercompany receivables.

              As of the IPO date, all of the above agreements have been terminated. New agreements are being finalized between the Company and other subsidiaries of Assured Guaranty that will become effective during 2004.

              REINSURANCE AGREEMENTS
              In September 2001, the Company entered into an excess of loss reinsurance agreement with ACE Bermuda which was effective January 1, 2001. Under the terms of the agreement, the Company paid $52.5 million in premium in two installments of $27.5 million and $25.0 million in September 2001 and March 2002, respectively, for a 10-year cover with a $150.0 million limit. In June 2003, this agreement was canceled and the unearned premium of $39.8 million, loss reserves of $12.5 million and profit commission

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


              of $1.5 million were returned to the Company. This agreement was not replaced with a third party reinsurance contract. The Company ceded losses of $2.5 million and $10.0 million in 2003 and 2002, respectively, under this cover.

              The Company cedes business to affiliated entities under certain reinsurance agreements. Amounts deducted from the premiums, losses and commissions in 2003, 2002 and 2001 for reinsurance ceded to affiliates are reflected in the table below.

              (dollars in thousands)                                  2003               2002              2001

              CEDED ACTIVITY
              Written premium                                     $  (38,409)        $   28,327         $   29,982
              Earned premium                                           4,715              9,111              8,227
              Losses and LAE incurred                                  2,839             11,339                420
              Commissions incurred                                        57                 71                111
              Unearned premium reserve                                 2,113             45,238             26,022
              Unpaid losses and LAE                                        -             11,419                406

              The Company also writes business with affiliated entities under insurance and reinsurance agreements. The approximate amounts included in premiums, losses and commissions in 2003, 2002 and 2001 for business assumed from affiliates are reflected in the table below.

              (dollars in thousands)                                  2003               2002              2001

              CEDED ACTIVITY
              Written premium                                     $   51,637         $   44,096         $   28,410
              Earned premium                                          53,512             37,852             23,905
              Losses and LAE incurred                                    701             22,449              4,139
              Commissions incurred                                     1,340                626                 35
              Unearned premium reserve                                 9,920             11,796              4,376
              Unpaid losses and LAE                                        -             10,849              5,651

     13.      COMMITMENTS AND CONTINGENCIES

              At December 31, 2003, future minimum rental payments under the terms of the Company's non-cancelable operating leases for office space are $3.3 million for years 2004-2005, $3.4 for the year 2006, $3.3 million for years 2007-2008 and $3.1 million in the aggregate thereafter. These payments are subject to escalations in building operating costs and real estate taxes. Rent expense amounted to approximately $3.2 million in 2003 and $2.5 million in 2002. Rent expense is shared with ACRO pursuant to the agreement discussed in Note 12.

              Various lawsuits have arisen in the ordinary course of the Company's business. Contingent liabilities arising from litigation, income tax and other matters are not considered material in relation to the Company's financial position, results of operations or liquidity.

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------

     14.      CONCENTRATIONS

              Of the Company's total gross premiums written for the year ended December 31, 2003, 27.7% and 16.0% came from Municipal Bond Investors Assurance Company and Financial Security Assurance, respectively, two of four monoline primary financial guaranty companies. The Company's client base includes all six monolines, many banks and several European insurance and reinsurance companies.

     15.      CREDIT FACILITIES

              As of December 31, 2003, the Company had entered into the following credit facilities, which were available for general corporate purposes:

              (i) A liquidity facility established for the benefit of ACE and certain of its subsidiaries. The overall facility was a 364-day credit agreement in the amount of $500.0 million with a syndicate of banks. The Company had a $50.0 million participation in the facility. Due to the IPO, as of April 2, 2004, this facility was replaced.

              (ii) A 364-day credit agreement in the amount of $140.0 million with a syndicate of the banks. Under the terms of this liquidity facility the Company would have been required to pledge collateral to one of the syndicate banks, if the amount of collateral posted for the benefit of the Company's credit default swap counterparties exceeded 11% of the Company shareholders' equity. In such case an amount equal to that excess was to have been pledged for the benefit of the syndicate banks. As of December 31, 2003, the Company had not posted any collateral under this covenant. Due to the IPO, as of April 28, 2004 this facility was replaced.

              (iii) A $75.0 million line of credit facility and a $50.0 million line of credit facility from subsidiaries of ACE. Due to the IPO, as of April 28, 2004 this facility was replaced.

              As of December 31, 2003, the Company has not drawn any amounts under these credit facilities.

              To replace the general corporate purpose credit facilities, Assured Guaranty entered into a $250.0 million unsecured credit facility ("$250.0 million credit facility") on April 29, 2004, with a syndicate of banks, for which ABN AMRO Incorporated and Bank of America (an affiliate of Banc of America Securities LLC) acted as co-arrangers to which each of Assured Guaranty, the Company and Assured Guaranty (UK) Ltd., a subsidiary of Assured Guaranty organized under the laws of the United Kingdom, is a party, as borrower. The $250.0 million credit facility is a 364-day day facility and any amounts outstanding under the facility at its expiration will be due and payable one year following the facility's expiration. Under the $250.0 million credit facility, the Company can borrow up to $250.0 million, Assured Guaranty has a borrowing limit not to exceed $50.0 million, and Assured Guaranty (UK) Ltd. has a borrowing limit not to exceed $12.5 million.

              As of December 31, 2003, the Company was party to a non-recourse credit facility with a syndicate of banks, which provided up to $175.0 million. This facility was specifically designed to provide rating agency qualified capital to further support the Company's claim

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------

              paying resources. This agreement is due to expire November 2010. As of December 31, 2003, the Company had not drawn any amounts under this credit facility.

     16.      FAIR VALUE OF FINANCIAL INSTRUMENTS

              The following methods and assumptions were used by the Company in estimating its fair value disclosure for financial instruments. These determinations were made based on available market information and appropriate valuation methodologies. Considerable judgment is required to interpret market date to develop the estimates and therefore, they may not necessarily be indicative of the amount the Company could realize in a current market exchange.

              FIXED MATURITY SECURITIES
              The fair value for fixed maturity securities shown in Note 7 is based on quoted market prices.

              CASH AND SHORT-TERM INVESTMENTS
              The carrying amount reported in the balance sheet for these instruments is cost, which approximates fair value due to the short-term maturity of these instruments.

              UNEARNED PREMIUM RESERVE
              The fair value of the Company's unearned premium reserve is based on the estimated cost of entering into a cession of the entire portfolio with third party reinsurers under current market conditions. This figure was determined by using the statutory basis unearned premium reserve, net of deferred acquisition costs.

              FINANCIAL GUARANTY INSTALLMENT PREMIUMS
              The fair value is derived by calculating the present value of the estimated future cash flow stream discounted at 6.0%.

                                                                AS OF DECEMBER 31, 2003      AS OF DECEMBER 31, 2002
                                                                -----------------------      -----------------------
                                                                CARRYING      ESTIMATED      CARRYING       ESTIMATED
                                                                 AMOUNT       FAIR VALUE      AMOUNT       FAIR VALUE

           (In thousands of U.S. dollars)

           ASSETS
           Fixed maturity securities                          $  1,126,723   $  1,126,723  $    961,057   $    961,057
           Cash and short-term investments                          73,087         73,087        55,465         55,465

           LIABILITIES
           Unearned premium reserve                                389,027        347,178       352,551        259,237
           Off-Balance Sheet Instruments
               Financial guaranty installment premiums                   -        293,339             -        220,417

     17.      EMPLOYEE BENEFIT PLANS

              DEFINED CONTRIBUTION PLAN
              The Company maintains a savings incentive plan, which is qualified under Section 401K of the Internal Revenue Code. The savings incentive plan is available to all full-time

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------

              employees with a minimum of six months of service. Eligible participants may contribute a percentage of their salary subject to a maximum of six months of service. Eligible participants may contribute at a rate of 100% up to 7% of the participant's compensation subject to certain limitations and vest at a rate of 33.3% per year starting with the second year of service. The Company contributed approximately $0.5 million in 2003, $0.4 million in 2002 and $0.3 million in 2001.

              PROFIT SHARING PLAN
              The Company maintains a profit sharing plan, which is available to all full-time employees with a minimum of six months of service. Annual contributions to the plan are at the discretion of the Board of Directors. The plan contains a qualified portion and a non-qualified portion. Total expense incurred under the plan amounted to approximately $0.7 million in 2003, $0.5 million in 2002, and $0.3 million in 2001.

     18.      PREMIUMS EARNED FROM REFUNDED AND CALLED BONDS

              Premiums earned include $18.6 million, $12.6 million and $4.3 million for 2003, 2002 and 2001, respectively, related to refunded and called bonds.

     19.      SEGMENT REPORTING

              The Company has three principal business segments: (1) financial guaranty direct, which includes transactions whereby the Company provides an unconditional and irrevocable guaranty that indemnifies the holder of a financial obligation against non-payment of principal and interest when due, and includes credit support for credit default swaps; (2) financial guaranty reinsurance, which includes agreements whereby the Company is a reinsurer and agrees to indemnify a primary insurance company against part or all of the loss which the latter may sustain under a policy it has issued; and (3) other, which includes trade credit reinsurance which the Company is no longer active and the impact of affiliate reinsurance transactions that were purchased by management for the benefit of all the Company's reporting segments.

              The Company's reportable business segments are strategic business units that offer different products and services. They are managed separately since each business requires different marketing strategies and underwriting skill sets.

              The Company does not segregate certain assets and liabilities at a segment level since management reviews and controls these assets and liabilities on a consolidated basis. The Company allocates certain operating expenses to each segment by identifying expenses related to staff that either directly acquire or service the business. The remaining expenses are generally allocated based on the expense ratios produced by the directly allocated expenses of these segments. Management uses underwriting gains and losses as the primary measure of each segment's financial performance.

              The following table summarizes the components of underwriting gain
              (loss) for each reporting segment:

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


              (dollars in millions)                                   YEAR ENDED DECEMBER 31, 2003
                                                       ---------------------------------------------------------
                                                       FINANCIAL       FINANCIAL
                                                        GUARANTY        GUARANTY
                                                         DIRECT       REINSURANCE         OTHER           TOTAL

              Gross written premiums                  $    52.4       $   122.8       $    44.7        $   219.9
              Net written premiums                         47.9           124.8            83.8            256.5
              Net earned premiums                          48.6            88.2            38.6            175.4
              Loss and loss adjustment expenses            14.5            22.8            19.4             56.7
              Acquisition costs                             3.2            29.8            13.6             46.6
              Operating expenses                           14.3             8.6             1.4             24.3
                                                      ---------       ---------       ---------        ---------
              Underwriting gain                       $    16.6       $    27.0       $     4.2        $    47.8
                                                      =========       =========       =========        =========



              (dollars in millions)                                   YEAR ENDED DECEMBER 31, 2002
                                                       ---------------------------------------------------------
                                                       FINANCIAL       FINANCIAL
                                                        GUARANTY        GUARANTY
                                                         DIRECT       REINSURANCE         OTHER           TOTAL

              Gross written premiums                  $    38.0       $    84.2       $    32.9        $   155.1
              Net written premiums                         36.7            81.5             5.5            123.7
              Net premiums earned                          34.5            70.0             7.0            111.5
              Loss and loss adjustment expenses            18.4             8.5            (2.4)            24.5
              Acquisition costs                             1.3            23.2             8.9             33.4
              Operating expenses                           10.8             9.0            (4.6)            15.2
                                                      ---------       ---------       ---------        ---------
              Underwriting gain                       $     4.0       $    29.3       $     5.1        $    38.4
                                                      =========       =========       =========        =========


              (dollars in millions)                                   YEAR ENDED DECEMBER 31, 2001
                                                       ---------------------------------------------------------
                                                       FINANCIAL       FINANCIAL
                                                        GUARANTY        GUARANTY
                                                         DIRECT       REINSURANCE         OTHER           TOTAL

              Gross written premiums                  $    30.7       $    86.7       $     3.4        $   120.8
              Net written premiums                         30.1            83.3           (24.4)            89.0
              Net premiums earned                          24.8            55.0             2.1             77.7
              Loss and loss adjustment expenses             2.4             2.8             0.7              5.9
              Acquisition costs                             0.3            17.6             6.6             24.5
              Operating expenses                            8.6            10.7            (5.6)            13.7
                                                      ---------       ---------       ---------        ---------
              Underwriting gain (loss)                $    13.5       $    23.9       $    (3.8)       $    33.6
                                                      =========       =========       =========        =========

              The following is a reconciliation of total underwriting gain to income before provision for income taxes for the years ended:

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


              (dollars in millions)                                              DECEMBER 31, 2003
                                                                 -----------------------------------------------
                                                                      2003              2002              2001

              Total underwriting gain                             $    47.8         $    38.4         $    33.6
              Net investment income                                    47.2              46.7              46.5
              Net realized investment gains                             2.1               6.9              10.2
              Unrealized gains (loss) on derivative financial
                instruments                                            48.5             (37.0)              5.1
              Other income                                              1.3               1.3               0.6
              Goodwill amortization                                     -                 -                (3.8)
              Foreign exchange gains (losses)                           0.9              (0.2)              -
                                                                  ---------         ---------         ---------
              Income before provision for income taxes            $   147.8         $    56.1         $    92.2
                                                                  =========         =========         =========

              The following table provides the lines of businesses from which each of the Company's three reporting segments derive their net earned premiums:


              (dollars in millions)                                        YEARS ENDED DECEMBER 31, 2003
                                                                 -----------------------------------------------
                                                                      2003              2002              2001

              FINANCIAL GUARANTY DIRECT
              Financial guaranty direct                           $    48.6         $    34.5         $    24.8
              FINANCIAL GUARANTY REINSURANCE
              Municipal finance                                        51.3              37.8              26.1
              Structured finance                                       36.9              32.2              28.9
                                                                  ---------         ---------         ---------
                       Total                                           88.2              70.0              55.0

              OTHER SEGMENT
              Trade credit reinsurance                                 41.6              14.6               2.9
              Affiliate reinsurance                                    (3.0)             (7.6)             (5.0)
                                                                  ---------         ---------         ---------
                       Total                                      $    38.6         $     7.0         $    (2.1)
                                                                  =========         =========         =========


              The following table summarizes the Company's gross written premium by geographic region. Allocations have been made on the basis of location of risk.


              (dollars in millions)                             YEARS ENDED DECEMBER 31, 2003
                                           ----------------------------------------------------------------------
                                                   2003                      2002                     2001
                                           --------------------   -----------------------   ---------------------
              North America                $183.9         83.6%     $132.9         85.7%      $116.5        96.4%
              United Kingdom                  9.2          4.2%        7.2          4.6%         1.1         0.9%
              Europe                         26.2         11.9%       13.8          8.9%         2.9         2.4%
              Australia                       0.6          0.3%        1.2          0.8%         0.3         0.3%
                                           -------       ------     ------       -------      ------       ------
                       Total               $219.9        100.0%     $155.1        100.0%      $120.8       100.0%
                                           =======       ======     ======       =======      ======       ======

     20.      SUBSEQUENT EVENT

              Upon completion of the IPO, any unvested options to purchase ACE ordinary shares held by our officers or employees immediately vested and any unvested restricted ACE ordinary

ACE GUARANTY CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------

              shares were forfeited. Our officers and employees have 90 days from the date of the IPO to exercise any vested options to acquire ACE ordinary shares. The acceleration of vesting of options to purchase ordinary shares resulted in a pre-tax charge to us of approximately $1.4 million. Based upon a price of $42.79 per ACE ordinary share, the Company incurred a pre-tax charge of $3.1 million and contributed cash in the same amount to fund a trust, with an independent trustee, for the value of the restricted ACE ordinary shares forfeited by all of our officers and employees. These pre-tax charges took place during the second quarter of 2004. The trust purchased common shares of Assured Guaranty and allocated to each such individual common shares having the approximate value of the ACE ordinary shares forfeited by such individual. Based on Assured Guaranty's initial public offering price of $18.00 per common share, the trust purchased approximately $173,000 Assured Guaranty common shares on behalf of the Company. The common shares will be deliverable to each individual on the 18-month anniversary of the IPO so long as during that 18-month period the individual was not employed, directly or indirectly, by any designated financial guaranty company. Any forfeited common shares will be delivered to Assured Guaranty. The independent trustee will not have any beneficial interest in the trust. Since completion of the IPO, our officers and employees are no longer eligible to participate in the ACE long-term incentive plans. In connection with these events, the Company received $2.5 million from ACE, for the book value of unrestricted compensation, which is recorded in unearned stock grant compensation, which is included in stockholder's equity.

ASSURED GUARANTY CORP.
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2004 (UNAUDITED)
--------------------------------------------------------------------------------


 (dollars in thousands, except share and per share data)
                                                                       JUNE 30, 2004           DECEMBER 31,
                                                                        (UNAUDITED)                2003
   ASSETS
   Fixed maturity securities available for sale,
      at fair value                                               $    1,119,864            $    1,126,723
   Short-term investments, at cost, which approximates
     fair value                                                           84,761                    55,078
                                                                  --------------            --------------
              TOTAL INVESTMENTS                                        1,204,625                 1,181,801

 Cash                                                                     14,280                    18,009
 Accrued investment income                                                14,374                    14,031
 Deferred acquisition costs                                              150,934                   146,926
 Prepaid reinsurance premium                                              20,543                     7,254
 Reinsurance recoverable on ceded losses                                  29,882                         -
 Premiums receivable                                                      35,070                    31,524
 Unrealized gain on derivative financial instruments                       8,652                         -
 Goodwill                                                                 85,417                    87,062
 Other assets                                                             10,632                    14,946
                                                                  --------------            --------------
               TOTAL ASSETS                                         $  1,574,410            $    1,501,553
                                                                  ==============            ==============

   LIABILITIES
 Unearned premium reserve                                           $    398,163            $      389,027
 Reserve for losses and loss adjustment expenses                         110,234                   110,259
 Reinsurance balances payable                                             51,818                     5,183
 Unrealized loss on derivative financial instruments                           -                    18,482
 Federal income taxes payable                                             26,514                    84,323
 Other liabilities                                                        49,343                    17,549
                                                                  --------------            --------------
               TOTAL LIABILITIES                                         636,072                   624,823

   STOCKHOLDER'S EQUITY
  Common  stock  ($720  par  value  per  share in 2004 and 2003:
          200,000  authorized,  20,834 issued and outstanding in
          2004 and 2003)                                                  15,025                    15,000
 Additional paid-in capital                                              385,739                   351,231
 Unearned stock grant compensation                                        (6,477)                   (2,849)
 Retained earnings                                                       519,143                   468,064
 Accumulated  other  comprehensive  income - net unrealized gain
 on fixed maturity securities available for sale                          24,908                    45,284
                                                                  --------------            --------------
               TOTAL STOCKHOLDER'S EQUITY                                938,338                   876,730
                                                                  --------------            --------------
               TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY            $ 1,574,410            $    1,501,553
                                                                  ==============            ==============

ASSURED GUARANTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED) AND JUNE 30, 2003 (UNAUDITED)
-------------------------------------------------------------------------------




(dollars in thousands)

                                                                         JUNE 30,           JUNE 30,
                                                                          2004                2003
                                                                      (UNAUDITED)         (UNAUDITED)

REVENUES
Gross written premiums                                              $     93,933         $    115,321
Ceded premiums                                                            53,063              (37,424)
                                                                    ------------         ------------
Net written premiums                                                      40,870              152,745
(Increase)/decrease in unearned premium reserves                           4,152              (65,242)
                                                                    ------------         ------------
NET PREMIUMS EARNED                                                       45,022               87,503

Net investment income                                                     25,943               22,807
Net realized gains (loss)                                                   (204)               2,243
Net realized gains on derivative financial instruments                    26,793                6,566
Other income                                                                   -                  507
                                                                    ------------         ------------
TOTAL REVENUES                                                            97,554              119,626

EXPENSES
Loss and loss adjustment expenses                                        (13,447)              22,904
 Profit commission expense                                                   122                  913
Acquisition costs                                                         12,146               25,832
Other operating expenses                                                  24,612               10,024
Goodwill impairment                                                        1,645                    -
                                                                    ------------         ------------
TOTAL EXPENSES                                                            25,078               59,673

INCOME BEFORE PROVISION FOR FEDERAL INCOME TAXES                          72,476               59,953

Provision for federal income taxes
Current                                                                    9,183                8,315
Deferred                                                                  12,213                8,330
                                                                    ------------         ------------
Total provision for federal income taxes                                  21,396               16,645
                                                                    ------------         ------------

NET INCOME                                                          $     51,080         $     43,308
                                                                    ============         ============

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

          Mortgage-Backed/Asset-Backed Securities (Issuable in Series)
                   Bear Stearns Asset Backed Securities I LLC
                                    Depositor
The Securities
                         Each issue of securities will have its own series
|---------------------|  designation and will evidence either the ownership of
|                     |  assets in the related trust fund or debt obligations
|Consider carefully   |  secured by assets of the related trust fund.
|the risk factors     |
|beginning on page 4  |  o Each series of securities will consist of one or more
|of this prospectus.  |  classes of mortgage-backed or asset-backed certificates
|                     |  or notes.
|The securities       |
|represent            |  o Each class of securities will represent the
|obligations of the   |  entitlement to a specified portion of interest payments
|trust only and do    |  and a specified portion of principal payments on the
|not represent an     |  trust assets.
|interest in or       |
|obligation of the    |  o A series may include classes of securities that are
|depositor, the       |  senior in right of payment to other classes. Classes of
|seller, the master   |  securities may be entitled to receive distributions of
|servicer or any of   |  principal, interest or both prior to other classes or
|their affiliates.    |  before or after specified events.
|                     |
|This prospectus may | o No market will exist for the securities of any series |be used to offer and | before they are issued. In addition, even after the |sell the securities | securities of a series have been issued and sold, there
|only if accompanied  |  can be no assurance that a resale market for them will
|by a prospectus      |  develop.
|supplement.          |
|                     |  Offers of the securities will be made through Bear,
|---------------------|  Stearns & Co. Inc. and the other underwriters listed in
                         the related prospectus supplement.


The Trust Fund and Its Assets

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

    o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

    o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

    o home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

    o installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

    o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

    o   private label mortgage-backed or asset-backed securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                            Bear, Stearns & Co. Inc.
                                 April 26, 2004

              Important Notice About Information in This Prospectus
                   and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

        o this prospectus, which provides general information, some of which may not apply to a particular series; and

        o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

        o the principal amount, interest rate and authorized denominations of each class of securities;

        o information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

        o information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

        o the terms of any credit enhancement with respect to particular classes of the securities;

        o information concerning other trust fund assets, including any reserve fund;

        o   the final scheduled distribution date for each class of securities;

        o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

        o information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

        o   particulars of the plan of distribution for the securities.

         We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

         There is also a Glossary of Terms beginning on page 127 where you will find definitions of certain capitalized terms used in this prospectus.

         If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" beginning on page 124 of this prospectus.

                                  Risk Factors

         You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

You may have difficulty selling your
securities or obtaining your desired
price.................................      No market will exist for the
                                            securities before they are issued.
                                            In addition, we cannot give you any
                                            assurance that a resale market will
                                            develop following the issuance and
                                            sale of any series of the
                                            securities. Even if a resale market
                                            does develop, you may not be able to
                                            sell your securities when you wish
                                            or at the price you want.

Only the assets of the related trust
fund are available to pay your
securities............................      The securities of each series will
                                            be payable solely from the assets of
                                            the related trust fund, including
                                            any applicable credit enhancement,
                                            and will not have a claim against
                                            the assets of any other trust. In
                                            the case of securities that are in
                                            the form of notes, the related
                                            indenture will require that
                                            noteholders proceed only against the
                                            assets of the related trust fund. We
                                            cannot give you any assurance that
                                            the market value of the assets in
                                            any trust fund will be equal to or
                                            greater than the total principal
                                            amount of the related securities
                                            then outstanding, plus accrued
                                            interest. Moreover, if the assets of
                                            a trust fund are ever sold, the sale
                                            proceeds will be applied first to
                                            reimburse any related trustee,
                                            servicer and credit enhancement
                                            provider for their unpaid fees and
                                            expenses before any remaining
                                            amounts are distributed to
                                            securityholders.

                                            In addition, at the times specified
                                            in the related prospectus
                                            supplement, assets of the trust fund
                                            and the related security accounts
                                            may be released to the depositor,
                                            the servicer, the credit enhancement
                                            provider or other persons, if

                                              o  all payments then due on the
                                                 related securities have been
                                                 made, and

                                              o  any other payments specified
                                                 in the related prospectus
                                                 supplement have been made.

                                            Once released, such assets will no
                                            longer be available to make payments
                                            to securityholders.

                                            You will have no recourse against
                                            the depositor or any other person if
                                            any required distribution on the
                                            securities is not
                                            made or for any other default. The
                                            only obligations of the depositor
                                            with respect to a trust fund or the
                                            related securities would result from
                                            a breach of the representations and
                                            warranties that the depositor may
                                            make concerning the trust assets.
                                            However, because of the depositor's
                                            very limited assets, even if the
                                            depositor should be required to
                                            repurchase a loan from a particular
                                            trust fund because of the breach of
                                            a representation or warranty, its
                                            sole source of funds for the
                                            repurchase would be:

                                              o  funds obtained from enforcing
                                                 any similar obligation of the
                                                 originator of the loan, or

                                              o  monies from any reserve fund
                                                 established to pay for loan
                                                 repurchases.

Credit enhancement may be
insufficient to provide against
particular risks......................      Although credit enhancement is
                                            intended to reduce the effect of
                                            delinquent payments or loan losses
                                            on particular classes of securities,
                                            the amount of any credit enhancement
                                            is subject to the limits described
                                            in the related prospectus
                                            supplement. In addition, the amount
                                            of credit enhancement may decline or
                                            be depleted before the related
                                            securities are paid in full. As a
                                            result, securityholders may suffer
                                            losses.

Principal payments on the loans
may adversely affect the average
life of, and rate of return on,
your securities.......................      You may be unable to reinvest the
                                            principal payments on your
                                            securities at a rate of return equal
                                            to the rate on your securities. The
                                            timing of principal payments on the
                                            securities of a series will be
                                            affected by a number of factors,
                                            including the following:

                                              o  the extent of prepayments on
                                                 the underlying loans in the
                                                 trust fund or, if the trust
                                                 fund contains underlying
                                                 securities, on the loans
                                                 backing the underlying
                                                 securities;

                                              o  how payments of principal are
                                                 allocated among the classes of
                                                 securities of that series as
                                                 specified in the related
                                                 prospectus supplement;

                                              o  if any party has an option to
                                                 terminate the related trust
                                                 early, the effect of the
                                                 exercise of the option;

                                              o  the rate and timing of defaults
                                                 and losses on the assets in the
                                                 related trust fund;

                                              o  repurchases of assets in the
                                                 related trust fund as a result
                                                 of material breaches of
                                                 representations and warranties
                                                 made by the depositor or a
                                                 seller; and

                                              o  in the case of a trust fund
                                                 that contains revolving credit
                                                 line loans, any provisions for
                                                 non-amortization, early
                                                 amortization or scheduled
                                                 amortization periods described
                                                 in the related prospectus
                                                 supplement.

                                            All the above factors may affect the
                                            yield to maturity of the securities.


The interest accrual period may
reduce the effective yield on your
securities............................      Interest payable on the securities
                                            on any given distribution date will
                                            include all interest accrued during
                                            the related interest accrual period.
                                            Each prospectus supplement will
                                            specify the interest accrual period
                                            for the related securities. If
                                            interest accrues during the calendar
                                            month before the related
                                            distribution date, your effective
                                            yield will be less than it would be
                                            if the interest accrual period ended
                                            the day before the distribution
                                            date. As a result, your effective
                                            yield at par may be less than the
                                            indicated coupon rate.


Loans with balloon payments may
increase your risk of loss............      Certain underlying loans may not be
                                            fully amortizing over their terms to
                                            maturity and may require a
                                            substantial principal payment (a
                                            "balloon" payment) at their stated
                                            maturity. Loans of this type involve
                                            greater risk than fully amortizing
                                            loans since the borrower generally
                                            must be able to refinance the loan
                                            or sell the related property prior
                                            to the loan's maturity date. The
                                            borrower's ability to do so will
                                            depend on such factors as the level
                                            of available mortgage rates at the
                                            time of sale or refinancing, the
                                            relative strength of the local
                                            housing market, the borrower's
                                            equity in the property, the
                                            borrower's general financial
                                            condition and tax laws.


Adjustable rate loans may be
underwritten to less stringent
standards than fixed rate loans.......      A trust fund may include adjustable
                                            rate loans that were underwritten on
                                            the assumption that the borrowers
                                            would be able to make higher monthly
                                            payments in a relatively short
                                            period of time. In fact, however,
                                            the borrowers' income may not be
                                            sufficient to meet their loan
                                            payments as payment amounts
                                            increase, thus increasing the risk
                                            of default.

Junior lien loans generally are
riskier than senior lien loans........      If the mortgage or home equity loans
                                            in a trust fund are primarily in a
                                            junior lien position, any proceeds
                                            from liquidations, insurance
                                            recoveries or condemnations must be
                                            used first to satisfy the claims of
                                            the related senior lien loans (and
                                            related foreclosure expenses) before
                                            being available to satisfy the
                                            junior lien loans. In addition, a
                                            junior mortgage lender may only
                                            foreclose subject to the related
                                            senior mortgage. As a result, the
                                            junior mortgage lender must either
                                            pay the related senior mortgage
                                            lender in full, at or before the
                                            foreclosure sale, or agree to make
                                            the regular payments on the senior
                                            mortgage. The trust will not have a
                                            source of funds to satisfy any
                                            senior mortgages or to continue
                                            making payments on them. As a
                                            result, the trust's ability, as a
                                            practical matter, to foreclose on
                                            any junior mortgage loan will be
                                            quite limited.
A decline in property values could
reduce the amount and delay the
timing of recoveries on defaulted
mortgage loans........................      The following factors, among others,
                                            could adversely affect property
                                            values in such a way that the
                                            outstanding balance of the related
                                            loans, together with any senior
                                            financing on the same properties,
                                            would equal or exceed those values:

                                              o  an overall decline in the
                                                 residential real estate markets
                                                 where the properties are
                                                 located;

                                              o  failure of borrowers to
                                                 maintain their properties
                                                 adequately; and

                                              o  natural disasters that may not
                                                 be covered by hazard insurance,
                                                 such as earthquakes and floods.

                                            If property values decline, actual
                                            rates of delinquencies, foreclosures
                                            and losses on the underlying loans
                                            could be higher than those currently
                                            experienced by the mortgage lending
                                            industry in general.

Some mortgaged properties may not be
owner occupied........................      The mortgaged properties in the
                                            trust fund may not be owner
                                            occupied. Rates of delinquencies,
                                            foreclosures and losses on mortgage
                                            loans secured by non-owner occupied
                                            properties may be higher than those
                                            on mortgage loans secured by the
                                            borrower's primary residence.

Home improvement contracts and other
loans may not have sufficient security..    A trust fund may include home
                                            improvement contracts that are not
                                            secured by an interest in real
                                            estate or otherwise. A trust fund
                                            may also include mortgage or home
                                            equity loans with original
                                            loan-to-value ratios (or combined
                                            loan-to-value ratios in the case of
                                            junior loans) greater than 100%. In
                                            these cases, the trust fund could be
                                            treated as a general unsecured
                                            creditor for the unsecured portion
                                            of these loans.

                                            If a loan of this type goes into
                                            default, the trust fund will have
                                            recourse only against the borrower's
                                            assets generally for the unsecured
                                            portion of the loan, along with the
                                            borrower's other general unsecured
                                            creditors. In a bankruptcy
                                            proceeding, the unsecured portion of
                                            the loan may be discharged, even if
                                            the value of the borrower's assets
                                            available to the trust fund would be
                                            insufficient to pay the remaining
                                            amounts owing on the loan.

Home improvement contracts will not be
stamped.................................    The depositor will ensure that a
                                            UCC-1 financing statement is filed
                                            that identifies as collateral the
                                            home improvement contracts included
                                            in a trust fund. However, unless the
                                            related prospectus supplement
                                            provides otherwise, the home
                                            improvement contracts themselves
                                            will not be stamped or marked to
                                            reflect their assignment to the
                                            trust fund. Thus, if as a result of
                                            negligence, fraud or otherwise, a
                                            subsequent purchaser were able to
                                            take physical possession of the
                                            contracts without notice of the
                                            assignment to the trust fund, the
                                            interests of the related
                                            securityholders in those contracts
                                            could be defeated.


If amounts in any pre-funding account
are not used to purchase trust assets,
you will receive a prepayment on the
related securities......................    The related prospectus supplement
                                            may provide that the depositor or
                                            seller will deposit a specified
                                            amount in a pre-funding account on
                                            the date the securities are issued.
                                            In this case, the deposited funds
                                            may be used only to acquire
                                            additional assets for the trust
                                            during a specified period after the
                                            initial issuance of the securities.
                                            Any amounts remaining in the account
                                            at the end of that period will be
                                            distributed as a prepayment of
                                            principal to the holders of the
                                            related securities. The resulting
                                            prepayment could adversely affect
                                            the yield to maturity on those
                                            securities.

Bankruptcy laws may result in adverse
claims against trust fund assets......      The federal bankruptcy code and
                                            state debtor relief laws may
                                            adversely affect the ability of the
                                            trust fund, as a secured lender, to
                                            realize upon its security. For
                                            example, in a federal bankruptcy
                                            proceeding, a lender may not
                                            foreclose on mortgaged property
                                            without the bankruptcy court's
                                            permission. Similarly, the debtor
                                            may propose a rehabilitation plan,
                                            in the case of mortgaged property
                                            that is not his principal residence,
                                            that would reduce the amount of the
                                            lender's secured indebtedness to the
                                            value of the property as of the
                                            commencement of the bankruptcy. As a
                                            result, the lender would be treated
                                            as a general unsecured creditor for
                                            the reduced amount, the amount of
                                            the monthly payments due on the loan
                                            could be reduced, and the interest
                                            rate and loan payment schedule could
                                            be changed.

                                            Any such actions could result in
                                            delays in receiving payments on the
                                            loans underlying the securities and
                                            result in the reduction of total
                                            payments.
Environmental risks may adversely
affect trust fund assets..............      Federal, state and local laws and
                                            regulations impose a wide range of
                                            requirements on activities that may
                                            affect the environment, health and
                                            safety. In certain circumstances,
                                            these laws and regulations impose
                                            obligations on owners or operators
                                            of residential properties such as
                                            those that secure the loans. Failure
                                            to comply with these laws and
                                            regulations can result in fines and
                                            penalties that could be assessed
                                            against the trust fund as owner of
                                            the related property.

                                            In some states, a lien on the
                                            property due to contamination has
                                            priority over the lien of an
                                            existing mortgage. Further, a
                                            mortgage lender may be held liable
                                            as an "owner" or "operator" for
                                            costs associated with the release of
                                            petroleum from an underground
                                            storage tank under certain
                                            circumstances. If the trust fund is
                                            considered the owner or operator of
                                            a property, it will suffer losses as
                                            a result of any liability imposed
                                            for environmental hazards on the
                                            property.
Consumer protection laws may
adversely affect trust fund assets....      The loans and contracts in each
                                            trust fund also may be subject to
                                            federal laws relating to loan
                                            origination and underwriting. These
                                            laws

                                              o  require certain disclosures to
                                                 the borrowers regarding the
                                                 terms of the loans;

                                              o  prohibit discrimination on the
                                                 basis of age, race, color, sex,
                                                 religion, marital status,
                                                 national origin, receipt of
                                                 public assistance or the
                                                 exercise of any right under the
                                                 consumer credit protection act,
                                                 in the extension of credit;

                                              o  regulate the use and reporting
                                                 of information related to the
                                                 borrower's credit experience;
                                                 and

                                              o  require additional application
                                                 disclosures, limit changes that
                                                 may be made to the loan
                                                 documents without the
                                                 borrower's consent and restrict
                                                 a lender's ability to declare a
                                                 default or to suspend or reduce
                                                 a borrower's credit limit to
                                                 certain enumerated events.

                                            Loans may also be subject to federal
                                            laws that impose additional
                                            disclosure requirements on creditors
                                            with respect to non-purchase money
                                            mortgage loans with high interest
                                            rates or high up-front fees and
                                            charges. These laws can impose
                                            specific liabilities upon creditors
                                            that fail to comply and may affect
                                            the enforceability of the related
                                            loans. In addition, the trust fund,
                                            as assignee of the creditor, would
                                            generally be subject to all claims
                                            and defenses that the borrower could
                                            assert against the creditor,
                                            including the right to rescind the
                                            loan.

                                            Home improvement contracts may be
                                            subject to federal laws that protect
                                            the borrower from defective or
                                            incomplete work by a contractor.
                                            These laws permit the borrower to
                                            withhold payment if the work does
                                            not meet the quality and durability
                                            standards agreed to between the
                                            borrower and the contractor. These
                                            laws have the effect of subjecting
                                            the trust fund, as assignee of the
                                            creditor, to all claims and defenses
                                            which the borrower in a sale
                                            transaction could assert against the
                                            seller of defective goods.

                                            If certain provisions of these
                                            federal laws are violated, the
                                            servicer may be unable to collect
                                            all or part of the principal or
                                            interest on the loans. The trust
                                            fund also could be subject to
                                            damages and administrative
                                            enforcement.

Subordinate securities are subject to
additional risk.......................      If you invest in any class of
                                            subordinate securities, your rights
                                            as an investor to receive payments
                                            otherwise due you will be
                                            subordinate to the rights of the
                                            servicer and the holders of the
                                            related senior securities. As a
                                            result, before
                                            investing in any subordinate
                                            securities, you must be prepared to
                                            bear the risk that payments on your
                                            securities may be delayed and that
                                            you might not recover all of your
                                            initial investment.

Any credit support provided by
financial instruments may be
insufficient to protect against
particular risks......................      As described under "Credit
                                            Enhancement--Financial Instruments"
                                            in this prospectus, a trust fund may
                                            include financial instruments to
                                            protect against certain risks or to
                                            provide certain cash flow
                                            characteristics for particular
                                            classes of the securities of a
                                            series. If you invest in one of
                                            these classes and the issuer of the
                                            financial instruments fails to
                                            perform its obligations, the yield
                                            to maturity, market price and
                                            liquidity of your securities could
                                            be materially adversely affected. In
                                            addition, if the issuer of the
                                            related financial instruments
                                            experiences a credit rating
                                            downgrade, the market price and
                                            liquidity of your securities could
                                            be reduced. Finally, if the
                                            financial instruments are intended
                                            to provide an approximate or partial
                                            hedge for certain risks or cashflow
                                            characteristics, the yield to
                                            maturity, market price and liquidity
                                            of your securities could be
                                            adversely affected to the extent
                                            that the financial instrument does
                                            not provide a perfect hedge.

REMIC residual securities are subject
to additional risk....................      If you invest in any class of
                                            securities that represent the
                                            "residual interest" in a real estate
                                            mortgage investment conduit (REMIC),
                                            you will be required to report as
                                            ordinary income your pro rata share
                                            of the REMIC's taxable income,
                                            whether or not you actually received
                                            any cash. Thus, as the holder of a
                                            REMIC residual interest security,
                                            you could have taxable income and
                                            tax liabilities in a year that are
                                            in excess of your ability to deduct
                                            servicing fees and any other REMIC
                                            expenses. In addition, because of
                                            their special tax treatment, your
                                            after-tax yield on a REMIC residual
                                            interest security may be
                                            significantly less than that of a
                                            corporate bond with similar
                                            cash-flow characteristics and
                                            pre-tax yield. Transfers of REMIC
                                            residual interest securities are
                                            also restricted.


FASIT ownership securities are
subject to additional risk............      If you are a fully taxable domestic
                                            corporation that invests in any
                                            class of securities representing the
                                            "ownership interest" in a financial
                                            asset securitization investment
                                            trust (FASIT), you will be required
                                            to report as ordinary income your
                                            pro rata share of the FASIT's
                                            taxable income, whether or not you
                                            actually received any cash. Thus, as
                                            the holder of a FASIT ownership
                                            interest security, you could have
                                            taxable income and tax liabilities
                                            in a year that are in excess of your
                                            ability to deduct servicing fees and
                                            any other FASIT expenses. In
                                            addition, because of their special
                                            tax treatment, your after-tax yield
                                            on a FASIT ownership interest
                                            security may be significantly less
                                            than that of a corporate bond with
                                            similar cash-flow characteristics
                                            and pre-tax yield. Transfers of
                                            FASIT ownership interest securities
                                            are also restricted.


Book-entry registration may limit
your ability to sell securities and
delay your receipt of payments........      Limit on Liquidity of Securities.
                                            Securities issued in book-entry form
                                            may have only limited liquidity in
                                            the resale market, since investors
                                            may be unwilling to purchase
                                            securities for which they cannot
                                            obtain physical instruments.

                                            Limit on Ability to Transfer or
                                            Pledge. Transactions in book-entry
                                            securities can be effected only
                                            through The Depository Trust
                                            Company, its participating
                                            organizations, its indirect
                                            participants and certain banks. As a
                                            result, your ability to transfer or
                                            pledge securities issued in
                                            book-entry form may be limited.

                                            Delays in Distributions. You may
                                            experience some delay in the receipt
                                            of distributions on book-entry
                                            securities since the distributions
                                            will be forwarded by the trustee to
                                            DTC for DTC to credit to the
                                            accounts of its participants. In
                                            turn, these participants will credit
                                            the distributions to your account
                                            either directly or indirectly
                                            through indirect participants.

Ratings of the securities do not
address all investment risks and must
be viewed with caution................      Any class of securities issued under
                                            this prospectus and the accompanying
                                            prospectus supplement will be rated
                                            in one of the four highest rating
                                            categories of a nationally
                                            recognized rating agency. A rating
                                            is based on the adequacy of the
                                            value of the trust fund assets and
                                            any credit enhancement for that
                                            class and reflects the rating
                                            agency's assessment of the
                                            likelihood that holders of the class
                                            of securities will receive the
                                            payments to which they are entitled.
                                            A rating is not an assessment of the
                                            likelihood that principal
                                            prepayments on the underlying loans
                                            will be made, the degree to which
                                            the rate of prepayments might differ
                                            from that originally anticipated or
                                            the likelihood of an early
                                            termination of the securities. You
                                            should not view a rating as a
                                            recommendation
                                            to purchase, hold or sell securities
                                            because it does not address the
                                            market price or suitability of the
                                            securities for any particular
                                            investor.

                                            There is no assurance that any
                                            rating will remain in effect for any
                                            given period or that the rating
                                            agency will not lower or withdraw
                                            the rating in the future. The rating
                                            agency could lower or withdraw its
                                            rating due to:

                                              o  any decrease in the adequacy of
                                                 the value of the trust fund
                                                 assets or any related credit
                                                 enhancement, or

                                              o  an adverse change in the
                                                 financial or other condition of
                                                 a credit enhancement provider.

                          Description of the Securities

General

         Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of certificates will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

         Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the related servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement.

         Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

         The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

         Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance
(PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

         Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

         Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the servicer in the name of the trustee):

         o all payments with respect to the primary assets for that series (see, "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

         o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

         o amounts available pursuant to any other credit enhancement for the series.

         If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

The Primary Assets and Their Valuation

         The primary assets of each trust fund may include one or more pools of the following:

         o  Residential Loans,

         o  Home Equity Loans,

         o  Home Improvement Contracts,

         o  Manufactured Housing Contracts,

         o  Agency Securities, and

         o  Private Label Securities.

         When we use the term "loans" in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

         If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

Payments of Interest

         The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

Payments of Principal

         On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

Final Scheduled Distribution Date

         The final scheduled distribution date with respect to each class of a series of notes is the date no later than which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

         Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See "--Weighted Average Lives of the Securities" below.

Special Redemption

         If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

Optional Redemption, Purchase or Termination

         The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. If specified in the prospectus supplement, in the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended.

         In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

Weighted Average Lives of the Securities

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

         There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

                                 The Trust Funds

General

         The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

         o  the primary assets of the trust fund;

         o amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

         o any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

         o REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

         o the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

         The securities will be non-recourse obligations of the related trust fund. Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

         The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

         If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

         Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

         o to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

         o  to issue the related securities,

         o  to make payments and distributions on the securities, and

         o  to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

The Loans

         General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

         In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

         o  Interest may be payable at

            -  a fixed rate,

            - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

            - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

            -  a rate that otherwise varies from time to time, or

            - a rate that is convertible from an adjustable rate to a fixed rate.

         Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

         o  Principal may be

            - payable on a level debt service basis to fully amortize the loan over its term,

            - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

            -  nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

         o  Monthly payments of principal and interest may

            -  be fixed for the life of the loan,

            -  increase over a specified period of time or

            -  change from period to period.

         Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

         Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

         Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

         o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

         o A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

         o  A borrower may fail to make the required periodic payment.

         o Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

         o a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

         o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

         Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

         Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

         The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

         Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

         The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

         The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended.. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

         The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

         The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

         The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

         The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

         o  the aggregate unpaid principal balance of the loans;

         o the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

         o  the range and average principal balance of the loans;

         o the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

         o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

         o the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

         o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

         o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

         o the geographic distribution of any mortgaged properties securing the loans;

         o for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

         o  the lien priority of the loans;

         o  the delinquency status and year of origination of the loans;

         o whether the loans are closed-end loans and/or revolving credit line loans; and

         o in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

         The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

         If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days after the initial issuance of the securities.

Private Label Securities

         General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

         o pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

         o collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

         The Private Label Securities will previously have been

         o offered and distributed to the public pursuant to an effective registration statement, or

         o purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

         Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

         The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

         The issuer Private Label Securities will be


         o a financial institution or other entity engaged generally in the business of lending,

         o a public agency or instrumentality of a state, local or federal government, or

         o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

         If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

         Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

         The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

         Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

         Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

         o the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

         o the maximum original term to stated maturity of the Private Label Securities,

         o the weighted average term to stated maturity of the Private Label Securities,

         o the pass-through or certificate rate or range of rates of the Private Label Securities,

         o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

         o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

         o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

         o the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

         o the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

         o the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

         o the servicing fee or range of servicing fees with respect to the underlying loans,

         o the minimum and maximum stated maturities of the underlying loans at origination,

         o  the lien priority of the underlying loans, and

         o the delinquency status and year of origination of the underlying loans.

         The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

Agency Securities

         Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

         Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

         Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

         The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

         If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

         Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

         Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

         Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

         o  fixed-rate level installment conventional mortgage loans,

         o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

         o  adjustable rate conventional mortgage loans, or

         o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

         Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a

Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

         Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

         Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

         Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

         Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Collection and Distribution Accounts

         A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

         o the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

         o all amounts received with respect to the primary assets of the related trust fund, and

         o unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

         If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

         If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

         o  the sum of

            o the amount of interest accrued on the securities of the series, and

            o if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

         o the amount of interest available from the primary assets in the trust fund.

         Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               Credit Enhancement

         If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

Subordinated Securities

         If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

Insurance Policies, Surety Bonds and Guaranties

         If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

         o maintaining timely payments or providing additional protection against losses on the trust fund assets;

         o  paying administrative expenses; or

         o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

Over-Collateralization

         If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

Other Insurance Policies

         If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

         Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

         Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

         o  the cost of repair or replacement of the property, and

         o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

         If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

Reserve Funds

         If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

         Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

         Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

Cross-Collateralization

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

         o the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

         o the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

Minimum Principal Payment Agreement

         If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

Deposit Agreement

         If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

Financial Instruments

         If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

         o to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

         o to provide payments if any index rises above or falls below specified levels; or

         o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

         The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                               Servicing of Loans

General

         Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

Collection Procedures; Escrow Accounts

         The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

         o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

         o to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

         If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

         Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

         o an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

         o an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

         o all payments in respect of principal, including prepayments, on the primary assets;

         o all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

         o all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

         o  all Insurance Proceeds;

         o all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

         o all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

         o all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

         Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

         o to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

         o to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

         o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

         o in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

         o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

         o to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

         o to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

         o to clear and terminate the collection account pursuant to the related agreement.

         In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

Advances and Limitations on Advances

         The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

         Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

         The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

         o the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

         o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

         Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

         o the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

         o  the outstanding principal balance of the related loan.

Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

         Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Realization upon Defaulted Loans

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

         o the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

         o its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

         The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

Enforcement of Due-on-Sale Clauses

         Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

         Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

         Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

         When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

         Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

         Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

Evidence as to Compliance

         If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

         If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

         The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

         If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

         Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

         o  services similar loans in the ordinary course of its business;

         o  is reasonably satisfactory to the trustee;

         o has a net worth of not less than the amount specified in the prospectus supplement;

         o would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

         o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

         No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

         Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 The Agreements

         The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Assignment of Primary Assets

         General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

         Assignment of Mortgage Loans. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

         If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

         Assignment of Home Improvement Contracts. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.

         Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans -- The Home Improvement Contracts and the Manufactured Housing Contracts."

         Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

         o  the original principal amount,

         o  its unpaid principal balance as of the cut-off date,

         o  the current interest rate,

         o  the current scheduled payment of principal and interest,

         o  the maturity date, if any, of the related note, and

         o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

         Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

         o  the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

         o immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

         o there has been no other sale of the Agency or Private Label Securities, and

         o there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

         Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the sum of:

         o  the lesser of

            o  the principal balance of the primary asset, and

            o  the trust fund's federal income tax basis in the primary asset;

plus

         o accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

         Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

         o it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

         o it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

         o it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,

         o it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and

         o if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

         Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

         The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

         No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Reports to Holders

         The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

         o the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

         o the amount of interest distributed to holders of the related securities and the current interest on the securities;

         o the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

         o the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

         o the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;

         o the amount of any delinquencies with respect to payments on the related primary assets;

         o the book value of any REO property acquired by the related trust fund; and

         o  other information specified in the related agreement.

         In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

         o the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

         o the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

         Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

         If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

Events of Default; Rights upon Event of Default

         Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, "events of default under the pooling and servicing agreement for each series of certificates include:

         o any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

         o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

         In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

         During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

         Indenture. Unless otherwise specified in the related prospectus supplement, "events of default" under the indenture for each series of notes include:

         o a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

         o failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty
            (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

         o any other event of default specified with respect to notes of that series.

         If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

         If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

         o the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

         o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

         o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

         In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

The Trustees

         The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

Duties of Trustees

         No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

         Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustees

         Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

         o if the trustee ceases to be eligible to continue as such under the related agreement, or

         o  if the trustee becomes insolvent, or

         o the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

Amendment of Agreement

         Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

         o  to cure any ambiguity,

         o to correct any defective provisions or to correct or supplement any provision in the agreement,

         o to add to the duties of the depositor, the applicable trustee or the servicer,

         o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

         o to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the servicer or any trustee is obligated to maintain or improve the rating), or

         o  to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

         Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

         o reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

         o reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

Voting Rights

         The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

List of Holders

         Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

         No agreement will provide for the holding of any annual or other meeting of holders.

Book-Entry Securities

         If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC Administrator

         For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

Termination

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

         Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

         In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       Material Legal Aspects of the Loans

         The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

Mortgages

         The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Environmental Risks

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

         A regulation promulgated by the U.S. Environmental Protection Agency
(EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

         o exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

         o exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

         ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

         If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

Rights of Redemption

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

         The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the security holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses in Mortgage Loans

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

Enforceability of Prepayment and Late Payment Fees

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

         Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts and the Manufactured Housing Contracts

         General

         The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements

         A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements

         So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Security Interests in the Manufactured Homes

         The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Sales Contracts

         The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

         The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Civil Relief Act

         Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

         o are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

         o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

         o may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military service, the court may apply equitable principles accordingly.

If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                  The Depositor

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is
(212) 272-2000.

         The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor's Limited Liability Company Agreement limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                 Use of Proceeds

         The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

         o  to purchase the primary assets of the related trust fund,

         o to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

         o to establish any reserve funds described in the related prospectus supplement, and

         o to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

         If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

                   Material Federal Income Tax Considerations

General

         The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Sidley Austin Brown & Wood LLP, Stroock & Stroock & Lavan LLP, Thacher Proffitt & Wood LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Code. Prospective investors should consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

         The federal income tax consequences to security holders will vary depending on whether

         o  the securities of a series are classified as indebtedness;

         o an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit or REMIC under the Code;

         o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series;

         o an election is made to treat the trust fund relating to a particular series of certificates as a partnership; or

         o an election is made to treat the trust fund relating to a particular series of securities as a financial asset securitization investment trust or FASIT under the Code.

         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

Taxation of Debt Securities

         Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

         o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and

         o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

         Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

         In the opinion of tax counsel, "compound interest securities" (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) and certain of the other debt securities issued at a discount may be issued with "original issue discount" or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

         In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security.

         The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than "qualified stated interest" payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and constituting qualified stated interest. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments thereon will not be treated as qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of
(i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

         Under the de minimis rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.

         In addition, under the OID Regulations, there is a special method for determining whether the original issue discount for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis. In that case, the original issue discount will be caused to be more than de minimis only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any "true" discount on such debt security (i.e., the excess of the debt security's stated principal amount over its issue price) exceeds the de minimis amount, then the stated interest on the debt security will be treated as OID rather than qualified stated interest.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

         o  the interest is unconditionally payable at least annually,

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

         o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

         The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities.

Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, trustee intends to base its computation on section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the original issue discount that accrued during the accrual period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

         Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

         o  sum of

                  (a) the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

                  (b) the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

         o the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

         o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

         o  events that have occurred before the end of the accrual period and

         o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

         Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

         Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities" below.

         Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

         Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

         o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

         o in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Taxation of the REMIC and its Holders

         General. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, in the opinion of tax counsel:

         o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and

         o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of
            Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consist of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC Expenses; Single Class REMICs

         As a general rule, in the opinion of tax counsel, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of

         o 3% of the excess of adjusted gross income over the applicable amount, or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

         o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

         o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

Taxation of the REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of Residual Interest Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

         Calculation of REMIC Income. In the opinion of tax counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

         o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

         o deductions, including stated interest and original issue discount accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. A REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

         o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

         o subject to a limited exception, the sale or other disposition of a cash flow investment;

         o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

         o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

         In the opinion of tax counsel, the holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

         In the opinion of tax counsel, the holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument.

         Limitation on Losses. In the opinion of tax counsel, the amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

         Distributions. In the opinion of tax counsel, distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

         Sale or Exchange. In the opinion of tax counsel, the holder of a residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest security holder's adjusted basis in the newly acquired asset.

         Excess Inclusions. In the opinion of tax counsel, the portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual interest securities continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder.

         o First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

         o Second, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

         o Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of

         o REMIC taxable income for the quarterly period allocable to a residual interest security,

over

         o the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

         If a residual interest security is transferred to a disqualified organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity), that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         The REMIC Regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined in "Tax Treatment of Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the non-economic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

         (a) the "formula test":

                  the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

                  (1) the present value of any consideration given to the transferee to acquire the residual interest;

                  (2) the present value of the expected future distributions on the residual; and

                  (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

         (b) the "asset test":

                  (1) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy the asset test.

                  (2) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

                  (3) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

         For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

         Mark-to-Market Rules. A REMIC residual interest security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Inducement Fees

         Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income

         (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or

         (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of non-economic REMIC residual interests. Prospective purchasers of the non-economic REMIC residual interests should consult with their tax advisors regarding the effect of these proposed regulations

Tax Status as a Grantor Trust

         General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then, in the opinion of tax counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as "pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         In the opinion of tax counsel, each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under section 162 or section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of:

         o 3% of the excess of adjusted gross income over the applicable amount, or

         o 80% of the amount of itemized deductions otherwise allowable for that taxable year.

         This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

         Discount or Premium on Pass-Through Securities. In the opinion of tax counsel, the holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --Market Discount" and "--Premium" above.

         In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan's principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to stripped securities and other pass-through securities.

Under the cash flow bond method described above for pay-through securities, a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as stripped securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to pass-through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

         Under certain circumstances, if the loans prepay at a rate faster than the prepayment assumption, the use of the cash flow bond method may accelerate the holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate the holder's recognition of income.

         In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

         Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

         o in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

         o the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

         o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

         o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

         o "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities and stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made, in the opinion of tax counsel, a holder's tax basis in a security is the price the holder pays for the security, increased by amounts of OID or market discount included in income, and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the Security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         In the case of a security held by a bank, thrift, or similar institution described in section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

         o the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over

         o the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

Miscellaneous Tax Aspects

         Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made, a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. The current backup withholding rate is 28%. This withholding generally applies if the holder of a security:

         o fails to furnish the applicable trustee with its taxpayer identification number;

         o furnishes the applicable trustee an incorrect taxpayer identification number;

         o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

         o under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made, under the Code, unless interest (including
OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax. However, interest will not qualify as portfolio interest where:

         o the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

         o the recipient is a controlled foreign corporation to which the issuer is a related person.

         For interest to qualify for the portfolio interest exemption from U.S. withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-

8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC Regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

Tax Characterization of the Trust Fund as a Partnership

         Tax counsel is of the opinion that a trust fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the trust fund were taxable as a corporation for federal income tax purposes, in the opinion of tax counsel, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is, (except as otherwise provided in the related prospectus supplement,) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of tax counsel, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that is a "short-term note" (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Disposition. In the opinion of tax counsel, if a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. In the opinion of tax counsel, interest payments made (or accrued) to a noteholder who is a "foreign person" (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

         o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code; and

         o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the certificate, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the certificate and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the certificates. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The current backup withholding rate is 28%.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates

         Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. If the trust fund is a partnership, in the opinion of tax counsel, the trust fund will not be subject to federal income tax. Rather, in the opinion of tax counsel, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         In the opinion of tax counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

         o the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

         o any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

         o prepayment premium payable to the certificateholders for that month; and

         o any other amounts of income payable to the certificateholders for that month.

         This allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, in the opinion of tax counsel, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, in the opinion of tax counsel, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         In the opinion of tax counsel, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         In the opinion of tax counsel, an individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, in the opinion of tax counsel, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

         If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

         Section 708 Termination. In the opinion of tax counsel, under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, in the opinion of tax counsel, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

         o the name, address and taxpayer identification number of the nominee; and

         o as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

         In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 35% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The current backup withholding rate is 28%.

                             Reportable Transactions

         Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the securities. There are pending in Congress legislative proposals that, if enacted, would impose significant penalties for failing to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

                            State Tax Considerations

         In addition to the federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                                FASIT Securities

         General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations for FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT securities. With respect to each series of FASIT securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT securities will be classified as either FASIT "regular securities," which generally will be treated as debt for federal income tax purposes, or FASIT "ownership securities," which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for the series, and which securities of the series will be designated as regular securities, and which, if any, will be designated as ownership securities.

         Qualification as a FASIT. The trust fund underlying a series (or one or more designated pools of assets held in the trust fund) will qualify under the Code as a FASIT in which the FASIT regular securities and the FASIT ownership securities will constitute the "regular interests" and the "ownership interests," respectively, if

         o  a FASIT election is in effect,

         o certain tests concerning the composition of the FASIT's assets and the nature of the holders' interests in the FASIT are met on a continuing basis, and

         o the trust fund is not a regulated investment company or RIC as defined in section 851(a) of the Code.

         However, the qualification as a FASIT of any trust fund for which a FASIT election is made depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any trust for which a FASIT election is made at any particular time after the issuance of securities by the trust.

         Asset Composition. In order for a trust fund (on one or more designated pools of assets held by a trust fund) to be eligible for FASIT status, substantially all of the assets of the trust fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter. Permitted assets include o cash or cash equivalents,

         o debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate,

         o  foreclosure property,

         o certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

         o contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

         o  FASIT regular interests, and

         o  REMIC regular interests.

         o Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to the holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT must meet certain requirements. All of the interests in a FASIT must belong to either

         o  one or more classes of regular interests or

         o a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of series that include FASIT ownership securities, the ownership interest will be represented by the FASIT ownership securities.

         A FASIT interest generally qualifies as a regular interest if

         o  it is designated as a regular interest,

         o  it has a stated maturity no greater than thirty years,

         o  it entitles its holder to a specified principal amount,

         o the issue price of the interest does not exceed 125% of its stated principal amount,

         o the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

         o if it pays interest, such interest is payable either at a fixed rate with respect to the principal amount of the regular interest or at a permissible variable rate with respect to the principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities" in this prospectus.

         If a FASIT security fails to meet one or more of the requirements set out in the third, fourth or fifth bullet in the preceding paragraph, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "high-yield interest." In addition, if a FASIT security fails to meet the requirements of the final bullet in the preceding paragraph, but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a high-yield interest. A high-yield interest may be held only by domestic corporations that are fully subject to corporate income tax, other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offset of income derived from such interest. See "--Tax Treatment of FASIT Regular Securities" and "--Treatment of High-Yield Interests" below.

         Anti-Abuse Rule. Under proposed Treasury regulations, the IRS Commissioner may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

         Consequences of the Failure of the FASIT Trust to Qualify as a FASIT. If a FASIT trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT trust would be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT would be determined under general federal income tax principles. The holder of the FASIT ownership security would be treated as exchanging the assets of the former FASIT for an amount equal to their value and gain recognized would be treated as gain from a prohibited transaction that is subject to the 100% tax, without exception. Loss, if any, would be disallowed. In addition, the holder of the FASIT ownership security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT regular security outstanding immediately before the loss of FASIT status over its fair market value. If the holder of the FASIT ownership security has a continuing economic interest in the former FASIT, the characterization of this interest is determined under general federal income tax principles. Holders of FASIT regular securities are treated as exchanging their securities for interests in the new entity classification of the former FASIT, which classification is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the new entity classification of the former FASIT equals the basis in the FASIT regular security increased by any gain recognized on the exchange.

         Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT regular securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC regular securities. As in the case of holders of REMIC regular securities, holders of FASIT regular securities must report income from such securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular security generally will be treated as ordinary income to the holder and a principal payment on the security will be treated as a return of capital to the extent that the holder's basis is allocable to that payment. Holders of FASIT regular securities issued with original issue discount or acquired with market discount or premium generally will be required to treat interest and principal payments on the securities in the same manner described for REMIC regular securities. See "Material Federal Income Tax Considerations--Taxation of Debt Securities," "--Market Discount," and "--Premium" in this prospectus. High-yield interests may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of high-yield interests are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

         If a FASIT regular security is sold or exchanged, the holder generally will recognize gain or loss upon the sale in the manner described above for securities other than REMIC regular interest securities. See "Material Federal Income Tax Considerations--Sale or Exchange" in this prospectus. In addition, if a FASIT regular security becomes wholly or partially worthless as a result of default and delinquencies of the underlying assets, the holder of the security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Effects of Default and Delinquencies" in this prospectus.

         FASIT regular securities held by a real estate investment trust or REIT will qualify as "real estate assets" within the meaning of section 856(c) (4)(A) of the Code, and interest on such securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code to the same extent that REMIC securities would be so considered. FASIT regular securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in section 7701(a)(19) of the Code to the same extent that REMIC securities would be so considered. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans" in this prospectus. In addition, FASIT regular securities held by a financial institution to which section 585 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. FASIT securities will not qualify as "government securities" for either REIT - or RIC
- qualification purposes.

         Treatment of High-Yield Interests. High-yield interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT security with losses. High-yield interests may be held only by eligible corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the high-yield interest.

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular security and that have the same features as high-yield interests.

         Tax Treatment of FASIT Ownership Securities. A FASIT ownership security represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT security as are the holders of high-yield interests. See "FASIT Securities--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT ownership securities. Accordingly, losses on dispositions of a FASIT ownership security generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other FASIT ownership security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool described in section 7701 of the Code that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership security was required to be marked-to-market under section 475 of the Code by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

         The holder of a FASIT ownership security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT securities will be subject to backup withholding to the same extent holders of REMIC securities would be subject. See "Certain Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT securities generally will be treated in the same manner as holders of REMIC securities.

         Under proposed Treasury regulations, if a non-U.S. Person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax, such as a partnership or a trust) a FASIT regular security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. Person FASIT regular security holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the United States branch of a non-U.S. Person and the non-U.S. Person FASIT regular security holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

         Due to the complexity of the federal income tax rules applicable to holders and the considerable uncertainty that exists with respect to many aspects of those rules, potential investors should consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the securities.


                              ERISA Considerations

         The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

         ERISA and section 4975 of the Code impose requirements on employee benefit plans - and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested - and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

         The United States Department of Labor (DOL) has issued final regulations under section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must

         o disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

         o allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

         o give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

         Under the plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed Plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser should consult with counsel before purchasing a note using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

         o has investment or administrative discretion with respect to such Plan assets;

         o has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

         o  is an employer maintaining or contributing to such Plan.

         In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as:

         o Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;"

         o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

         o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

         o PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

         o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

         The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the plan asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

         If no exception under the plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

         The DOL issued to Bear, Stearns & Co. Inc. ("Bear, Stearns") an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which is set forth in Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which Bear, Stearns or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

         The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

         o The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party.

         o The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same trust fund, other than in the case of a "designated transaction" (as defined below).

         o The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's, a division of the McGraw-Hill Companies, Inc.

         o The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted notional principal transaction, or any of their respective affiliates (together with the trustee and the underwriters, the "restricted group").

         o The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

         o The Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         For purposes of the underwriter exemption, a "designated transaction" means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

         Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

         o the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

         o the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in section 3(16)(B) of ERISA);

         o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

         o a Plan's investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         o The funding limit (i.e., the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered) must not exceed 25%.

         o All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

         o The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

         o Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

         o In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

         1. the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

         2. an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

         o The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

         o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

         o  The related prospectus or prospectus supplement must describe:

         1. any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

         2. the duration of the period of pre-funding;

         3. the percentage and/or dollar amount of the funding limit for the trust; and

         4. that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.

         o The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

         The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by Bear, Stearns, rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

         In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

         o the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

         o the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

         o the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  Legal Matters

         The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York, Stroock & Stroock & Lavan LLP, New York, New York, Thacher Proffitt & Wood LLP, New York, New York or other counsel designated in the prospectus supplement.

                              Financial Information

         A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              Available Information

         The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                Incorporation of Certain Information by Reference

         This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                     Ratings

         It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

         Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

         The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         Legal Investment Considerations

         Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Credit Enhancement Act of 1984, as amended. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              Plan of Distribution

         The depositor may offer each series of securities through Bear, Stearns & Co. Inc. (BS&Co.) or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

         This prospectus may be used, to the extent required, by BS&Co. in connection with offers and sales related to market-making transactions. BS&Co. may act as principal or agent in such transactions. Such transactions will be at prices related to the prevailing market prices at the time of sale.

                                Glossary of Terms

         Agency Securities. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

         Asset Value. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

         o the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

         o  the then outstanding principal balance of the primary assets.

         Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

         Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

         Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

         Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

         Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

         OID Regulations. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

         Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

         Private Label Securities. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

         Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

         U.S. Person: Any of the following:

         o  a citizen or resident of the United States;

         o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

         o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

                      [This page intentionally left blank]

                      [This page intentionally left blank]

                                 $1,282,364,000
                                 (APPROXIMATE)





             BEAR STEARNS ASSET BACKED SECURITIES I TRUST 2004-FR3
                                     ISSUER





                   ASSET-BACKED CERTIFICATES, SERIES 2004-FR3





                            EMC MORTGAGE CORPORATION
                           SELLER AND MASTER SERVICER





                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                   DEPOSITOR






BEAR, STEARNS & CO. INC.                         BANC OF AMERICA SECURITIES LLC


    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the Series 2004-FR3 Asset-Backed Certificates in any state where the offer is not permitted.

    Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the certificates offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                October 25, 2004